UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

CATHAY GENERAL BANCORP

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To Our Stockholders:

We are pleased to invite you to attend the annual meeting of stockholders of Cathay General Bancorp. The annual meeting will be held on Monday, May 12, 2025, at 5:00 p.m., Pacific Time, exclusively in a virtual meeting format.

At the annual meeting, you will be asked to elect four Class II directors to serve until the 2028 annual meeting of stockholders, to approve the Cathay General Bancorp 2005 Incentive Plan (As Amended and Restated), to vote on an advisory (non-binding) resolution to approve our executive compensation, and to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year, all as further described in the accompanying proxy statement. You will be able to vote and submit questions electronically and will be able to attend in person via the Internet.

Your vote is very important to us. Whether or not you expect to attend the annual meeting, we encourage you to cast your vote via the Internet, by telephone, or if preferred, by completing, signing, and returning your proxy card in the accompanying return envelope. Specific instructions for voting via the Internet or by telephone are stated on the proxy card. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from them to vote your shares. A majority of the outstanding shares of our common stock must be represented, either in person or by proxy, for us to transact business at the annual meeting. Your cooperation is much appreciated.

Sincerely yours, Dunson K. Cheng Executive Chairman of the Board

Los Angeles, California

April 10, 2025

777 NORTH BROADWAY LOS ANGELES | CALIFORNIA 90012

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 12, 2025

To The Stockholders of Cathay General Bancorp:

Notice is hereby given that the annual meeting of stockholders of Cathay General Bancorp will be held on Monday, May 12, 2025, at 5:00 p.m. Pacific Time, for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect four Class II directors to serve until the 2028 annual meeting of stockholders, and until their successors have been elected and qualified;

2.	To approve the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated;

3.	To vote on an advisory (non-binding) resolution to approve our executive compensation disclosed in the accompanying proxy statement;

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year; and

5.	To transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.

The annual meeting will be held exclusively by means of virtual format. You will be able to vote and submit questions electronically during the annual meeting. To be admitted to the annual meeting at http://www.virtualshareholdermeeting.com/CATY2025, you must enter the control number on your proxy card.

The Board of Directors has fixed March 20, 2025, as the record date for the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting.

Please cast your vote via the Internet, by telephone, or by completing, signing, and returning your proxy card in the accompanying return envelope. If you mail the envelope in the United States, it does not require postage. If you attend the annual meeting remotely, you may choose to vote at the annual meeting by following the instructions available on the meeting website. If you do so, your prior voting instructions, if any, will be disregarded. It is important that you vote promptly via the Internet, by telephone, or by returning your proxy card prior to the annual meeting even if you plan to attend the meeting in person via Internet.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 12, 2025. This proxy statement and Cathay General Bancorp’s Annual Report for the year ended December 31, 2024 are also available free of charge electronically at https://www.cathaygeneralbancorp.com/cathay-general/stockholder-information/annual-meeting-materials and will remain available on the website through the conclusion of the annual meeting of stockholders.

By Order of the Board of Directors, May K. Chan Corporate Secretary

Los Angeles, California

April 10, 2025

i

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary is designed as an aid and does not contain all of the information that you should consider in deciding how to vote. As such, you should read this entire proxy statement carefully before voting.

Annual Meeting of Stockholders

Date and Time: Record Date:	Monday, May 12, 2025, 5:00 p.m., Pacific Time March 20, 2025	Place:	Virtual meeting link www.virtualshareholdermeeting.com/CATY2025 You must enter the control number on your proxy card.

Voting:	Holders of record of our common stock at the close of business on the record date.	Attendance:	Stockholders as of the record date and their duly appointed proxies may attend the annual meeting remotely.

Proposals and Voting Recommendations

Proposal	Board Recommendation	Page
1. Election of Directors	FOR EACH NOMINEE	7
2. Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated	FOR	48
3. Advisory (Non-Binding) Vote to Approve our Executive Compensation	FOR	55
4. Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	56

PROPOSAL ONE — Election of Directors

The first proposal is to elect four Class II directors to serve until the 2028 annual meeting of stockholders, and their successors have been elected and qualified. The following table provides summary information about each nominee.

Name of Nominee	Class	Age	Principal Occupation	Director Since
Dunson K. Cheng	II	80	Executive Chairman of Cathay General Bancorp and Cathay Bank	1990
Chang M. Liu	II	58	President and Chief Executive Officer of Cathay General Bancorp and Cathay Bank	2020
Shally Wang */	II	68	Retired, Former General Manager at IBM Greater China Group	2021
Elizabeth Woo	II	46	Associate Professor of the Practice of Accounting at USC	2024

*/

As described on page 7, Ms. Wang is currently serving as a Class I director but is being nominated at this annual meeting to serve as a Class II director. If she is elected to serve as a Class II director at the annual meeting, she will resign her position as a Class I director concurrent with her election.

PROPOSAL TWO — Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated

The term of our 2005 Incentive Plan as amended and restated in May 2015, expires in May 2025. We are seeking our stockholders to approve the 2005 Incentive Plan, As Amended and Restated (the “Amended Plan”), to extend the term for another ten years, increase the number of shares available for issuance under the Amended Plan to a total of 3,000,000, and amend the Amended Plan in certain other respects, as further described on page 48.

PROPOSAL THREE — Advisory (Non-Binding) Vote to Approve our Executive Compensation

Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), enables our stockholders to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with the rules of the Securities and Exchange Commission (the “SEC”). Accordingly, the Board of Directors is submitting the following resolution for stockholder consideration:

“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement, is hereby APPROVED.”

PROPOSAL FOUR — Ratification of the Appointment of Independent Registered Public Accounting Firm

We are asking our stockholders to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2025 fiscal year. Although ratification is not legally required, we are submitting the appointment of KPMG to our stockholders for ratification in the interest of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

ii

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

MAY 12, 2025

The Board of Directors of Cathay General Bancorp (the “Board”) is furnishing this proxy statement to the holders of record of our common stock to solicit proxies for use at our 2025 annual meeting of stockholders and any adjournments or postponements of the annual meeting. In this proxy statement, “Bancorp,” the “Company,” “we,” “us,” and “our” refer to Cathay General Bancorp, a Delaware corporation. This proxy statement and the enclosed proxy card were first mailed to stockholders on or about April 10, 2025.

INFORMATION ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting? At the annual meeting, our stockholders will be asked to:

1.   Elect four Class II directors to serve until the 2028 annual meeting of stockholders, and their successors have been elected and qualified;

2.   To approve the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated;

3.   Vote on an advisory (non-binding) resolution to approve our executive compensation disclosed in this proxy statement;

4.   Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2025 fiscal year; and

5.   Transact such other business as may properly be brought before the annual meeting or any adjournments or postponements of the annual meeting.

When and where will the annual meeting be held? The annual meeting will be held on May 12, 2025, at 5:00 p.m., Pacific Time exclusively in a virtual format at www.virtualshareholdermeeting.com/CATY2025.

Who can attend the annual meeting via Internet? All stockholders at the close of business on the record date and their duly appointed proxies may attend the annual meeting in person via Internet. To be admitted to the annual meeting via the Internet, you must enter the control number on your proxy card.

INFORMATION ABOUT VOTING AND PROXIES

Who is entitled to vote at the annual meeting? The Board has fixed March 20, 2025, as the record date for the annual meeting. Only holders of record of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the annual meeting. On the record date, 70,004,272 shares of our common stock were outstanding.

How many shares must be present to transact business at the annual meeting? A quorum is required for our stockholders to transact business at the annual meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock constitutes a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” and broker non-votes will be counted towards determining whether or not a quorum is present. If the shares represented at the annual meeting are not sufficient to constitute a quorum, we may adjourn or postpone the annual meeting to permit the further solicitation of proxies.

How many votes am I entitled to? Each stockholder of record is entitled to one vote for each share of our common stock registered in the stockholder’s name. Shares may not be voted cumulatively for the election of directors or otherwise.

What is the difference between a “stockholder of record” and a “beneficial owner?” These terms describe how your shares are held. If your shares are registered directly in your name with our transfer agent, then you are a “stockholder of record” of those shares. As a stockholder of record, you have the right to vote by proxy via the Internet, by telephone, by mail, or in person via the Internet at the annual meeting.

If your shares are held in an account by a broker, bank, trust company, or other similar organization, then you are a “beneficial owner” of those shares and the organization holding your shares is considered the “stockholder of record” for purposes of voting at the annual meeting. If you are a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account.

How do I vote my shares? If you are a stockholder of record, there are four ways to vote:

•     By Internet Before the Annual Meeting Date. You may vote by proxy via the Internet before the annual meeting date by following the instructions provided in the proxy card.

•     By Telephone. You may vote by proxy by calling the toll- free number on the proxy card.

•     By Mail. You may vote by proxy by filling out the proxy card and returning it in the enclosed postage-prepaid envelope.

•     By Internet at the Annual Meeting. You may attend the annual meeting in person via the Internet on May 12, 2025, at 5:00 p.m. Pacific Time, by logging into the virtual meeting at www.virtualshareholdermeeting.com/CATY2025. To vote at the meeting, you must enter your control number at login.

If you vote via the Internet, by telephone, or complete and mail the proxy card, and we receive it on or before the voting date, your shares will be voted as you direct. Even if you plan to attend the annual meeting in person via the Internet, we encourage you to cast your vote before the annual meeting via the Internet, by telephone, or if you prefer, by completing, signing, dating, and returning the proxy card.

If you are a beneficial owner and your shares are held in a brokerage account or by a bank or other nominee, your ability to vote by telephone or the Internet depends on your broker’s voting process. Please follow the directions provided to you by your broker, bank or nominee.

What are broker non-votes? The term “broker non-votes” generally refers to shares that are held by a broker or other nominee in its name for the benefit of its clients but that cannot be voted because the broker or nominee is precluded from voting on “non-routine matters” and has not received voting instructions from the beneficial owner on those matters.

If you hold your shares in a brokerage account and do not give voting instructions to your broker on proposals that are considered “non-routine,” your broker cannot vote them for you and your shares will be treated as broker non-votes. At the annual meeting, Proposal One (Election of Directors), Proposal Two (Approval of the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated) and Proposal Three (Advisory (Non-Binding) Vote to Approve Our Executive Compensation) involve matters that we believe will be considered “non-routine,” while Proposal Four (Ratification of the Appointment of Independent Registered Public Accounting Firm) involves matters that we believe will be considered “routine.”

Therefore, it is important that you provide voting instructions for all proposals.

What if I don’t vote for some of the items listed in this proxy statement? If you are a stockholder of record and return your signed proxy card, or vote via the Internet or by telephone, the proxy holders will vote your shares, with respect to the items without specific voting instructions, according to the recommendations of the Board. The Board has designated Heng W. Chen and May K. Chan, and each of them individually, with power of substitution, as proxy holders.

May I change my vote? Yes. If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by filing a written notice of revocation with our Corporate Secretary, by delivering to our Corporate Secretary a later signed and dated proxy card, or by a later dated vote via the Internet or by telephone. The deadline to vote via the Internet or by telephone is 11:59 p.m., Eastern Time, on May 11, 2025. You may also revoke your proxy if you attend the annual meeting in person via the Internet and vote online during the annual meeting by following the website instructions. Unless you decide to attend the annual meeting in person via the Internet and vote online at the annual meeting, we recommend that you change or revoke your prior instructions in the same manner as you originally gave them and provide enough time for the new voting instructions to reach us before the annual meeting begins. Once the annual meeting begins, you may only change or revoke your proxy by voting online at the annual meeting.

How are the shares held by the Cathay Bank Employee Stock Ownership Plan Trust (the “ESOPT”) voted? Each participant of the ESOPT has the power to direct the vote of the shares allocated to his or her account by providing voting instructions. Charles Schwab Bank, as Trustee of the ESOPT, will vote the shares allocated to a participant’s account as directed by the participant. If no direction is received by 11:59 p.m., Eastern Time, on May 7, 2025, with respect to any shares held by the ESOPT, the Trustee will vote such shares in the same manner as the shares voted by the Trustee on any matter as to which it has received timely directions.

How does the Board recommend that I vote? The Board unanimously recommends that you vote your shares as follows:

●     FOR EACH NOMINEE nominated as Class II directors as specified under Proposal One.

●     FOR the approval of the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated, as specified under Proposal Two;

●     FOR the advisory (non-binding) resolution to approve our executive compensation as specified under Proposal Three.

●     FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm as specified under Proposal Four.

None of our directors has informed us in writing that they intend to oppose any action intended to be taken by us at the annual meeting.

What is the vote required to elect directors and approve the other proposals?

Proposal One (Election of Directors)

The nominees receiving a majority of votes cast at the annual meeting will be elected as directors. A majority of votes cast means the number of votes cast “for” the director’s election exceeds the number of votes cast “against” that director’s election. Abstentions and broker non-votes will not be counted as votes cast for this purpose and will have no effect on the election of a director. If an incumbent director nominee fails to receive the requisite vote in an uncontested election, that director must offer to resign. Our Nomination and Governance Committee and the Board will then act on the tendered offer to resign in the best interest of Bancorp.

Proposal Two (Approve the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated)

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve Proposal Two. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of the vote. If our stockholders do not approve the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated, it will not be adopted and the existing 2005 Incentive Plan, as amended and restated in 2015, will remain in existence only until its term expires in May 2025.

Proposal Three (Advisory (Non-Binding) Vote to Approve our Executive Compensation)

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve Proposal Three. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Broker non-votes will not affect the outcome of the advisory vote. Although the vote is non-binding, the Board and our Compensation Committee will review the voting results in connection with their ongoing evaluation of the Company’s compensation program.

Proposal Four (Ratification of the Appointment of Independent Registered Public Accounting Firm)

The affirmative vote of a majority of our shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve Proposal Four. Abstentions will be treated as present and entitled to vote and therefore will have the same effect as a vote against this proposal. Brokers will have discretion to vote on this proposal. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board. Even if the selection is ratified, the Audit Committee may in its discretion select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Who will serve as inspector of elections? The inspector of elections for the annual meeting will be American Elections Services, LLC. Under Delaware law, the inspector of elections will rule on the proxies and ballots submitted and may consider evidence deemed to be reliable to reconcile proxies and ballots submitted by or on behalf of banks, brokers, their nominees, or similar persons that represent more votes than the holder of a proxy is authorized by the stockholder of record to cast, or more votes than the stockholder holds of record.

What happens if additional matters are presented at the annual meeting or a nominee is unable to serve as a director? As of the date of this proxy statement, the Board knows of no matters to be brought before the annual meeting other than the proposals specifically listed in the notice of annual meeting of stockholders. Nevertheless, if further business is properly presented, the proxy holders named in the enclosed proxy card will vote the shares in their discretion in accordance with their best judgment.

If any nominee for director named in this proxy statement becomes unavailable for any reason, or if any vacancy on the Board occurs before the election, the shares represented by any proxy voting for that nominee will be voted for the person who may be designated by the Board to replace the nominee or to fill that vacancy on the Board. However, as of the date of this proxy statement, the Board does not believe that any nominee will be unavailable or that any vacancy will occur.

How will proxies be solicited and who will pay for the solicitation? We will pay the cost of this solicitation of proxies. In addition to the use of the mail, officers, directors, and employees of Bancorp and its subsidiaries may solicit proxies personally or by telephone, facsimile, or electronic means. These individuals will not be specially compensated for these solicitation activities. Arrangements will also be made with brokerage firms and certain other custodians, nominees, and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by these persons, and we will reimburse them for their reasonable expenses incurred in forwarding these materials, which we anticipate to be de minimis in nature.

What happens if the annual meeting is adjourned or postponed? Your proxy will remain valid and the shares may be voted at any adjourned annual meeting when resumed or at any postponed annual meeting. You will still be able to change your vote or revoke your proxy until the voting occurs.

Do I have rights or appraisal or similar rights of dissenters with respect to any matter to be acted upon at the annual meeting? None of the proposals to be acted upon at the annual meeting and discussed in this proxy statement carry rights of appraisal or similar rights of dissenters.

SECURITY OWNERSHIP INFORMATION

Certain Beneficial Owners

Based on the contents of reports filed with SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act, we believe the entities listed below are the only beneficial owners of more than five percent of our common stock as of March 20, 2025.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Common Stock Beneficially Owned 1/
BlackRock, Inc.	10,656,594 2/	15.22%
50 Hudson Yards, New York, NY 10001
The Vanguard Group, Inc.	8,254,816 3/	11.79%
100 Vanguard Blvd., Malvern, PA 19355
Dimensional Fund Advisors LP	3,850,589 4/	5.50%
6300 Bee Cave Road, Building One, Austin, TX 78746
State Street Corporation	3,687,347 5/	5.27%
State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114

1/	The ownership percentage is determined by dividing the number of shares shown in this table by the 70,004,272 shares of Bancorp common stock outstanding as of March 20, 2025.

2/

All information regarding BlackRock, Inc. is based on an amendment to Schedule 13G filed with the SEC on January 22, 2024. BlackRock, Inc., a parent holding company, reported that through its subsidiaries, BlackRock Life Limited, BlackRock Advisors, LLC, Aperio Group, LLC, BlackRock (Netherlands) B.V., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, and BlackRock Fund Managers Ltd, it had sole dispositive power over all the shares indicated and sole voting power over 10,484,125 shares.

3/

All information regarding The Vanguard Group, Inc. is based on an amendment to Schedule 13G filed with the SEC on February 13, 2024. The Vanguard Group, Inc. has the sole dispositive power over 8,118,155 of the shares, shared dispositive power over 136,661 shares, and shared power to vote 62,136 shares.

4/

All information regarding Dimensional Fund Advisors LP is based on the Schedule 13G filed with the SEC on February 9, 2024. Dimensional Fund Advisors LP has the sole dispositive power over all the shares indicated and sole power to vote 3,766,050. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Issuer that are owned by the Funds and may be deemed to be the beneficial owner of the shares of the Issuer held by the Funds. However, all securities reported in this schedule are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of this Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934.

5/

All information regarding State Street Corporation is based on the Schedule 13G filed with the SEC on January 24, 2024. State Street Corporation, a parent holding company, report that through its subsidiaries SSGA Funds Management, Inc., State Street Global Advisors Europe Limited, State Street Global Advisors Limited, State Street Global Advisors Trust Company, and State Street Global Advisors, Australia, Limited, it has sole dispositive power over all the shares indicated and sole voting power over 460,188 shares.

As of March 20, 2025, the ESOPT held 639,076 shares of our common stock. All the shares of our common stock held by the ESOPT have been allocated among the participants of the Cathay Bank Employee Stock Ownership Plan. Charles Schwab Bank, as Trustee of the ESOPT, will vote the shares allocated to a participant’s account as directed by the participant and, if no direction is received, in the same manner of the stock voted by the Trustee on any matter as to which it has received timely directions. If no direction is received by 11:59 p.m., Eastern Time, on May 7, 2025, with respect to any shares held by the ESOPT, the Trustee will vote such shares in the same manner as the shares voted by the Trustee on any matter as to which it has received timely directions.

Directors and Executive Officers

The following table sets forth the beneficial ownership, as that term is defined under SEC rules and regulations, of shares of our common stock as of March 20, 2025, by each nominee and director, by each executive officer named in the “Summary Compensation Table” under “Remuneration of Executive Officers” (the “Named Executive Officers”), and by all nominees, directors, and executive officers as a group. Our directors and executive officers have informed us that they intend to vote according to the recommendations of the Board. Except as otherwise noted in the footnotes below, each of these persons had sole voting and investment power with respect to the common stock owned by him or her.

Name	Number of Shares Ownership of Common Stock	Percentage Ownership of Common Stock 1/
Nominees for Election for the Term Ending in 2025 (Class II):
Dunson K. Cheng **/	854,208 2/	1.22%
Chang M. Liu **/	136,558 3/	*/
Shally Wang +/	7,160	*/
Elizabeth Woo	0	*/
Class II Directors Not Seeking Reelection***/:
Kelly L. Chan	256,508 4/	*/
Joseph C.H. Poon	73,959 5/	*/
Directors Currently Serving for the Term Ending in 2026 (Class III):
Nelson Chung	45,519 6/	*/
Felix S. Fernandez	22,019 7/	*/
Maan-Huei Hung	9,201 8/	*/
Richard Sun	50,649 9/	*/
Directors Currently Serving for the Term Ending in 2027 (Class I):
Jane Jelenko	14,228 10/	*/
Ann Yee Kono	0	*/
Anthony M. Tang	968,941 11/	1.38%
Peter Wu	692,153 12/	*/
Other Named Executive Officers:
Heng W. Chen	197,022 13/	*/
Kim R. Bingham ++/	55,696 14/	*/
Albert Sun	0	*/
All nominees, directors, and executive officers as a group (20 persons)	3,391,707 15/	4.85% 16/

*/	Percentage of shares beneficially owned does not exceed one percent.

**/	A Named Executive Officer as well as a director.

***/	Kelly L. Chan and Joseph C.H. Poon will not stand for reelection and will end their term as a Class II director at the 2025 annual meeting.

+/

As described on page 7, Ms. Wang is currently serving as a Class I director but is being nominated at this annual meeting to serve as a Class II director. If she is elected to serve as a Class II director at the annual meeting, she will resign her position as a Class I director concurrent with her election.

++/	Kim R. Bingham retired from the position of Executive Vice President and Chief Credit Officer of Cathay Bank effective January 21, 2025, and departed from Cathay Bank effective April 1, 2025.

1/

The percentage for each person in this table is based upon the total number of shares of our common stock outstanding as of March 20, 2025, which was 70,004,272 plus the shares which the respective person has the right to acquire within 60 days after March 20, 2025, by the vesting of restricted stock unit (“RSUs”) grants or otherwise. In computing the percentage of shares beneficially owned by each person, any shares which the person has a right to acquire within 60 days after March 20, 2025 are deemed outstanding for the purpose of computing the percentage of common stock beneficially owned by that person, but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

2/

Includes 384,577 shares held by the Dunson Cheng and Cynthia Cheng Trust, 182,452 shares held by the Dunson Cheng and Cynthia Cheng Nonmarital Shares Trust, 102,890 shares held by the ESOPT which have been allocated to Mr. Cheng’s account, and 45,932 in gross shares to be issued within 60 days of the record date upon settlement of vested RSUs before surrendered or withheld to satisfy tax withholding requirements.

3/	Includes 48,736 in gross shares to be issued within 60 days of the record date upon settlement of vested RSUs before surrendered or withheld to satisfy tax withholding requirements.

4/

Includes 80,671 shares held by the Kelly and Barbara Chan Living Trust, 10,557 shares held by spouse, 30,596 shares held by Chansons Properties, and shares he disclaims beneficial ownership to including 48,593 shares held by Daryl Michael Chan Living Trust.

5/	Includes 46,440 shares held by the Poon Family Trust.

6/	Includes 10,000 shares held by Nelson Chung Defined Benefit Plan, 10,000 shares held by S.O.D. Co, a Sole Proprietorship Money Purchase Plan, and 18,593 shares by the Chung Family Trust.

7/	Shares held by the Felix and Katherine Fernandez Trust.

8/	Shares held jointly with spouse.

9/

Includes 1,100 shares held by Mr. Sun’s spouse, 17,315 shares held by JKLM Limited Partnership, 17,834 shares held by the Sun Trust, 4,200 shares held by the Ivy Sun Separate Trust, 5,800 shares held by RIS Family Limited Partnership, 1,800 shares held by the Lin-Chih Corporation, and 1,600 shares held by Michael Sun Trust.

10/	Includes 2,116 shares held by the Jelenko-Norris Marital Trust and 12,112 shares held by the Jelenko-Norris Survivors Trust.

11/	Includes approximately 665,738 shares held by Mr. Tang’s spouse and approximately 114,411 shares held by the ESOPT which have been allocated to Mr. Tang’s account.

12/	Includes 295,252 shares held by the PACJU, LLC and 396,901 shares held by Wu Family Trust.

13/

Includes 100 shares held by the Chen Trust, and 16,434 in gross shares to be issued within 60 days of the record date upon settlement of vested RSUs before surrendered or withheld to satisfy tax withholding requirements.

14/	Includes 10,166 in gross shares to be issued within 60 days of the record date upon settlement of vested RSUs before surrendered or withheld to satisfy tax withholding requirements.

15/

Executive officers are those individuals designated as such for purposes of Section 16 of the Exchange Act. The total number of shares beneficially owned by all of our nominees, directors, and executive officers as a group includes approximately 217,301 shares held by the ESOPT that have been allocated to the directors and Named Executive Officers and 121,268 in gross shares to be issued within 60 days of the record date upon settlement of vested RSUs before surrendered or withheld to satisfy tax withholding requirements.

16/

The ownership percentage is determined by dividing the number of shares beneficially owned by all our nominees, directors, and executive officers as a group by 70,004,272 shares of common stock outstanding as of March 20, 2025.

Delinquent Section 16(a) Reports

Our directors, our executive officers and anyone owning beneficially more than ten percent of our registered equity securities are required under Section 16(a) of the Securities Exchange Act of 1934 to file with the SEC reports of their ownership and changes to their ownership of our securities. They must also furnish copies of the reports to us. Based solely on our review of the reports furnished to us and any written representations we received that no other reports were required, we believe that, during the fiscal year ended December 31, 2024, our officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them, except that Thomas M. Lo and May K. Chan, executive officers, were 34 days late in filing a Form 4 relating to 1,928 and 723 shares received respectively, upon vesting of RSUs on May 28, 2024, and Kelly L. Chan, a director, was 4 days late in filing a Form 4 relating to gifting 100 shares, all due to an administrative error.

PROPOSAL ONE – ELECTION OF DIRECTORS

Under our certificate of incorporation and bylaws, the Board may consist of between three and 25 directors, and the number of directors within this range may be changed from time to time by the Board. The Board currently consists of 14 directors, each of whom is also a director of Cathay Bank, a California-chartered bank and wholly-owned subsidiary of Bancorp. The Board has decreased the size of the Board to 12 directors, effective as of the date of the annual meeting.

The Board has three classes of directors and our bylaws provide that the number of directors in each class should be as nearly equal in number as possible. The term of office of each class of directors is three years. The current term of the Class II directors will expire at the 2025 annual meeting of stockholders and, if elected at the 2025 annual meeting, the new term will expire at the 2028 annual meeting of stockholders. The current term of the Class III directors will expire at the 2026 annual meeting of stockholders. The current term of the Class I directors will expire at the 2027 annual meeting of stockholders.

To rebalance the classes of directors, stockholders are being asked to elect four Class II directors, so that the classes are as nearly equal in number as possible. The Class II directors will hold office until the 2028 annual meeting of stockholders, and their successors have been elected and qualified.

The Board, based on the recommendation of the Nomination and Governance Committee and the unanimous vote of all independent directors of the Board, has nominated, Dunson K.

Cheng, Chang M. Liu, Shally Wang and Elizabeth Woo to serve as Class II directors.

To rebalance the classes of directors, our Board approved effectively moving Shally Wang, who is currently a Class I director with a term that expires at the 2027 annual meeting of stockholders, from Class I to Class II. The Board has nominated Ms. Wang as a Class II director. If Ms. Wang is elected at the annual meeting to serve as a Class II director with a term that expires at the 2028 annual meeting, she will resign from her position as a Class I director effective upon her election as a Class II director. If Ms. Wang is not elected as a Class II director at the annual meeting, she will not resign as a Class I director and will continue to serve as a Class I director.

Kelly L. Chan and Joseph C.H. Poon will not stand for reelection and will end their term as a Class II director at the 2025 annual meeting. Bancorp and Cathay Bank appreciate their distinguished service to the Board.

All of the nominees are currently directors of Bancorp and Cathay Bank and have served continuously in these capacities since the dates indicated in the “Nominees, Continuing Directors, and Executive Officers” below.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH NOMINEE (DUNSON K. CHENG, CHANG M. LIU, SHALLY WANG AND ELIZABETH WOO) AS CLASS II DIRECTORS.

Nominees, Continuing Directors, and Executive Officers

Set forth below is information concerning each nominee for election as Class II director, each of the Class III and I directors whose terms have not yet expired, and each named executive officer. The biographical information set forth below includes the person’s principal occupation, business experience over the last five years, positions held, and the experience, qualifications, attributes, or skills that led the Nomination and Governance Committee and the Board to determine that the person should serve as a director. In addition, they each have satisfied other criteria considered by the Nomination and Governance Committee and the Board in evaluating potential nominees and directors, including intelligence, personal character, integrity, and commitment to the community and Bancorp.

Nominees (Class II)

Dunson K. Cheng, Ph.D., has been the Executive Chairman of the Board of Bancorp and Cathay Bank since 2016. He was the Chairman of the Board, President, and Chief Executive Officer of Bancorp and Chairman of the Board and Chief Executive Officer of Cathay Bank from 1994 to 2016, and the President of Cathay Bank from 1985 to 2015. Mr. Cheng has over 40 years of banking experience. He also serves on the board of DiCon Fiberoptics, Inc. (a supplier of optical components, integrated modules, and test equipment for the fiber optics industry) and on the Foundation of Tsinghua University Center for Advanced Study. He formerly served on the board of directors of the California Bankers Association. Mr. Cheng received a Ph.D. in Physics. He has been a Director of Cathay Bank since 1982 and of Bancorp since its formation in 1990.

Mr. Cheng brings to the Board his extensive banking experience, his broad knowledge of the business and operations of Bancorp and Cathay Bank, and his strong management and leadership skills. His tenure as an officer and a director for over 40 years affords the Board valuable insight regarding all aspects of the business and operations of Bancorp and Cathay Bank.

Dependent Director

Director since 1990 | Age 80

Board Committees:

●   Investment

●   Risk

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

●   Risk Expert

Chang M. Liu has been the Chief Executive Officer and President of Bancorp and Chief Executive Officer of Cathay Bank since 2020, and President of Cathay Bank since 2019. Mr. Liu joined Cathay Bank in 2014 as Senior Vice President and Assistant Chief Lending Officer. He was Senior Vice President and Deputy Chief Lending Officer of Cathay Bank from 2014 to 2015; Chief Lending Officer at Cathay Bank from 2016 to 2019; Executive Vice President of Cathay Bank from 2016 to 2019; and Chief Operating Officer of Cathay Bank from February to September 2020. Prior to joining Cathay Bank, Mr. Liu was Executive Vice President and Chief Lending Officer at Banc of California (formerly known as “Pacific Trust Bank”) from 2011 to March of 2014.

Mr. Liu has over 30 years of banking experience. In addition to his role at Cathay, Chang serves as a director on the Federal Reserve Bank of San Francisco–Los Angeles Regional Board, the Federal Home Loan Bank of San Francisco, the California Bankers Association Board, and the Board of Advisors for the UCLA Anderson Forecast. Chang is the Chair for the American Cancer Society–CEOs Against Cancer (L.A. Chapter), the first chairman of Asian descent in the organization’s history. Chang also serves on the Public Health Community Advisory Council under the UC Irvine Joe C. Wen School of Population & Public Health and is a member of its board of directors for Foothill Family. Mr. Liu has been a Director of Cathay Bank since 2019 and Bancorp since 2020.

Mr. Liu is a seasoned banker and brings to the Board in-depth management and operational knowledge of Cathay Bank through his leadership role at the Bancorp.

Dependent Director

Director since 2020 | Age 58

Board Committees:

●   Investment

●   Risk

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

Shally Wang was the General Manager of IBM Greater China Group and served over 34 years (from 1983 to 2017) in diverse roles across global business services, information technology services, the financial services sector, and industries products and solutions. Her special focus was made in supporting the modernization of China banking clients in both infrastructure and business applications. With a foundation in systems engineering, Ms. Wang cultivated organizational competency within IBM Greater China Group, overseeing products and services related to banking industry, business applications and project management, enterprise systems architecture and governance, as well as business management and operations. During her tenure with IBM, Ms. Wang was a regular keynote speaker at forums such as the annual China Banking Show, contributing to industry influence and thought leadership. Post retirement, Ms. Wang brought her wealth of experience to Digital China Information Service Company, one of the largest privately-owned IT enterprises and a leader in Fintech and IT technology in China, where she served as the Group Senior Advisor until 2023. Expanding her expertise to large enterprises, Ms. Wang was the President at a technology-driven startup, specializing in providing cybersecurity solutions to banking clients. Ms. Wang holds two master’s degrees, one in Mathematics and the other in Computer Science.

Ms. Wang has been a Director of Bancorp and Cathay Bank since 2021. With 40 years of IT experience spanning multinational corporations, private-owned enterprises, and startups, she brings to the Board her experience in information technology and information security in the financial sector, expertise in client and employee engagement, and extensive experience in business management and operations.

Independent Director

Director since 2021 | Age 68

Board Committees:

●   Compensation

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

Elizabeth Woo is an Associate Professor of the Practice of Accounting at the University of Southern California (USC). Ms. Woo has over 20 years of experience in accounting and financial services. Previously, she served as a Lecturer of Accounting at the University of California, Los Angeles (UCLA) from 2018 to June 2024. Prior to her academic career, she held the position of Managing Director at Crowe, LLP from 2013 to 2020, where she served as the Head of Audit Methodology. Prior to that role, Ms. Woo was a Senior Manager in the National Assurance Office of BDO, LLP. Ms. Woo holds a Master of Business Administration degree and is a Certified Public Accountant.

Ms. Woo has extensive business, accounting, and auditing experience from her positions at several public accounting firms. Her work experience provides her with financial expertise and knowledge and understanding of Internal Control over Financial Reporting (ICFR), SEC reporting and U.S. Generally Accepted Accounting Principles (GAAP).

Ms. Woo has been a director of Bancorp and Cathay Bank since 2024. She brings to the Board her insight into Data Analytics, Automation and Artificial Intelligence as well as her knowledge and understanding of risk management and internal audit oversight.

Independent Director

Director since 2024 | Age 46

Board Committees:

●   Audit (Vice Chair)

●   Compensation

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Financial Expert

Class II Directors Not Seeking Reelection

Kelly L. Chan is a long-time owner of Phoenix Bakery Inc., a family-owned retail bakery that began in Los Angeles Chinatown and has been serving the Los Angeles area for more than 80 years. Mr. Chan was reappointed as Vice President of Finance of Phoenix Bakery in 2017 after retiring in 2012 from that position. Mr. Chan is a Certified Public Accountant with over 40 years of experience. He received a Master of Business Administration degree and served in the U.S. Navy from 1970 to 1973 and in the U.S. Naval Reserve until his retirement in 2000 with the rank of Captain. He has also been awarded certification by the UCLA Anderson Graduate School of Management’s Director Training and Certification Program. Mr. Chan has been a Director of Cathay Bank since 1981 and of Bancorp since its formation in 1990. Mr. Chan also serves as a member of the Cathay Bank Foundation Audit Committee.

With more than 40 years of retail business experience, Mr. Chan provided the Board with substantial management experience of privately held businesses, which constitute a significant portion of the clients of Cathay Bank. As a Certified Public Accountant, Mr. Chan added additional expertise in accounting matters and serves as chairman of the Audit Committee.

Independent Director

Director since 1990 | Age 78

Board Committees:

●   Audit (Chair)

●   Nomination and Governance

●   Risk

Key Qualification and Expertise:

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Financial Expert

Joseph C.H. Poon is the President of Edward Properties, LLC, a real estate development company that specializes in residential, industrial, and commercial projects, and has over 30 years of experience in real estate development. He received a Master of Business Administration degree and a Master of Science degree in Civil Engineering. Mr. Poon has been a Director of Cathay Bank since 1981 and of Bancorp since its formation in 1990. He served as the Lead Independent Director of Bancorp from July 2010 to May 2011.

Mr. Poon provided the Board with considerable managerial experience, as well as his extensive knowledge in commercial, industrial, and residential real estate construction and development. He also contributed his academic background in business and engineering.

Independent Director

Director since 1990 | Age 78

Board Committees:

●   Nomination and Governance (Chair)

●   Compensation

●   Investment

Key Qualification and Expertise:

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

Continuing Directors (Class III)

Nelson Chung is the President of Pacific Communities Builder, Inc., which has built more than 5,500 home sites and developed more than 150 communities in Southern California. He holds a Master of Urban Design degree and is a licensed architect, general contractor, and real estate broker in California.

Mr. Chung has been a Director of Bancorp and Cathay Bank since 2005 and has been a Lead Independent Director of Bancorp since 2017.

Mr. Chung contributes managerial experience and his extensive knowledge of residential real estate development in Southern California, with which he has been involved for over 30 years. His academic background in urban design and his experience as an architect, general contractor, and real estate broker provide the Board with a unique perspective of the real estate market.

Lead Independent Director Director since 2005 | Age 72 Board Committees: ● Risk Key Qualification and Expertise: ● Leadership ● Business Operations ● Finance ● Risk Management ● Real Estate

Felix S. Fernandez was an executive at Wells Fargo in various capacities for over 15 years. In 2011, he retired as a Corporate Executive Vice President and Regional President of Community Banking for Wells Fargo in the Northern California region, with responsibility for overseeing 150 branches, $15 billion in deposits and $1.5 billion in loans, and 2,700 employees. Prior to Wells Fargo, Mr. Fernandez served as Executive Vice President of International Business Banking at State National Bank in El Paso, Texas, where he oversaw the Mexico business market, and served in various capacities at Valley National Bank of Arizona (later a part of Chase Bank). Mr. Fernandez has been active in the community and business organizations throughout his career, including affiliations with the United Way, Boys and Girls Club of America, Boy Scouts of America, Bankers Association for Finance and Trade, and the Greater Sacramento Chamber of Commerce. He also served on the board of Sacramento State University Enterprise, Inc., Dignity Health Sacramento Service Region Board, Crocker Art Museum, the California Bankers Association, and Pan American Bank. He holds a Master of Business Administration degree, with an emphasis in Finance.

Mr. Fernandez has been a Director of Bancorp and Cathay Bank since 2013. He brings valuable financial skills and diverse experience, along with a leadership record in the banking industry, all of which enhance the Board’s capacity to guide our future growth and development.

Independent Director

Director since 2013 | Age 74

Board Committees:

●   Investment (Chair)

●   Audit

●   Risk

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

Maan-Huei Hung is the General Counsel for AHMC Healthcare Inc., a Southern California based company that owns and operates eight hospitals. Ms. Hung is a California-licensed attorney with over 40 years of experience in the Los Angeles area and practices transactional corporate law with an emphasis in banking and commercial law as well as healthcare laws. She served as General Counsel for General Bank and its public holding company GBC Bancorp until its 2003 merger with Cathay Bank and Cathay General Bancorp.

Ms. Hung is a founding member and former president of the Taiwanese American Lawyers Association. She has served as legal counsel to the National Association of Chinese American Bankers since 2002 and is a board member on the AHMC Health Foundation. Ms. Hung has been a Director of Bancorp and Cathay Bank since May 2020.

Ms. Hung brings her legal expertise and her ability to analyze issues that contribute to the Board’s oversight and guidance for our growth and development. The Board also benefits from her knowledge and insight having served as General Counsel for GBC Bancorp and General Bank and having worked with various types of business clients. In addition, Ms. Hung’s community involvement provides her with knowledge and understanding of the communities that Cathay Bank serves, and her cross-industry and cross-cultural knowledge and experience is an asset to the Board.

Independent Director

Director since 2020 | Age 77

Board Committees:

●   Nomination and Governance

     (Vice Chair)

●   Compensation

Key Qualification and Expertise:

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

Richard Sun is the President of SSS Development, Inc., a real estate investment, development, and management company.

Dr. Sun received his D.D.S. in Dentistry in 1982 and practiced for 18 years. He also served as the Mayor for the City of San Marino, California from 2012-2013, 2016-2017 and the city’s Council Member from 2009 to 2017. Dr. Sun has over 30 years of experience in real estate investment. He has also served as a director on the Trust Bank Board of Directors from 1995 to 2004 and on Omni Bank Board of Directors from 2008 to 2009. Dr. Sun currently serves as a board member of the Cathay Bank Foundation and is an emeritus board member of the USC Arcadia Hospital Foundation.

Dr. Sun is a community leader and has many years of civic service. He served on the Board of Governors of the Los Angeles County Natural History Museum from 2003 to 2017, as President of the Chinese American Elected Officials from 2015 to 2017, as a Committee Member of both the Economic Development Committee for Monterey Park and the Design Review Committee for San Marino from 2001 to 2004, and Board Member of the Workforce Investment Committee for Los Angeles County from 2000 to 2002. He also served on the Methodist Hospital Foundation Board from 2007 to 2016 and chaired the foundation in 2013.

Dr. Sun has been a Director of Bancorp and Cathay Bank since 2017. He brings with him board experiences of financial institutions as well as his depth of knowledge and experience in both public and private companies. The Board believes that his diversified skills add valuable entrepreneurial, managerial, and leadership perspectives to the Board.

Independent Director

Director since 2017 | Age 72

Board Committees:

●   Compensation (Chair)

●   Nomination and Governance

Key Qualification and Expertise:

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

Continuing Directors (Class I)

Jane Jelenko was a partner at KPMG LLP, a global audit, tax, and advisory services firm, where she became the first female consulting partner in 1983 and served over 25 years (from 1977 to 2003) in various capacities including as the National Industry Director for its Banking and Finance group, a member of the firm’s board of directors, and the leader for the firm’s Banking and Investment Services Consulting group. She has also served on the Countrywide Bank board (Audit and Operations Committees), the Los Angeles Area Chamber of Commerce Executive Committee, and the Organization of Women Executives board. She currently serves on the board of two SunAmerica Mutual Funds families, and on non-profit boards, including the Center Dance Arts of the Los Angeles Music Center, the American Dance Movement, Everybody Dance LA, and the Constitutional Rights Foundation (emeritus). She holds a Master of Business Administration degree in Finance.

Ms. Jelenko has been a Director of Bancorp and Cathay Bank since 2012. She brings to the Board her extensive managerial and finance experience and community service.

Independent Director

Director since 2012 | Age 76

Board Committees:

●   Risk (Chair)

●   Audit

●   Nomination and Governance

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Financial Expert

Ann Yee Kono is the Founder and Chief Executive Officer of Leda Advisory Group (“Leda”) since 2019, a management consulting firm that partners with asset managers to advise on growth and scale. Ms. Kono also serves as an independent director (since December 2020) and an audit committee member (since June 2021) for Sabra Health Care REIT, a fund serving the healthcare industry, and was appointed as an independent director at Siepe, LLC, an asset management enterprise software firm in July 2022.

Prior to founding Leda, Ms. Kono spent 11 years at Ares Management Corporation, a global alternative investment manager operating in the credit, private equity and real estate markets, where she held the position of Chief Information and Risk Officer and oversaw operational, investment and enterprise risks, and as Chief Technology Officer and Head of Operations prior to that. Ms. Kono previously served on the board of directors of Stable Road Acquisition Company from 2019 to 2021. Ms. Kono has over 25 years of experience in the finance industry focused on operational scale and digital transformation. She holds a Master of Business Administration degree in Finance. Ms. Kono is also a co-founder and board member of TeachAAPI, a non-profit organization with the mission to raise Asian American and Pacific Islander-related cultural and racial awareness that fosters understanding, empathy and dismantle bias, thereby creating a more inclusive community where diverse perspectives are valued and respected that will shape future leaders and create generational change for years to come.

Ms. Kono has been a director of Bancorp and Cathay Bank since 2024. Ms. Kono is a seasoned and former publicly traded c-suite executive and audit committee board member who brings to the Board tactical and strategic insights into the growth of the company.

Independent Director

Director since 2024 | Age 49

Board Committees:

●   Risk (Vice Chair)

●   Audit

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

●   Financial Expert

Anthony M. Tang has been Vice Chairman of the Board of Bancorp and Cathay Bank since 2014 and has over 30 years of banking experience. He was an Executive Vice President of Bancorp from 1994 to 2013, Senior Executive Vice President of Cathay Bank from 1998 to 2013, Chief Lending Officer of Cathay Bank from 1985 to 2013, and Executive Vice Chairman of the Board of Bancorp and Cathay Bank from 2013 to 2014. Mr. Tang was formerly the Chief Financial Officer and Treasurer of Bancorp from 1990 to 2003. He holds a Master of Business Administration degree.

Mr. Tang has been a Director of Cathay Bank since 1986 and Bancorp since its formation in 1990. Through his service to Cathay Bank in various capacities for over 25 years, Mr. Tang brings to the Board an in-depth knowledge and understanding of its history and business, as well as his extensive knowledge of its operations including from a financial and accounting standpoint.

Dependent Director

Director since 1990 | Age 71

Board Committees:

●   None

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

Peter Wu, Ph.D., has been Vice Chairman of the Board of Bancorp and Cathay Bank since 2014. He was Chief Operating Officer of Bancorp and Cathay Bank from 2003 to 2014, and Executive Vice Chairman of the Board of Bancorp and Cathay Bank from 2003 to 2014. He was the Chairman of the Board of GBC Venture Capital, Inc. from 1997 to 2014 and President and Chief Executive Officer of GBC Venture Capital, Inc. from 2003 to 2014. He was also Chairman of the Board of the Cathay Bank Foundation from 2005 to 2022. Prior to joining Bancorp, Mr. Wu was a co-founder, Chairman of the Board, President, and Chief Executive Officer of General Bank and its publicly-held bank holding company, GBC Bancorp, until they merged with Cathay Bank and Bancorp in 2003. Mr. Wu holds a Ph.D. in Mathematics.

Mr. Wu has been a Director of Bancorp and Cathay Bank since 2003. He provides commercial banking and managerial experience to Bancorp and Cathay Bank gained from his executive management positions with GBC Bancorp and General Bank, of which he was a co-founder, and then Bancorp and Cathay Bank. He also provides institutional knowledge of the history and operations of General Bank and GBC Bancorp.

Dependent Director

Director since 2003 | Age 76

Board Committees:

●   Investment

●   Risk

Key Qualification and Expertise:

●   Technology / Systems

●   Leadership

●   Business Operations

●   Finance

●   Risk Management

●   Real Estate

Other Named Executive Officers

Heng W. Chen	Kim R. Bingham
Chief Financial Officer | Age 72	Former Chief Risk Officer | Age 68

Heng W. Chen has been Executive Vice President, Chief Financial Officer, and Treasurer of Bancorp and Executive Vice President of Cathay Bank since 2003, and Chief Financial Officer of Cathay Bank since 2004. He was Vice President and Chief Financial Officer of Cathay Real Estate Investment Trust from 2003 to 2013 and has been a Director, Vice President, and Chief Financial Officer of GBC Venture Capital, Inc. from 2003 to 2023. Prior to joining Bancorp, Mr. Chen had over 25 years of experience in the areas of finance, accounting, and banking at City National Bank, City National Corporation, and at Price Waterhouse. Mr. Chen was formerly a Certified Public Accountant and received a Master of Business Administration degree.	Kim R. Bingham was the Executive Vice President and Chief Risk Officer of Cathay Bank from 2014 to January 21, 2025. After his retirement as Chief Risk Officer, for a transition period, he served as Special Advisor to the Office of the President until March 31, 2025. Mr. Bingham joined Cathay Bank in 2004 as Executive Vice President and Chief Credit Officer and served in that capacity until 2014 when he was appointed as Chief Risk Officer. Prior to joining Cathay Bank, Mr. Bingham managed Private Banking for Mellon Bank in the Western United States and prior to this position, Mr. Bingham served in a series of increasingly responsible staff and management positions in lending and credit for City National Bank. Mr. Bingham has more than 30 years of banking experience.

Albert Sun
Chief Credit Officer | Age 70

Albert Sun is Executive Vice President and the Chief Credit Officer of Cathay Bank. Mr. Sun joined Cathay Bank as the Executive Vice President, Special Advisor to the Office of the President in September 2023 prior to his appointment as the Chief Credit Officer in January 2024.

Prior to joining Cathay Bank, he held the position of Chief Credit Officer at Piermont Bank from 2022 to 2023, Grasshopper Bank from 2017 to 2021, and at East West Bank from 2015 to 2017. Mr. Sun has more than 40 years of banking experience and provides leadership and serves instrumental roles in the Credit Administration function at Cathay Bank.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction and oversight of the Board. The Board is committed to maintaining the highest standards of business conduct and corporate governance. The Board has adopted Corporate Governance Guidelines, which, together with our certificate of incorporation, bylaws, Code of Ethics, and Board committee charters, form the framework for the governance of Bancorp. The Corporate Governance Guidelines, Code of Ethics and Board committee charters are available at www.cathaygeneralbancorp.com.

Meetings

The Board generally holds regular meetings every other month. Special meetings are called when necessary. During 2024, the Board held seven meetings. In 2024, each director attended more than 75% of the aggregate of (i) the total number of meetings of the Board held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of the Board on which he or she served during the periods that he or she served. It is our policy to invite and encourage all members of the Board to attend Bancorp’s annual meeting of stockholders. All of our current directors attended the 2024 annual meeting of stockholders.

Board Leadership

Dunson K. Cheng leads the Board in his role as the Executive Chairman of the Board.

The Chairman of the Board sets the agendas, presides at Board meetings, and generally takes the lead role in the boardroom. In the absence of the Chairman of the Board, a Vice Chairman presides at Board meetings. Any director may suggest the inclusion of items on the agenda and raise at any Board meeting subjects that are not specifically on the agenda for that meeting.

The Chairman of the Board can be designated by the Board as the Chief Executive Officer or the Executive Chairman. The Board does not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board recognizes that no single leadership model is right for all companies at all times. The Board believes it is important to maintain flexibility in its Board leadership structure depending on the needs of Bancorp.

The Board believes that separating the roles of the Chief Executive Officer and Chairman of the Board is the most appropriate structure for Bancorp at this time. The Board believes that this structure provides clarity of leadership following the appointment of Mr. Liu as Chief Executive Officer of Bancorp on October 1, 2020, and that Mr. Cheng is uniquely qualified through his experience and expertise to continue leading Bancorp in his capacity as the Executive Chairman.

Moreover, the Board recognizes that managing the Board can be a separate and time-intensive responsibility. By separation of the roles of Chief Executive Officer and Chairman of the Board, it allows Mr. Liu to devote his full attention to the supervision, management and control of the business and affairs of Bancorp and Cathay Bank, without the additional responsibilities of Chairman of the Board. The Board also believes that having a separate Chairman of the Board allows Bancorp to continue to benefit from Mr. Cheng’s vast organizational, business and industry experience and expertise in his role as Executive Chairman and from the business synergies and mentoring opportunities.

In accordance with our Corporate Governance Guidelines, if the Chairman of the Board is an employee, or not independent, an independent director shall be elected by the independent directors to serve as the Lead Independent Director.

The Lead Independent Director is elected by the majority of independent directors on an annual basis at the first executive session after the annual stockholders’ meeting, and is charged with the following responsibilities:

•  Presiding at meetings of the independent directors in executive session;

•  Facilitating communications between other members of the Board and the Chairman of the Board and/or the Chief Executive Officer; and

•  Consulting with the Chairman of the Board and/or the Chief Executive Officer on matters relating to corporate governance and Board performance.

Currently, Nelson Chung serves as the Lead Independent Director.

The Board also accomplishes much of its governance and oversight role through its Audit, Compensation, Nomination and Governance, and Risk Committees that, with the exception of the Risk Committee, are made up entirely of independent directors. The chairs of these committees take the lead in matters that come within their purview. In addition, the independent directors meet at least quarterly in executive session. Finally, the Chairman of the Board serves at the pleasure of the Board, and the independent members of the Board (constituting a majority of the directors) can call special meetings if the need arises. The Board believes that Bancorp’s approach to risk oversight helps to ensure that the Board can choose different leadership structures as appropriate without experiencing a material impact on its oversight or risk.

Risk Management Oversight

The Board is responsible for the oversight of risk management, and it looks to Bancorp’s and its subsidiary Cathay Bank’s management to develop and implement policies, processes, and procedures to appropriately identify, manage, and control risk exposure. The Board’s function is, among other things, to review these policies, processes, and procedures and determine whether they are aligned and integrated with the Board’s corporate strategy and risk tolerance, functioning appropriately, and adequately fostering a culture of risk-adjusted decision making within the organization.

In its oversight role, the Board relies to a large extent on its committee structure. Each of the committees considers the management of risk within the particular area of its responsibility. For example, the Compensation Committee has responsibility for monitoring the performance, and regularly reviewing the design and function of our incentive compensation plans and arrangements and seeks to ensure that they do not encourage executive officers to take unnecessary and excessive risks that threaten our value and do not encourage the manipulation of reported earnings to enhance the compensation of any employee. Separately, the Audit Committee oversees activities performed by the audit and loan review functions of Bancorp. The Chief Audit Executive of Cathay Bank reports on audit matters directly to Cathay Bank’s Audit Committee, which also evaluates the performance of the Chief Audit Executive. The Board has delegated the general responsibility for overall risk management oversight to the Risk Committee. The Risk Committee meets periodically with the Chief Risk Officer.

Risk management oversight is also provided through an internal committee of Cathay Bank, which is chaired by Cathay Bank’s Executive Vice President and Chief Risk Officer. This group meets at least quarterly and is responsible for evaluating relevant risk information, implementing appropriate strategies to address risks, and reporting the results to executive management, the Risk and Compliance Committee of the Cathay Bank Board of Directors, the Risk Committee, and the Board.

The Board receives regular reports from its committees, including the Risk Committee, regarding their deliberations and actions, as well as a quarterly report from the Chief Risk Officer of Cathay Bank, and regularly discusses and evaluates the risks we are facing, and the effectiveness of actions being taken to monitor and control exposure from such risks. In addition, the independent directors meet at least annually in executive session with Cathay Bank’s Chief Risk Officer, Cathay Bank’s Chief Audit Executive, and representatives of Bancorp’s independent registered public accounting firm.

Director Independence

Our Corporate Governance Guidelines provide that the Board shall be comprised of a majority of directors who, in the opinion of the Board, qualify as “independent directors” pursuant to the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). An “independent director” for purposes of the Guidelines means a person other than: (i) an executive officer or employee of Bancorp or its subsidiaries, or (ii) any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The Board considered relationships, transactions, and/or arrangements with each of its directors, including those disclosed below under “Transactions with Related Persons, Promoters and Certain Control Persons,” and determined that the following ten of its current 14 members are “independent” as defined in the Nasdaq Stock Market Rules: Kelly L. Chan (who will not stand for reelection this year), Nelson Chung, Felix S. Fernandez, Maan-Huei Hung, Jane Jelenko, Joseph C.H. Poon (who will not stand for reelection this year), Richard Sun, Shally Wang, Ann Yee Kono and Elizabeth Woo.

In addition, the Board has determined that:

•  All directors who serve on the Audit, Compensation, and Nomination and Governance Committees are independent under applicable Nasdaq listing standards and SEC rules; and

•  All members of the Audit and Compensation Committees meet the additional independence requirement that they do not directly or indirectly receive any consulting, advisory or compensatory fees from Bancorp or Cathay Bank other than their compensation as directors.

As illustrated below, following this 2025 annual meeting, assuming all four nominated directors are elected, Cathay’s Board is expected to consist of 12 directors, of which eight will be considered “independent” as defined in the Nasdaq Stock Market Rules.

The independent directors meet in executive session without the presence of any members of Bancorp’s management on a regularly scheduled basis, but not less than four times a year. In 2024, the independent directors met in executive sessions six times.

Board Diversity

The Board values diversity among its members. A board comprised of members from a diverse professional and personal background brings distinct viewpoints and perspectives that can effectively represent the long-term interest of our stockholders.

Below are some of the key experiences, qualifications, skills, and attributes possessed by our Board of Directors.

Technology / Systems experience is relevant to the Company as it looks for ways to enhance client experience and internal operations.

Leadership experience in holding significant leadership roles over an extended period of time provides the Company with unique insights.

Business Operations experience gives directors a practical understanding of development, implementation, and assessment of the Company’s operating plan and business strategies.

Finance includes financial expertise and literacy that is important as it assists the directors in understanding and overseeing the Company’s financial reporting and internal controls.

Risk Management experience is critical to the Board’s role in overseeing the risks facing the Company.

Real Estate experience is crucial in understanding and reviewing the Company’s business and strategies in lending and investments.

As illustrated below, following this 2025 annual meeting, assuming all four nominated directors are elected, Cathay’s Board is expected to consist of 12 directors with the following skills mix.

Talent recruitment and inclusion are the cultural hallmarks of the Company. We believe that directors with complementary qualifications, expertise, and attributes bring multiplicity perspectives that reflect on strong Board practices contributing to the overall oversight responsibility. Following this 2025 annual meeting, assuming all four nominated directors are elected, the Cathay Board is expected to consist of 12 directors, of which 10 members are of minority descent and more than one-third of the Board seats will be held by women.

The following matrix summarizes some of the key experience, qualifications, skills, and attributes possessed by our Board. This matrix is intended to provide a summary of our director and director nominee’s qualification. For a complete description of each director and director nominee’s background, please refer to their biographies above.

	D. Cheng	C. Liu	S. Wang	E. Woo	K. Chan */	J. Poon */	N. Chung	F. Fernandez	M. Hung	R. Sun	J. Jelenko	A. Kono	A. Tang	P. Wu
Skills and Experience
Technology / Systems	●	●	●	●				●			●	●	●	●
Leadership	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Business Operations	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Finance	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●	●	●	●	●
Real Estate	●	●				●	●	●		●		●	●	●

*/	Directors who will not stand for reelection and will end their term as a Class II director at this 2025 annual meeting.

Board Committee Structure

The directors of Bancorp are also the directors of Cathay Bank and members of certain of its committees. The Board has five standing committees: Audit Committee, Compensation Committee, Investment Committee, Nomination and Governance Committee, and Risk Committee. Each of these committees has adopted a written charter which is available on our website at www.cathaygeneralbancorp.com.

	Meetings held in 2024	D. Cheng	C. Liu 1/	S. Wang	E. Woo 2/	K. Chan */	J. Poon */	N. Chung	F. Fernandez	M. Hung 3/	R. Sun 4/	J. Jelenko	A. Kono 5/	A. Tang	P. Wu
Board Committees
Audit	10				VC	C			●			●	●
Compensation	7			●	●		●			●	C
Investment	3	●	●				●		C						●
Nomination and Governance	7					●	C			VC	●	●
Risk	5	●	●			●		●	●			C	VC		●

C = Committee Chairman VC = Committee Vice Chairman

*/	Directors who will not stand for reelection and will end their term as a Class II director at this 2025 annual meeting.

1/	Mr. Liu joined as a member of the Risk Committee in July 2024.

2/	Ms. Woo joined as a member of the Audit Committee in May 2024 and Compensation Committee in July 2024 and was appointed as Vice Chairman of the Audit Committee in September 2024.

3/	Ms. Hung was appointed as Vice Chairman of the Nomination and Governance Committee in January 2025.

4/	Mr. Sun no longer served on the Audit Committee since May 2024.

5/	Ms. Kono joined as a member of the Audit Committee in May 2024 and Risk Committee in July 2024 and was appointed as Vice Chairman of the Risk Committee in September 2024.

Audit Committee

The Audit Committee oversees Bancorp’s financial reporting on behalf of the Board. It appoints and evaluates Bancorp’s independent auditors, and reviews with the independent auditors the proposed scope of, fees for, and results of the annual audit. It reviews the system of internal accounting controls and the scope and results of internal audits with the independent auditors, the internal auditors, and Bancorp management. It considers the audit and non-audit services provided by the independent auditors, the proposed fees to be charged for each type of service, and the effect of non-audit services on the independence of the independent auditors.

As provided by its charter, the Audit Committee is comprised of three or more directors, and its members must meet the Nasdaq listing standards, the regulations of the SEC, and the requirements of the Federal Deposit Insurance Corporation.

All members of the Audit Committee are “independent” as defined in the Nasdaq listing standards. The Board conducted a review regarding whether any members of the Audit Committee meet the criteria to be considered an “audit committee financial expert” and determined that Mr. Chan, its Chairman, Ms. Woo, its Vice Chairman, and Ms. Jelenko and Ms. Kono each qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of the SEC’s Regulation S‑K.

Although the Audit Committee does not have a policy for pre-approving services to be provided by Bancorp’s independent auditors, all services to be provided to Bancorp by its independent auditors are subject to review and approval by the

Audit Committee in advance of the performance of the services, provided that the Audit Committee will not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Audit Committee may delegate to a designated member or members of the Audit Committee the authority to approve such services so long as any such approval is reported to the full Audit Committee at its next scheduled meeting. The Audit Committee has not delegated such authority.

Compensation Committee

The purpose of the Compensation Committee is to exercise oversight with respect to the compensation philosophy, policies, practices, and implementation for our executive officers and directors, the administration of our equity-based compensation plans, and the administration of our incentive and other plans for our executive officers. In addition to its risk management responsibilities as described above, the Compensation Committee has responsibility for: (a) establishing our compensation policies and practices with regard to our Chief Executive Officer and the other executive officers; (b) reviewing and approving, at least annually, goals and objectives with respect to the performance of our Chief Executive Officer and the other executive officers; (c) evaluating, at least annually, the performance of our Chief Executive Officer and the other executive officers in light of the corporate goals and objectives and the performance evaluations; and (d) administering our equity-based compensation plans, including making awards and determining the terms and conditions of awards.

As provided by its charter, the Compensation Committee is comprised of at least two members of the Board. Each member of the Compensation Committee is required to be and is an “independent director” and otherwise qualifies as a member of the Compensation Committee under the Nasdaq listing standards; and qualifies as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated by the SEC under the Exchange Act.

Investment Committee

The Investment Committee oversees Bancorp’s investment and funds management policies at the holding company level. This committee exists alongside the Investment Committee at Cathay Bank.

Nomination and Governance Committee

All members of the Nomination and Governance Committee are “independent” as defined in the Nasdaq listing standards and the Nomination and Governance Committee is comprised of three or more members of the Board. This committee identifies and evaluates candidates qualified to serve as members of the Board and makes recommendations to the Board regarding such candidates. In addition, the committee has the following responsibilities with respect to corporate governance: (a) developing and recommending to the Board a set of corporate governance guidelines, reviewing and reassessing as appropriate the adequacy of any corporate governance guidelines adopted by the Board and recommending any proposed changes to the Board; (b) considering any other corporate governance issues that arise, developing appropriate recommendations for the Board, and addressing matters of corporate governance not otherwise delegated to other committees of the Board; (c) serving in an advisory capacity to the Board on matters of organizational and governance structure; (d) overseeing the implementation of the Board’s annual reviews of director independence; (e) developing and recommending to the Board a process to evaluate performance of the Board and its committees, and implementing and overseeing any process adopted; (f) reviewing and reassessing the adequacy of the various committee charters and recommending any proposed changes to the Board; (g) assisting the Board in reviewing our senior management development and succession planning; and (h) to assist the Board in fulfilling its oversight responsibilities on ESG matters such as environment, health and safety, corporate social responsibility, sustainability, philanthropy, corporate governance, reputation, equity and inclusion, community issues, and other public policy matters relevant to the Company.

Nominees for this 2025 annual meeting of stockholders were recommended by this committee and unanimously approved by all of Bancorp’s independent directors.

The policy of the Nomination and Governance Committee is to consider candidates properly recommended by our stockholders. In evaluating any such candidates, the Nomination and Governance Committee will consider the criteria described below. Any such recommendations should include the nominee’s name and qualifications for membership on the Board and should be directed to May K. Chan, Corporate Secretary, Cathay General Bancorp, 777 North Broadway, Los Angeles, California 90012. In addition, our bylaws permit stockholders to nominate directors for election at stockholder meetings. To nominate a director, stockholders must give timely notice to our Corporate Secretary in accordance with our bylaws, which require that the notice be received by our Corporate Secretary within the time periods described under “Stockholder Proposals for 2026 Annual Meeting of Stockholders” below.

The Board and the Nomination and Governance Committee consider potential nominees based on such criteria as depth and breadth of relevant experience, intelligence, personal character, integrity, commitment to the community and to Bancorp, knowledge of the business of banking, compatibility with the current Board culture, and prominence—all in the context of the perceived needs of the Board at the point in time of the consideration. Nominees must also be acceptable to banking regulators. Bancorp seeks to ensure that at least a majority of the directors are independent under the Nasdaq listing standards and that members of Bancorp’s Audit Committee meet Nasdaq, SEC, and Federal Deposit Insurance Corporation requirements and that at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. When an independent director retires, resigns or declines to stand for reelection, the Nomination and Governance Committee generally will evaluate whether to identify and recommend to the Board additional candidates for election by the stockholders or by the Board to fill the vacancy. The Nomination and Governance Committee has determined not to nominate additional candidates at the 2025 annual meeting in connection with the retirements of Mr. Poon and Mr. Chan, and instead has decreased the size of the Board effective as of the annual meeting, because Ms. Woo and Ms. Kono were previously elected as additional directors in 2024 in connection with the Board’s long-term succession planning.

Cathay Bank was founded in 1962 in Los Angeles, California, and is America’s oldest bank founded by Chinese-Americans. Since that time, it has expanded into metropolitan areas of the U.S. that have substantial Chinese-American populations, as well as established a branch in Hong Kong and a representative office in Shanghai, Taipei, and Beijing. To better serve its clients, many of Cathay Bank’s employees speak both English and one or more Chinese dialects or Vietnamese. As Cathay Bank has grown and expanded, the Board and the Nomination and Governance Committee have been considering greater diverse expertise for the Board, in terms of geography, skills, experience, and/or expertise. While there is no specific policy in place, a conscious effort has been made, and will continue to be made, to add to the Board otherwise qualified individuals who are representative of different expertise and skill sets.

The process for identifying and evaluating candidates is commenced by the Board upon its determination of a need to nominate a director or fill a new position or vacancy on the Board. At the request of the Board, the Nomination and Governance Committee then seeks to identify potential candidates who meet the specific criteria given by the Board at the time of the request based on input from members of the Board and, if the Board deems it appropriate, a third-party search firm.

The process begins with the Nomination and Governance Committee conducting inquiries into the backgrounds and qualifications of such candidates. If the Nomination and Governance Committee determines that a candidate is qualified to serve as a director and that he or she should be recommended to the Board, the Board will then review the recommendation and the accompanying information. If the Board is interested in a proposed candidate, it will designate a member to contact the candidate to discuss the proposed nomination, and determine if the candidate is interested in the nomination and if there is any reason why the Board should not proceed with the nomination. Depending on the outcome, the next step is for the candidate to meet with all members of the Board.

Following these meetings, and using the input from such interviews and the information obtained by the Nomination and Governance Committee, the Nomination and Governance Committee will evaluate whether the candidate meets the requisite qualifications and criteria and should be recommended to the Board. Candidates recommended by the Nomination and Governance Committee are then presented to the Board for selection as nominees for election by the stockholders or by the Board to fill a vacancy. The Nomination and Governance Committee expects that a similar process will be used to evaluate nominees recommended by stockholders.

A summary of the qualifications and reasons considered by the Board in connection with its nomination of each director nominee is set forth above under the section entitled “Proposal One–Election of Directors–Nominees, Continuing Directors, and Executive Officers.”

Risk Committee

The purpose of the Risk Committee is to oversee the risk management practices of our operations. This committee exists alongside the Risk and Compliance Committee at Cathay Bank.

The Risk Committee is responsible for, among other things, documenting, reviewing, and approving, on an oversight basis, our enterprise-wide risk management practices, and overseeing the operation of, on an enterprise wide-basis, an appropriate risk management framework commensurate with our capital structure, risk profile, complexity, activities, size, and other appropriate risk-related factors.

As provided by its charter, the Risk Committee is composed of at least three Board members and is chaired by an independent director. The independent director chair (a) must not be an officer or employee and must not have been an officer or employee during the previous three years, (b) must not be a member of the immediate family, as defined in Regulation Y, of a person who is, or has been within the last three years, an executive officer, as defined in Regulation O, and (c) must be an independent director under Item 407 of the SEC’s Regulation S-K.

Stock Ownership of Directors

Until January 18, 2024, our Corporate Governance Guidelines provide that directors should hold shares of our common stock with a value equal to two times the amount of the annual cash retainer paid to directors as of March 15, 2012, or the date the director is elected to the Board, whichever is later. It further provided that directors should achieve such holdings within five years of joining the Board or, in the case of directors serving at the time the Guidelines were first adopted, within five years of March 15, 2012. On January 18, 2024, the Company amended the Guidelines to increase director’s common stock holdings to three times the amount of annual cash retainer paid to directors as of March 15, 2012, or the date the director is elected to the

Board, whichever is later. As of March 20, 2025, all current directors meet such holding requirements or within the five year grace period.

Compensation of Directors

The directors of Bancorp are also the directors of Cathay Bank’s board of directors (“Bank Board”) and members of certain of its committees.

For 2024, with the exception of Anthony M. Tang and Peter Wu as discussed below, each director who was not also a full-time officer of Bancorp or Cathay Bank was paid an annual retainer of $55,000 payable on a monthly basis in cash and a fee of $750 for each committee or special meeting of Bancorp or Cathay Bank or executive session of independent directors attended. No fee is paid for regular bimonthly meetings of the board of directors of Bancorp or Cathay Bank. Board and Bank Board committee meetings that are held on the same day count only as one meeting, except for the Audit Committee and the Bank Board’s Audit Committee. In addition, the following annual retainers were paid: $35,000 to the Lead Independent Director of Bancorp, $15,000 to the chair of the Audit Committee, $15,000 to the chair of the Bank Board’s Credit Committee, and $10,000 to the chairs of all other Board or Bank Board committees other than the chairs of the Bank Board’s Audit Committee, Investment Committee, and Risk & Compliance Committee who only received retainers for their service as the respective chairs of the Board’s Audit Committee, Investment Committee, and Risk Committee. Bancorp and Cathay Bank reimburse directors for out-of-pocket expenses incurred in attending meetings of the boards and committees and in traveling on company business. The Compensation Committee advises the Board on director compensation.

In April 2024, the Compensation Committee awarded each of the non-employee directors and Anthony M. Tang and Peter Wu, who are employee directors, shares of common stock of Bancorp with a target value of $85,000 based on the closing price on April 12, 2024, as additional compensation for their service as directors on the Board and its committees.

In addition to the awarded shares stated above, Anthony M. Tang was paid a base salary of $180,000 for his service as Vice Chairman of the Board of Bancorp and the Board of Cathay Bank, an annual retainer as chair of the Bank Board’s Credit Committee, an annual retainer as a director, and committee meeting attendance fees.

In addition to the awarded shares stated above, Peter Wu was paid a base salary of $200,000 for his service as Vice Chairman of the Board of Bancorp and the Board of Cathay Bank, an annual retainer as a director, and committee meeting attendance fees.

Our Corporate Governance Guidelines provide that the Board may make other exceptions to the policy that a director who is also an officer or employee of Bancorp shall not receive additional compensation for such services as a director.

Director Compensation

The following table sets forth for 2024 a summary of the compensation paid to all directors who were not also a Named Executive Officer:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All other compensation 1/ ($)	Total ($)
Kelly L. Chan	102,250	84,999	—	—	—	—	187,249
Nelson Chung	104,250	84,999	—	—	—	—	189,249
Felix S. Fernandez	134,750	84,999	—	—	—	—	219,749
Maan-Huei Hung	70,750	84,999	—	—	—	—	155,749
Jane Jelenko	100,250	84,999	—	—	—	—	185,249
Ann Yee Kono 2/	49,863	—	—	—	—	—	49,863
Joseph C.H. Poon	86,000	84,999	—	—	—	—	170,999
Richard Sun	125,000	84,999	—	—	—	—	209,999
Anthony M. Tang	292,000 3/	84,999	—	—	—	9,000	385,999
Shally Wang	65,500	84,999	—	—	—	—	150,499
Elizabeth Woo 2/	46,163	—	—	—	—	—	46,163
Peter Wu	306,000 4/	84,999	—	—	—	10,000	400,999

1/

The amount in this column consists of employer contributions under the 401(k) Profit Sharing Plan. Perquisites and other personal benefits, or property, are excluded if the aggregate amount of such compensation was less than $10,000. Group life insurance, health insurance, and long-term disability insurance premiums are also excluded because such premiums are pursuant to a plan that does not favor executive officers or directors and is generally available to all salaried employees.

2/	Director since May 13, 2024.

3/

This amount consists of $180,000 for Mr. Tang’s services as Vice Chairman of the Board of Bancorp and Cathay Bank, a retainer fee of $55,000 as a director of Bancorp and Cathay Bank, an annual retainer fee of $15,000 as chair of the Bank Board Credit Committee, and committee meeting attendance fees of $42,000.

4/

This amount consists of $200,000 for Mr. Wu’s services as Vice Chairman of the Board of Bancorp and Cathay Bank, an annual retainer fee of $55,000 as a director of Bancorp and Cathay Bank, and committee meeting attendance fees of $51,000.

EXECUTIVE COMPENSATION

This Compensation Discussion and Analysis (“CD&A”) is intended to provide information relevant to an understanding of our executive compensation program, philosophy and objectives, our process for making compensation decisions, and our executive compensation components. We also address the factors most relevant to an understanding of our compensation policies and decisions regarding the 2024 compensation for each of the Named Executive Officers.

Named Executive Officers (“NEOs”)

For 2024, the Named Executive Officers of the Company were:

Named Executive Officers	Title
Chang M. Liu	President and Chief Executive Officer of Bancorp and Cathay Bank
Heng W. Chen	Executive Vice President and Chief Financial Officer of Bancorp and Cathay Bank
Dunson K. Cheng	Executive Chairman of Bancorp and Cathay Bank
Kim R. Bingham	Executive Vice President and Chief Risk Officer of Cathay Bank */
Albert Sun	Executive Vice President and Chief Credit Officer of Cathay Bank

*/	Mr. Bingham retired as Executive Vice President and Chief Risk Officer on January 21, 2025, and departed from Cathay Bank effective April 1, 2025.

Objectives of Our Executive Compensation Program

It is our policy to build stockholder value by attracting, motivating, and retaining capable executive management and other key personnel for the purpose of achieving our business goals. We seek to implement this policy, in part, through our executive compensation program.

We believe that an effective executive compensation program is one in which executive officers receive compensation that is competitive with the practices of other financial institutions in our market area, but which at the same time ties compensation to our financial and operating performance and does not encourage the taking of unnecessary and excessive risk or encourage the manipulation of reported earnings. In addition, we believe that individual compensation should be based on the experience, performance, and responsibility level of the executive officers and their contributions towards the achievement of our business goals.

Further, we believe that an effective executive compensation program is one that is designed to align the interests of our executive officers with those of our stockholders through both cash and equity-based incentive compensation that rewards performance as measured against the achievement of our annual, long-term, and strategic goals.

Accordingly, our executive compensation program consists of cash and non-cash components, all of which are intended to work together to help fulfill the objectives of our compensation policy, which are to:

●	attract, motivate, and retain capable executive management and other key personnel;

●	optimize the individual performance of our executive officers and our financial and operating performance;

●	align the interests of our executive officers with those of our stockholders and link specific performance to the overall quality and sustainability of our performance and profitability;

●	ensure that we are not unnecessarily exposed to risks or to the manipulation of our reported earnings;

●	more closely reflect programs that can be utilized on an ongoing basis; and

●	provide incentives that appropriately balance risk and reward, are commensurate with prudent risk-taking, and are compatible with effective controls and risk‑management.

We seek to combine these compensation components, which are described below, in such a way as to best achieve these objectives.

Our Performance Highlights

The following are highlights of our financial performance in 2024:

Net income declined to $286 million from $354 million in 2023. Diluted earnings per share (“EPS”) decreased to $3.95 compared to $4.86 in 2023. Total gross loans decreased by $172 million or -1% to $19.4 billion as of December 31, 2024, compared with $19.5 billion as of December 31, 2023. Total deposits increased by $361 million to $19.7 billion as of December 31, 2024, from $19.3 billion as of December 31, 2023. Efficiency ratio for 2024 was 51.35%, compared to 46.97% for 2023. Net interest margin for 2024 decreased to 3.04%, compared to 3.45% in 2023.

Total shareholder return (“TSR”) for 2024 was 6.82%, which was below the TSR of 9.59% for the banks included in the S&P U.S. BMI Banks - Western Region Index (the index we utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024).

Components of Our Executive Compensation Program and Executive Compensation Highlights for 2024

The Compensation Committee believes that the design of our executive compensation program provides a proper balance among the key components, which include competitive base salary, short-term incentive bonuses, and long-term equity incentives. Other elements of compensation include 401(k) savings plan, life, health, dental, disability, and medical reimbursement plans, and perquisites and other personal benefits that are generally available to all employees. A summary of the compensation components and the 2024 executive compensation highlights for our NEOs are also listed below.

Components	Structure	2024 Highlights
Competitive Base Salary

›     Fixed cash compensation for performing expected day-to-day responsibilities.

›     Reviewed annually and adjusted based on level of responsibility, achievements, experience and competitive market for similar talents.

›     Reflecting modest performance across the business, the Compensation Committee approved base salary increases of 3% for Messrs. Liu, Chen, and Bingham.

›     The above base salary percentage excludes base salary of our Executive Chairman of the Board, Mr. Cheng, which was decreased by 14%, and Mr. Sun, which was not changed.

Short-Term Incentive Bonuses

›     Based on performance compared to pre-established quantifiable financial metrics (e.g., EPS, ROA, loan growth, deposit growth, and efficiency ratio) and non-financial metric such as individual or department-wide performance goals.

›     Performance metrics are evaluated annually to maintain continued alignment with company strategy and market practice.

›     Take into account safety and soundness and risk-management, when determining financial and non-financial metrics.

›     Clawback rights.

›     Bonus plan is based on EPS, return on assets (“ROA”), and individual performance, and provides explicit formulas by which performance against these three metrics is assessed in determining the annual bonus.

›     Bonuses were determined in February 2025 based on 2024 performance. Reflecting the fact that the Company’s EPS and ROA performance did not achieve target levels, bonuses were awarded between 77% and 89% of target levels, as described below.

Long-Term Equity Incentives

›     Delivered in the form of performance-based restricted stock units (RSUs) using performance metrics we believe will result in a strong alignment of investor and executive interests.

›     Vesting of these RSUs based on performance and consists of (1) EPS, (2) TSR compared to comparable banks, and (3) ROA as compared to comparable banks.

›     Clawback rights.

›     Target mix of long-term equity awards that consists of performance RSUs: 50% will be earned based on EPS over a three-year performance period beginning January 1, 2024, 25% will be earned based on Bancorp’s total shareholder return (“TSR”) compared to comparable banks over that period and the remaining 25% will be earned based on Bancorp’s return on assets compared to comparable banks over that performance period.

›     As described below, LTI awards were given to the Named Executive Officers on June 28, 2024.

Each of these components serves as a means to achieve one or more of the objectives of our executive compensation program. The Compensation Committee does not follow rigid formulas for allocating compensation among these various components. Instead, it utilizes its judgment, taking into account our safety and soundness, as well as consideration of our business objectives, fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive pay practices and trends, and regulatory requirements.

We describe below each of these components and how determinations are made by the Compensation Committee under our compensation program for our executive officers. The specific amounts paid or awarded to our Named Executive Officers for 2024 and the rationale are set forth below under “Compensation Decisions for Named Executive Officers.”

Pay Mix

In 2024, a large portion of our executives’ compensation consisted of performance-based compensation that depends on the outcome of performance. As illustrated below, 74% of CEO compensation consisted of performance-based incentives, 52% of which was delivered in long-term incentive awards with 3-year performance vesting. The compensation mix represents the total direct compensation for 2024, including the grant date fair value of annual long-term incentive awards (i.e. Performance RSU).

Base Salaries

We provide our executive officers with a base salary to compensate them for services rendered during the year and to attract, motivate, and retain them. The Compensation Committee does not apply any fixed formula for setting base salaries for our executive officers. Instead, it considers a wide range of factors. In particular, the Compensation Committee considers our overall financial and operating performance and profitability, and its evaluation of each executive officer’s individual performance and contribution toward such overall performance and profitability. Our overall performance and profitability are determined, without any quantified targets or particular weighing, with reference to financial factors such as net income, EPS, return on average assets, return on average stockholders’ equity, efficiency ratio, and percentage increase or decrease in total assets, loans, and deposits.

The evaluation of each executive officer’s individual performance involves consideration of such factors as the significance of the executive officer’s services, level of responsibility, changes in those responsibilities, and the achievement of individual performance goals or completion of any strategic initiatives and special projects or assignments that may have been set from year to year, without any particular weight being assigned to these factors. As part of this evaluation, the Compensation Committee may consider the executive officer’s individual skills, experience, length of service, and compensation levels in past years, not only in relation to the individual’s performance in those years compared with the current year, but also in relation to competitive employment opportunities for that individual. Consideration is also given to changes in the cost of living.

The Compensation Committee also takes into consideration the base compensation of executive officers in equivalent positions at banks and bank holding companies considered to be similar to Cathay Bank and Bancorp. We believe it is helpful to consider comparative market information about compensation paid to executive officers of other companies in our business and geographic marketplace that seek similarly skilled and talented executives. We want to be able to retain our executive officers and, accordingly, we take into consideration publicly available information about compensation paid to executive officers at other financial institutions in making our compensation decisions. However, we do not establish compensation levels based on benchmarking, and we do not attempt to maintain a certain target percentile within any peer group to determine compensation. We view information on pay practices at other institutions as relevant to a general understanding of the market and for assessing the competitiveness and reasonableness of our executive compensation program.

Salary levels are typically considered in the first quarter of the year as part of our employee performance review process. Salary levels may also be reviewed and adjusted for an executive officer pursuant to a promotion or change in job responsibility or for special retention purposes. The Compensation Committee does not set any target range or apply any formulas or any particular minimum or maximum percentages. Instead, it considers the base salary increases on a case-by-case and year-by-year basis applying the factors set forth above. When permitted by law, the Compensation Committee takes into consideration the compensation history of the executive officers and will observe past ranges for reference and guidance without being bound or limited by them.

Cash Bonuses

The Compensation Committee adopted, effective January 1, 2014, an Executive Officer Annual Cash Bonus Program, as amended on December 14, 2017 and March 15, 2018 (the “Bonus Program”), pursuant to which our executive officers may be entitled to cash bonus awards that constitute cash awards under our 2005 Incentive Plan, as amended and restated effective May 18, 2015 (the “2005 Incentive Plan”). The purpose of the Bonus Program is to attract, motivate, and retain capable executive management and other key personnel by providing incentives that are commensurate with prudent risk taking, that do not pose a threat to safety and soundness, and that seek to link compensation to our overall strategic goals. To determine a participant’s bonus award, the Compensation Committee may establish for a “program year” company-wide financial criteria, including the achievement of quantifiable financial metrics (e.g., EPS, ROA, loan growth, deposit growth, and efficiency ratio) and metric and/or nonmetric individual or department-wide performance goals. Following completion of a program year, the Compensation Committee determines the extent to which the financial criteria and performance goals for each participant have been achieved or exceeded and the amount of the bonus award to be paid. The Bonus Program sets forth factors the Compensation Committee should take into account in determining financial criteria and performance goals and the circumstances in which the results and bonus awards may be adjusted, taking into account safety and soundness and risk-management.

Equity Incentives

The 2005 Incentive Plan permits us to grant stock options, stock awards (including shares, RSUs, stock appreciation rights, stock units and other similar awards), and cash awards.

Equity awards under the 2005 Incentive Plan compensate eligible participants for their contributions to our business and encourage them to exert maximum efforts for our success by providing them with an opportunity to benefit from increases in the value of our common stock, thereby aligning the interests of the participants with those of our stockholders. As such, the awards serve as an incentive and reward for the achievement of our long-term business goals and a means to attract, motivate, and retain key personnel.

The Compensation Committee has authority to determine the number and type of equity awards for executive officers and other employees. Awards are generally based on a qualitative analysis of the individual’s performance and our overall performance and profitability, taking into account the factors discussed above under “Base Salaries” and “Cash Bonuses.” For general reference purposes only, the Compensation Committee also will consider the size of awards made in the past to each individual and also generally refer to the size of awards made at other banks and bank holding companies of comparable size and complexity. Consideration is also given to the estimated dilutive effect of such awards on our stockholders.

For the past several years, the equity incentive awards made by the Compensation Committee have been in the form of RSUs. For the executive officers, including the Named Executive Officers, other than any equity incentive awards awarded in connection with the Bonus Program, the vesting of these RSUs has been based on performance, which currently consists of (1) EPS, (2) TSR compared to comparable banks, and (3) ROA as compared to comparable banks.

Awards generally have been made at Compensation Committee meetings where the intent to issue awards has been specified in advance of the actual meeting. Awards are also made on occasion during the year to newly hired or newly promoted officers or for special retention purposes. Such awards for new hires, promotions, and retention become effective on the date of approval of the award by the Compensation Committee. All awards are made at or above the fair market value of our common stock as quoted on the Nasdaq Global Select Market.

Retirement and Other Benefits

Bancorp’s primary retirement plan is the 401(k) Profit Sharing Plan, which is available to salaried employees of Cathay Bank who have completed one month of service and have attained the age of 21. Participants can contribute up to 75% of their eligible compensation for the year (subject to Internal Revenue Code limits). Cathay Bank matches 100% on the first 5% of eligible compensation contributed per pay period. For participants hired prior to October 1, 2021, the vesting schedule for the matching contribution is 0% for less than two years, 25% at the beginning of the third year and 100% vested after three years of service. For participants hired after October 1, 2021, the vesting schedule for the matching contribution is 0% for less than three years of service and 100% vested thereafter.

In addition, Cathay Bank maintains the Bank Employee Stock Ownership Plan Trust, under which a participant’s benefits consist of cash (or cash equivalents) and shares of our common stock allocated to the participant. We have not made any contributions since 2004, and do not expect to make any contributions in the future.

We also provide group life, health, dental, disability, and medical reimbursement plans that do not discriminate in scope, terms, or operation in favor of our executive officers and that are generally available to all salaried employees.

Our executive officers are eligible to participate in all of these plans on the same terms as other employees.

Perquisites and Other Personal Benefits

We provide our executive officers with perquisites and other personal benefits that the Board and the Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers. Currently, these perquisites consist primarily of automobile expenses and club memberships. For 2024, the aggregate amount of perquisites and other personal benefits provided to our Named Executive Officers was less than $10,000 each, except for our Executive Chairman, Dunson K. Cheng.

Establishing Our Executive Compensation

Role of Compensation Committee

The Compensation Committee, which is comprised of independent directors, exercises oversight with respect to the compensation philosophy, policies, practices, and implementation for our executive officers and directors. For information relating to the composition and responsibilities of the Compensation Committee, see “Compensation Committee” under section “Board of Directors and Corporate Governance” above.

The Chief Executive Officer and the Compensation Committee review the performance of each executive officer (other than the Chief Executive Officer and the Executive Chairman). The conclusions reached and recommendations made based on these reviews, which include salary adjustments, cash bonuses and equity awards, are then taken into account by the Compensation Committee as it makes decisions about compensation of the executive officers. With respect to the Chief Executive Officer and the Executive Chairman, the Compensation Committee reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer’s and Executive Chairman’s compensation, evaluates the Chief Executive Officer’s and Executive Chairman’s performance against those objectives, and approves the Chief Executive Officer’s and Executive Chairman’s compensation based on those evaluations. Neither the Chief Executive Officer nor the Executive Chairman participates in any deliberations or voting regarding his own compensation.

The Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, or such other advisors to the Compensation Committee as it, in its sole discretion, deems necessary or advisable to assist it in carrying out its responsibilities. The Compensation Committee is responsible for the appointment, compensation, and oversight of the work of any such compensation consultant or other advisor. Before selecting an advisor or receiving advice, other than from our in-house counsel, the Compensation Committee makes inquiries and assesses the responses to determine whether there are any potential conflicts of interest. In making its determinations with respect to compensation, the Compensation Committee also has access to and seeks input from senior management, the Lead Independent Director, and other directors, as well as receiving administrative support and advice from the Chief Financial Officer, the General Counsel, the Director of Human Resources of Cathay Bank, the Chief Risk Officer of Cathay Bank, our senior risk officers, and representatives of other departments of Cathay Bank.

Compensation Consultant

The Compensation Committee has retained Frederic W. Cook & Co., Inc. (“FWC”) as its compensation consultant. FWC reports directly to the Compensation Committee. Management has not retained its own compensation consultant. The Compensation Committee has conducted an inquiry and assessment with respect to FWC, and determined that it is independent of management, provides no other services to us or to management, has in place policies and procedures designed to prevent conflicts of interest, and has no conflicts of interest in acting as a compensation consultant to the Compensation Committee.

As part of its engagement, FWC informs the Compensation Committee on practices and trends in executive compensation in the banking sector and current guidelines on executive compensation of proxy advisory firms, and provides compensation data with respect to comparable financial institutions. FWC has assisted the Compensation Committee in numerous areas, including (a) structuring our equity compensation program, (b) assessing whether our incentive compensation program will be commensurate with prudent risk-taking and links specific performance to the overall quality and sustainability of our performance and profitability, and (c) reviewing the CD&A in our proxy statements.

FWC was consulted by the Compensation Committee as to how annual and long-term incentives might be structured and, in particular, with respect to the design of the Bonus Program and of the performance-based RSUs that are awarded by the Compensation Committee. In awarding the performance-based RSUs, the Compensation Committee also consulted with FWC as to the tax and accounting treatment of the units compared to other forms of equity awards, the vesting provisions in the case of events such as death, disability, retirement, and change in control, and the range and scope of clawbacks. The amounts of the cash bonus and RSU awards were ultimately determined by the Compensation Committee.

Peer Group

As part of its engagement, FWC has advised the Compensation Committee in its selection of a group of peer companies (“Peer Group”) for purposes of assessing the competitiveness of executive compensation and performance. In the fall of 2023, FWC reviewed the peer group adopted in 2022 and recommended adding Eastern Bancshares and removing Umpqua Holding Company after its acquisition by Columbia Banking (which was retained in the peer group). The Compensation Committee accepted FWC’s recommendation.

As of December 31, 2024, total assets for the Peer Group ranged from $11.6 billion to $80.1 billion, and market capitalization ranged from $1.3 billion to $13.3 billion. By comparison, our total assets were $23.1 billion, and our market capitalization was $3.3 billion, which placed us at the 37th and 53rd percentiles, respectively, compared to the Peer Group (percentile rankings exclude PacWest who was acquired in 2023). The Peer Group consisted of the following 18 companies:

●   Associated Banc-Corp

●   Bank of Hawaii Corporation

●   Berkshire Hills Bancorp

●   Columbia Banking

●   CVB Financial Corp.

●   East West Bancorp, Inc.

●   Eastern Bancshares

●   First Financial Bancorp

●   First Hawaiian, Inc.

●   Hope Bancorp, Inc.

●   Independent Bank Corp.

●   Pacific Premier Bancorp, Inc.

●   PacWest Bancorp

	● Pinnacle Financial Partners, Inc.		target, and (2) achievement of individual/departmental
	● Prosperity Bancshares, Inc.		goals, as set forth in the following chart:
	● Valley National Bancorp					Individual /
	● Western Alliance Bancorporation					Departmental
				EPS	ROA	Goal
	FWC again reviewed Bancorp’s peer group in the fall of 2024. The only		Name	Percentage	Percentage	Percentage
	recommendations were to add WSFS Financial Corporation and remove		Chang M. Liu	56%	24%	20%
	PacWest Bancorp after its acquisition by Banc of California, which		Heng W. Chen	49%	21%	30%
	maintained the number of peers at 18. The Compensation Committee		Dunson K. Cheng	56%	24%	20%
	accepted FWC’s recommendations.		Kim R. Bingham	35%	15%	50%
			Albert Sun	35%	15%	50%
	Compensation Decisions for
	Named Executive Officers		● For each metric, the bonus structure provides for a range
			of payouts based upon achievement against the goal, as
	During 2024, the Compensation Committee held seven meetings to		set forth in the following chart (the minimum and maximum
	discuss, review, and/or deliberate about our compensation program and the		payouts with respect to EPS and ROA are based on
	appropriate levels of compensation for the executive officers. As discussed		performance 25% below and 25% above target):
	in this CD&A and elsewhere in this proxy statement, the Compensation
	Committee, consistent with its charter and the objectives of our					Performance
	compensation program, reviewed and considered relevant information					Rating with
	available to it in making its compensation decisions.					Respect to
						Individual /
	Base Salaries. On February 22, 2024, the Compensation Committee met			EPS	ROA	Departmental
	to consider adjustments to the base salaries for each of our Named			Goal	Percentage	Goal
	Executive Officers, effective April 1, 2024. The resulting salary increases		Payout of 50% of	$3.3375	1.0125%	2.5
	were 3% for Messrs. Liu, Chen and Bingham. Mr. Sun’s salary was not		Target
	adjusted due to having recently joined Cathay Bank in the fall of 2023. Mr.		Target Payout of	$4.45	1.35%	3.25
	Cheng’s salary was decreased by approximately 14%, reflecting a		100%
	decrease in his responsibilities and time commitment in light of Mr. Liu’s		Maximum Payout of	$5.5625	1.6875%	4.75
	continued experience and successful performance as the CEO. The annual		150%	or greater	or greater	or greater
	base salaries for the Named Executive Officers before adjustment and after
	adjustment are as follows:		With respect to the EPS and ROA goals, there was no bonus
			payout for performance below the 50% payout level. With
	Annual Base Salary	Annual Base Salary	respect to the individual/departmental goals component, there
	Before Adjustment	After Adjustment	is a 25% payout for a rating of 2 or greater but below 2.5 and
Name	($)	($)	there is no payout below a 2.0 rating. With respect to the EPS
Chang M. Liu	920,000	951,000	and ROA goals, payout occurs on an interpolated basis for
Heng W. Chen	553,000	571,000	performance between threshold and target and between target
Dunson K. Cheng	700,000	600,000	and maximum. With respect to the performance rating
Kim R. Bingham	414,000	426,000	component, the payout percentage advances in steps, i.e. a
Albert Sun	375,000	375,000	performance rating from 3.25 to below 3.5 would result in a
			100% payout, a rating from 3.5 to below 3.75 would result in a
	In making its determination of merit increases, the		110% payout, etc.
	Compensation Committee took into consideration the
	executive compensation reports prepared by FWC, the peer		By way of illustration, if an executive’s base salary were
	analysis, the personal ratings and performance for each of the		$100,000, the target bonus was 80%, the EPS, ROA, and
	executive officers.		individual/departmental percentages were 50%, 20%, and 30%
			respectively, and the percentages of achievement were 90%,
	Bonuses. The bonus structure for 2024 was generally based on the bonus structure adopted in 2017.		100%, and 110% respectively, a bonus of $78,400 would have
			been payable, computed as follows:
	The bonus program has the following characteristics:
						Individual /
	● A target bonus percentage was set as a percentage of					Departmental
	base salary for each executive. The target bonus			EPS	ROA	Goal
	percentages were: Mr. Liu—100%; Mr. Chen—75%; Mr.		Amount of Target Bonus	$40,000	$16,000	$24,000
	Cheng—100%; Mr. Bingham—70%; and Mr. Sun—70%.		Payout Percentage	90%	100%	110%
			Payout	$36,000	$16,000	$26,400
	● The target bonus was based upon the achievement of (1)		Total Payout	$78,400
	financial targets consisting of an EPS target and ROA
			With respect to 2024, the EPS and ROA goals were achieved at $3.95 and 1.22%, both of which were below the target levels of $4.45 and 1.35%, resulting in payout percentages of 77.53% for the portion of each NEO’s bonus based on EPS and 80.74% for the portion based on ROA. All NEOs received performance ratings between 3.14 and 3.88, resulting in a payout percentage of 75% to 120% for that portion of the bonus based on departmental/individual performance

	(120% for Mr. Liu, 100% for Messrs. Chen, Cheng, and Sun, and	developing and implementing a risk framework that ties risks
	75% for Mr. Bingham).	and KRIs associated to each business strategy and initiative associated with the business plan; assuming a larger oversight
	Based on the methodology described above, the following	and management role over the operations of FCIU; staff
	bonus amounts were determined to be awarded to the	enterprise risk management so as to fully remediate any
	Named Executive Officers:	identified regulatory deficiencies and audit recommendations;
and develop direct reports’ potential for next leadership role.
Amount of
	Total Bonus	Albert Sun
Name	($)
Chang M. Liu	825,400	Mr. Sun’s individual/departmental goals included goals with
Heng W. Chen	363,800	respect to adversely graded asset ratios; nonperforming loan
Dunson K. Cheng	496,800	ratios; credit administration turnaround; operating expenses;
Kim R. Bingham	228,900	assessing current department functions and need to
Albert Sun	234,300	reorganize; and actions in connection with any regulatory
recommendations.
Set forth below are the performance goals that were evaluated
	with respect to the NEOs in determining the performance	Equity Incentives
achievement percentages.
Structure of Equity Incentives
Chang M. Liu
The Compensation Committee has determined to award long-
	Mr. Liu’s individual/departmental goals included driving the	term incentive awards to the Named Executive Officers in the
	Bank’s business units and operations toward achieving the	form of performance-based RSUs, using performance metrics
	Bank’s business plan; managing the Bank’s lending, branch,	that the Compensation Committee believes results in a strong
	and operations units to focus on driving the Bank’s	alignment of investor and executive interests. Each executive
	performance toward its strategic plan; driving down the Bank’s	is granted a target number of RSUs for each award type that is
	cost of funds/deposits; focusing on consistent and quality loan	based on an approved dollar value, which would then be
	growth with a higher growth rate for commercial and industrial	converted to an amount of RSUs, based on accounting values,
	loans and modest growth rate for commercial real estate and	which in the case of the TSR-based RSUs, uses the Monte-
	residential mortgages; using automation/process to gain	Carlo valuation model. In developing the program, the
	efficiency for multiple departments throughout the bank;	Compensation Committee considered the tax and accounting
	improving and increasing employee and client engagement;	treatment of performance share units compared to other forms
	representing the company professionally within the banking	of equity awards, the vesting provisions in the event of death,
	industry and general public, and updating and reviewing	disability or retirement or a change in control, and the range
	succession planning with the Human Resources Department	and scope of clawbacks.
and continuing to hire high caliber employees capable of
	successor roles to various management positions.	If target performance is achieved, each RSU generally
represents the right to receive one share of our common stock
	Heng W. Chen	at the end of the performance period, subject to adjustment.
Performance above the target generally results in payment of
	Mr. Chen’s individual/departmental goals included managing	additional shares and performance below the target generally
	the Company’s liquidity; efforts with respect to managing the	results in payment of fewer or no shares. The performance
	Current Expected Credit Losses (CECL) accounting standard	period for the RSU awards is three years. The metrics for the
	model, reducing the Company’s effective tax rate through	awards consisted of (1) an absolute EPS metric, (2) a TSR
	investments, managing capital through acquisitions, dividends,	metric based on stock price growth plus dividends, relative to
	and stock buybacks; maintaining an active investor relations	the companies in the KBW Regional Bank Index over the
	program; complying with applicable financial and regulatory	performance period, and (3) an ROA metric based on ROA
	reporting requirements; supervising the treasury function;	relative to the companies in the KBW Regional Bank Index
	develop existing employees as part of its long-term succession	over the performance period. The Compensation Committee
	planning; and actions in connection with any internal audit or	chose these metrics because it concluded that successful
	regulatory recommendations.	performance against these metrics would align well with
increases in long-term stockholder value. The value of the
	Dunson K. Cheng	awards is split approximately 50/25/25 among these three
metrics with the EPS metric being 50%.
Mr. Cheng’s individual/departmental goals included
	management of the Bank’s credit culture, overseas	The number of target RSUs will be increased to the extent that
	development, CEO mentoring, and digital transformation.	dividends are paid on our common stock, as if reinvested on
the ex-dividend date in additional shares. If a “change in
	Kim R. Bingham	control,” as defined in the award agreement, occurs before the end of the performance period, a number of the target RSUs
	Mr. Bingham’s individual/departmental goals included	based on EPS or TSR or ROA may be earned depending on
	addressing any regulatory recommendations relating to	the timing of change in control and whether the RSUs are
	departments reporting to him within prescribed timeframes;	assumed by a public company. All the RSUs earned will be
fully vested, and distribution of shares will commence generally

within 90 days following the end of the performance period,				the award date and the ending stock price will be the average
provided the Named Executive Officer remains continuously				stock price over the 20 trading days ending on the last day of
employed through the performance period. Special provisions				the performance period. If our TSR over the performance
will apply if a Named Executive Officer dies, incurs a “total and				period is below the 30th percentile when ranked against each of
permanent disability” or terminates employment on account				the peer companies, no RSUs will be earned. If the ranking is
of “retirement” as these terms are defined in the award				equal to the 30th percentile, 50% of the target RSUs will be
agreement. Provision is made for cancellation of RSU awards				earned. To the extent that our TSR is ranked above the 30th
or repayment under certain circumstances.				percentile, the number of earned target RSUs will be scaled up to 150% of the target restricted stock units for performance at
RSUs Awarded in June 2024				or above the 70th percentile, so that 100% of the target RSUs will be earned for performance at the 50th percentile.
The Compensation Committee granted RSUs to all NEOs on
June 28, 2024. The grant values were as follows:				For the awards based on ROA, the number of earned RSUs
will be determined by comparing our ROA for the three-year
	June 2024			performance period ending December 31, 2026, with the ROA
Name	LTI Grant			of each of the companies in the KBW Regional Bank Index
Chang M. Liu	$1.902 million			over the same period. For this purpose, ROA will consist of the
Heng W. Chen	$0.610 million			average ROA over the three years. If our ROA over the
Dunson K. Cheng	$1.368 million			performance period is below the 30th percentile when ranked
Kim R. Bingham	$0.377 million			against each of the peer companies, no RSUs will be earned. If
Albert Sun	$0.332 million			the ranking is equal to the 30th percentile, 50% of the target
RSUs will be earned. To the extent that our ROA is ranked
Reflecting the 50/25/25 split in value, these NEOs received the				above the 30th percentile, the number of earned target RSUs
following RSUs:				will be scaled up to 150% of the target RSUs for performance at or above the 70th percentile, so that 100% of the target
	EPS	TSR	ROA	RSUs will be earned for performance at the 50th percentile.
Name	RSUs	RSUs	RSUs
Chang M. Liu	25,212	12,506	12,606	Payout of 2022 Long-Term Equity Incentives
Heng W. Chen	8,085	4,011	4,042
Dunson K. Cheng	18,133	8,995	9,066	The performance period for the long-term equity incentives
Kim R. Bingham	4,997	2,478	2,498	awarded in May 2022 ended December 31, 2024. With respect
Albert Sun	4,400	2,183	2,200	to the awards based on EPS, the payout percentage was
72.938%. With respect to the awards based on TSR, the
In considering the award of performance-based RSUs, the				Company’s ranking among 46 companies was 19th, resulting in
Compensation Committee reviewed materials prepared by				a percentile ranking at the 60th percentile, and the payout
FWC, including an analysis of the base salaries, target bonus				percentage was 125%. With respect to the awards based on
opportunities, long-term incentives, and total compensation of				ROA, the Company’s ranking among 46 companies was 6th,
our NEOs, compared with proxy statement data for our Peer				resulting in a percentile ranking at the 89th percentile, and the
Group and survey data covering the banking industry.				payout percentage was 150%.

The Compensation Committee discussed an analysis of EPS				Risk Assessment
for the three-year performance period and used a projected
cumulative EPS for that period to establish a target EPS for the				In June 2010, the federal regulatory agencies, including the
three-year performance period ending December 31, 2026.				Federal Reserve Board, the Office of the Comptroller of the
Currency and the Federal Deposit Insurance Corporation,
The target EPS, in the opinion of the Compensation				jointly issued the “Guidance on Sound Incentive Compensation
Committee, reflects reasonable earnings growth over the				Policies,” which is based on the following three principles that
performance period and will not involve excessive risk to				are to be incorporated in incentive compensation practices:
achieve. If the actual cumulative EPS for the three-year period
equals the target, 100% of the RSUs will be earned and will be				• incentive compensation arrangements should balance risk
scaled up to 150% of the units if the actual cumulative EPS is				and financial results in a manner that does not encourage
up to 15% or more than the target. If the actual cumulative				employees to expose their organizations to imprudent risks;
EPS is less than 100%, but not more than 15% below the
target, the number of units earned will be scaled down to 50%.				• a banking organization’s risk-management processes and
If the actual cumulative EPS is more than 15% below the				internal controls should reinforce and support the
target, none of the RSUs will be earned.				development and maintenance of balanced incentive
compensation arrangements; and
For the awards based on TSR, the number of earned RSUs
will be determined by comparing our TSR from the award date				• banking organizations should have strong and effective
to the end of the three-year performance period ending				corporate governance to help ensure sound compensation
December 31, 2026, with the TSR of each of the companies in				practices.
the KBW Regional Bank Index over the performance period.
For purposes of computing TSR, the beginning stock price will				In February 2014, the Board adopted an Incentive
be the average stock price over the 20 trading days ending on				Compensation Policy to assist the Compensation Committee in
complying with the Guidance and adopted procedures for
management to implement the policy.

Our Compensation Committee meets on an annual basis with our Chief Financial Officer, our senior risk officers, namely the Chief Risk Officer of Cathay Bank, Director of Human Resources of Cathay Bank, and our General Counsel, to review our compensation plans and evaluate the risks, both long-term and short-term, that we face. We conduct a regular review of the business units to identify and examine risks that may be posed to us and our safety and soundness. As set forth in its charter, the Compensation Committee monitors the performance and regularly reviews the design and function of our incentive compensation plans and arrangements to ensure that they do not encourage our executive officers to take any unnecessary or excessive risks that threaten our value, to identify features that could pose risks to us and limit those features to ensure that we are not unnecessarily exposed to risks, and to eliminate any features that would encourage the manipulation of our reported earnings to enhance the compensation of any employee. Among the matters considered are the balance between base and incentive compensation, between cash and equity compensation, and between service-based and performance-based compensation; whether performance goals are realistic and the maximum payout opportunities are reasonable; and whether awards are subject to a clawback. More specifically, in consultation with the senior risk officers, the Compensation Committee determines whether the amounts of the base salaries, the short-term cash bonuses and the LTI awards, both performance-based and time-based, for our executive officers appropriately balance risk and reward and do not encourage taking unnecessary and excessive risks or encourage manipulation of reported earnings.

Additional Information Relating to

Executive Compensation

Ownership Guidelines

Our Corporate Governance Guidelines provide that our Chief Executive Officer shall hold shares of our common stock with a value equal to three times the amount of his or her annual base salary. We do not require any other officer to maintain a minimum ownership interest in our stock. We believe our stock ownership requirements for the Chief Executive Officer, as well as our directors, further align the interests of the Chief Executive Officer and our directors with those of our stockholders by requiring them to hold substantial equity in Bancorp. Until the stock ownership requirements are met, the Chief Executive Officer may not sell, assign, transfer, or pledge any of our common stock. Unearned performance shares and options do not count towards ownership requirements.

Compensation Recovery Policy

A compensation recovery policy (or “clawback”) generally provides that bonuses or other incentive compensation awards are subject to forfeiture and recovery if such payments or awards were made based on materially inaccurate financial statements.

In September 2023, the Company adopted a clawback policy that requires repayment of incentive compensation paid to current and former executive officers under certain circumstances in connection with accounting restatements of financial results. In general, the clawback policy requires the repayment of amounts received in the three years preceding a restatement to the extent a lesser amount would have been received if incentive compensation had been determined based on the restated financial results.

Employment Agreements

With the exception of the Change of Control Employment Agreements described in the next section, we have no employment agreement with any of the Named Executive Officers, with the exception of our chief executive officer, Mr. Liu. For a description of our employment agreements with our chief executive officer, please see the section below entitled “Remuneration of Executive Officers–Employment Agreement.”

Change of Control Agreements

The Board desires to promote stability and continuity of senior management and to help align their interests with those of our stockholders in the event of a change in control or potential change in control of Bancorp. Accordingly, we have entered into Control Agreements (defined below under “Potential Payments Upon Termination or Change in Control — Change of Control Employment Agreements”) with our executive officers and Executive Vice Presidents of Cathay Bank. We believe that these agreements help to ensure that our key officers will remain fully engaged during a change in control or potential change in control. The Control Agreements provide for enhanced severance benefits in the event of a voluntary termination of employment for “good reason” or involuntary termination other than for “cause” following a “change in control.” Based on a review of information generally available to the public and the advice of outside legal counsel, the Board determined that these arrangements were competitive and reasonable. The Control Agreements do not influence our decisions surrounding the Named Executive Officer’s cash and equity compensation. For a more detailed discussion of the severance benefits, the events that would trigger payment of severance benefits and the Control Agreements in general, see “Potential Payments Upon Termination or Change in Control” below.

Response to 2024 Vote on Executive Compensation

The Board has been annually submitting to our stockholders a proposal to approve, on an advisory (nonbinding) basis, our executive compensation. At the 2024 annual meeting of stockholders, 94.22% of the votes cast were in favor of approving this proposal. The Compensation Committee was aware of and considered the results of the advisory vote on executive compensation and has construed this favorable vote of stockholders as supporting its executive compensation decisions and policies.

Insider Trading Policy

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of our securities by directors, officers, and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable Nasdaq listing standards. Our insider trading policy states, among other things, that our directors, officers, and employees are prohibited from trading in such securities while in possession of material, nonpublic information. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, filed as an exhibit to our Annual Report on Form 10-K.

Pledging and Hedging Policy

The Board has adopted a policy that prohibits, unless advance approval has been obtained from the Board, all directors and executive officers (including the Named Executive Officers) from holding our securities in a margin account or otherwise pledging or hypothecating our securities as collateral for a loan, entering into hedging or monetization transactions or similar arrangements with respect to our securities, or engaging in certain other speculative trading in our securities. No such requests have been made and consequently no such approvals have been granted.

Equity Granting Policy

All equity awards to NEOs are discretionary and are approved by the Compensation Committee with a grant date determined at the time of approval. The Company does not currently grant stock options to its employees. The Compensation Committee did not take material nonpublic information into account when determining the timing and terms of equity awards in 2024, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation paid in excess of $1 million to “covered employees” as defined under Section 162(m) (generally, such company’s chief executive officer, its chief financial officer and its three other highest paid executive officers). The Compensation Committee takes into account the tax and accounting implications (including the deduction limits of Section 162(m)) when making compensation decisions but necessarily reserves its right to make compensation decisions based on other factors as well if the Compensation Committee determines it is in the best interests of the Company to do so.

Nonqualified Deferred Compensation

We do not have a deferred compensation program, and we have no current plans to implement such a program. However, we do have two deferred compensation arrangements with Dunson K. Cheng. For details regarding these deferral arrangements, see “Nonqualified Deferred Compensation” below.

Stock-Based Compensation

Restricted stock and RSUs, separately or in combination, serve to reward and retain executive officers through shares valued at the current price on the date the restriction lapses, which awards may be subject to both service- and performance-based conditions. Awarding restricted stock and RSUs also permits us to issue fewer shares, thereby reducing potential stockholder dilution. We believe that restricted stock and RSUs provide a motivating form of incentive compensation and serve our objectives of incentivizing our executive officers to focus on delivering long-term value to our stockholders.

Compensation Committee Interlocks and Insider Participation

Except as disclosed under “Policies and Procedures Regarding Related Party Transactions – Office Lease”, no person who was a member of the Compensation Committee during 2024 had any relationships requiring disclosure.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the foregoing CD&A and based on such review and discussion, has recommended to the Board that the CD&A be included in this proxy statement and incorporated by reference into Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024.

Compensation Committee

Richard Sun (Chairman)

Maan-Huei Hung

Joseph C.H. Poon

Shally Wang

Elizabeth Woo

Remuneration of Executive Officers

The following tables set forth information regarding the compensation for services in all capacities paid or accrued for the periods indicated to our principal executive officer, principal financial officer, and three most highly compensated executive officers other than our principal executive officer and principal financial officer (the “Named Executive Officers”).

Summary Compensation Table

The table below sets forth information for the Named Executive Officers regarding compensation for the last three completed fiscal years:

Name and Principal Position	Year	Salary 1/ ($)	Bonus ($)	Stock awards 2/ ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non- qualified deferred compensation earnings ($)		All other compensation 3/ ($)		Total ($)
Chang M. Liu President and Chief Executive Officer of Bancorp and Cathay Bank	2024	943,250	—	1,901,973	—	825,400	—		17,250		3,687,873
	2023	900,750	—	1,841,907	—	784,600	—		16,500		3,543,757
	2022	811,246	—	1,686,958	—	1,106,800	—		15,250		3,620,254
Heng W. Chen Executive Vice President and Chief Financial Officer of Bancorp and Cathay Bank	2024	566,500	—	609,929	—	363,800	—		17,250		1,557,479
	2023	548,250	—	589,937	—	366,500	—		16,500		1,521,187
	2022	529,599	—	568,905	—	501,100	—		15,250		1,614,854
Dunson K. Cheng Executive Chairman of Bancorp and Cathay Bank	2024	625,000	—	1,367,936	—	496,800	43,041	4/	32,233	5/	2,565,010
	2023	700,000	—	1,589,977	—	582,900	40,844		31,756		2,945,477
	2022	730,523	—	1,589,900	—	891,000	38,774		29,796		3,279,993
Kim R. Bingham */ Executive Vice President and Chief Risk Officer of Cathay Bank	2024	423,000	—	376,925	—	228,900	—		17,031		1,045,856
	2023	410,500	—	363,971	—	223,300	—		16,500		1,014,271
	2022	396,446	—	351,934	—	324,300	—		15,179		1,087,859
Albert Sun Executive Vice President and Chief Credit Officer of Cathay Bank	2024	375,000	—	331,950	—	234,300	—		2,885		944,135

*/	Kim R. Bingham retired as Executive Vice President and Chief Risk Officer of Cathay Bank on January 21, 2025 and departed from Cathay Bank effective April 1, 2025.

1/	Include amounts deferred by Named Executive Officers under the 401(k) Profit Sharing Plan.

2/

The amounts shown are not cash compensation received by the Named Executive Officer and may not correspond to the actual value that could be realized by the Named Executive Officer. Instead, the amounts represent the fair value of RSUs computed for the corresponding fiscal year, in accordance with FASB ASC Topic 718, valued based on the closing price of our common stock on the date of the grant.

3/

The amounts in this column consist of employer contributions under the 401(k) Profit Sharing Plan. Perquisites and other personal benefits, or property, are excluded if the aggregate amount was less than $10,000. Group life insurance, health insurance, and long-term disability insurance premiums are also excluded because such premiums are pursuant to a plan that does not favor executive officers or directors and is generally available to all salaried employees.

4/

This amount consists of interest paid on deferred compensation that is considered above-market under the regulations of the SEC. For a discussion of the deferral arrangements, see “Nonqualified Deferred Compensation” below.

5/	This amount consists of $17,250 in employer contributions under the 401(k) Profit Sharing Plan, $2,384 in automobile-related benefits, and $12,599 in club memberships.

Grants of Plan-Based Awards

The table below sets forth information regarding grants of plan-based awards to our Named Executive Officers in 2024.

		Estimated possible payouts under non-equity incentive plan awards 1/			Estimated future payouts under equity incentive plan awards 2/			All other stock awards: Number of shares of stock or units (#)	Grant date fair value of stock awards 3/ ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Chang M. Liu	06/28/2024	—	—	—	6,253	12,506	18,759	—	475,478
	06/28/2024	—	—	—	6,303	12,606	18,909	—	475,498
	06/28/2024	—	—	—	12,606	25,212	37,818	—	950,997
	—	475,500	951,000	1,426,500	—	—	—	—	—
Heng W. Chen	06/28/2024	—	—	—	2,006	4,011	6,014	—	152,498
	06/28/2024	—	—	—	2,021	4,042	6,063	—	152,464
	06/28/2024	—	—	—	4,043	8,085	12,128	—	304,966
	—	214,125	428,250	642,375	—	—	—	—	—
Dunson K. Cheng	06/28/2024	—	—	—	4,498	8,995	13,493	—	341,990
	06/28/2024	—	—	—	4,533	9,066	13,599	—	341,970
	06/28/2024	—	—	—	9,067	18,133	27,200	—	683,977
	—	300,000	600,000	900,000	—	—	—	—	—
Kim R. Bingham	06/28/2024	—	—	—	1,239	2,478	3,717	—	94,214
	06/28/2024	—	—	—	1,249	2,498	3,747	—	94,225
	06/28/2024	—	—	—	2,499	4,997	7,496	—	188,487
	—	149,100	298,200	447,300	—	—	—	—	—
Albert Sun	06/28/2024	—	—	—	1,092	2,183	3,275	—	82,998
	06/28/2024	—	—	—	1,100	2,200	3,300	—	82,984
	06/28/2024	—	—	—	2,200	4,400	6,600	—	165,968
	—	131,250	262,500	393,750	—	—	—	—	—

1/

The amounts in the “Threshold,” “Target,” and “Maximum” columns represent the possible cash bonus amounts related to each Named Executive Officer’s base salary that he could be awarded under the Bonus Program depending upon the achievement of certain performance criteria. For further information, see “Compensation Decisions for Named Executive Officers–Bonuses” above. The actual amounts paid to the other Named Executive Officers for 2024 are shown in the “Non-equity incentive plan compensation” column of the “Summary Compensation Table” above.

2/

Unless otherwise stated, stock awards consist of performance-based RSUs. For further discussion, see “Compensation Decisions for Named Executive Officers–Equity Incentives” above. Each stock unit represents the contingent right to receive one share of common stock upon vesting. The number of RSUs that are vested depends upon the achievement of certain performance criteria on the vesting date, are subject to continued employment, with an exception for earlier vesting upon death, disability or retirement or a change in control. The number of RSUs that are earned can be from 0% to 150% of the target award, depending upon the achievement of certain performance criteria.

3/

Grant date fair value is based on the closing price of our common stock on the date of the grant. The estimated value of the performance-based RSUs at the grant date is based on the projected performance at the grant date showing a payout of 100% of the target number of performance-based restricted stock units. For the awards based on TSR, the fair value is computed pursuant to a Monte Carlo simulation method.

Outstanding Equity Awards at Fiscal Year-End

The table below sets forth information regarding outstanding equity awards as of December 31, 2024, made to our Named Executive Officers. Stock awards consist of RSUs, each of which represents a contingent right to receive one share of our common stock.

Stock Awards

			Equity incentive plan awards:	Equity incentive plan awards:
	Number of	Market value of	number of	market or payout value or
	shares or units of	shares or units of	unearned shares, units or	unearned shares, units or
	stock that	stock that	other rights that	other rights that
Name	have not vested	have not vested	have not vested	have not vested
	(#)	($)	(#)	($) */
Chang M. Liu	—	—	11,277 1/	536,898 1/
	—	—	11,587 1/	551,657 1/
	—	—	23,175 1/	1,103,362 1/
	—	—	12,187 2/	580,223 2/
	—	—	12,759 2/	607,456 2/
	—	—	25,519 2/	1,214,960 2/
	—	—	12,927 3/	615,454 3/
	—	—	13,030 3/	620,358 3/
	—	—	26,061 3/	1,240,764 3/
Heng W. Chen	—	—	3,803 1/	181,061 1/
	—	—	3,907 1/	186,012 1/
	—	—	7,815 1/	372,072 1/
	—	—	3,903 2/	185,822 2/
	—	—	4,086 2/	194,534 2/
	—	—	8,173 2/	389,117 2/
	—	—	4,146 3/	197,391 3/
	—	—	4,178 3/	198,915 3/
	—	—	8,357 3/	397,877 3/
Dunson K. Cheng	—	—	10,628 1/	505,999 1/
	—	—	10,920 1/	519,901 1/
	—	—	21,842 1/	1,039,898 1/
	—	—	10,520 2/	500,857 2/
	—	—	11,014 2/	524,377 2/
	—	—	22,028 2/	1,048,753 2/
	—	—	9,298 3/	442,678 3/
	—	—	9,371 3/	446,153 3/
	—	—	18,744 3/	892,402 3/
Kim R. Bingham	—	—	2,352 1/	111,979 1/
	—	—	2,417 1/	115,073 1/
	—	—	4,835 1/	230,194 1/
	—	—	2,407 2/	114,597 2/
	—	—	2,521 2/	120,025 2/
	—	—	5,043 2/	240,097 2/
	—	—	2,561 3/	121,929 3/
	—	—	2,582 3/	122,929 3/
	—	—	5,165 3/	245,906 3/
Albert Sun	1,417 4/	67,463 4/	—	—
	—	—	2,256 3/	107,408 3/
	—	—	2,274 3/	108,265 3/
	—	—	4,548 3/	216,530 3/

*/	The value equals the closing price of our common stock on the last business day of our most recently completed fiscal year, multiplied by the number of shares underlying the award.

1/

Each RSU represents the contingent right to receive one share of common stock upon vesting. The number of RSUs that are earned can be from 0% of the target award up to 150% of the target award, depending upon the achievement of certain performance criteria. Amounts reported here reflect an assumed target (100%) level of achievement of the performance goals. These RSUs are scheduled to vest in a single installment on December 31, 2024, subject to continued employment, but may vest to some extent earlier in the event of any retirement after December 31, 2023, death, disability, or a change in control, with the number of units earned being based on the achievement of certain performance criteria. Also includes the value of dividend equivalents accrued through December 31, 2024.

2/

Each RSU represents the contingent right to receive one share of common stock upon vesting. The number of RSUs that are earned can be from 0% of the target award up to 150% of the target award, depending upon the achievement of certain performance criteria. Amounts reported here reflect an assumed target (100%) level of achievement of the performance goals. These RSUs are scheduled to vest in a single installment on December 31, 2025, subject to continued employment, but may vest to some extent earlier in the event of any retirement after December 31, 2024, death, disability, or a change in control, with the number of units earned being based on the achievement of certain performance criteria. Also includes the value of dividend equivalents accrued through December 31, 2024.

3/

Each RSU represents the contingent right to receive one share of common stock upon vesting. The number of RSUs that are earned can be from 0% of the target award up to 150% of the target award, depending upon the achievement of certain performance criteria. Amounts reported here reflect an assumed target (100%) level of achievement of the performance goals. These RSUs are scheduled to vest in a single installment on December 31, 2026, subject to continued employment, but may vest to some extent earlier in the event of any retirement after December 31, 2025, death, disability, or a change in control, with the number of units earned being based on the achievement of certain performance criteria. Also includes the value of dividend equivalents accrued through December 31, 2024.

4/

Each RSU represents the contingent right to receive one share of common stock upon vesting. These RSUs are scheduled to vest on September 25, 2026, or earlier in the event of death, disability, retirement, or a change in control.

Stock Vested

The table below sets forth information regarding vesting of stock awards for the Named Executive Officers during 2024.

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($) 1/
Chang. M. Liu	—	—	48,736	$ 2,086,876
Heng W. Chen	—	—	16,434	$ 703,704
Dunson K. Cheng	—	—	45,932	$ 1,966,808
Kim R. Bingham	—	—	10,166	$ 435,308
Albert Sun	—	—	—	—

1/	The value realized equals the closing price of our common stock on the settlement date, multiplied by the number of shares that vested.

Pension Benefits

Our Named Executive Officers did not receive any benefits during 2024 under any defined contribution plan other than the 401(k) Profit Sharing Plan. We do not have any defined benefit plans.

Employment Agreement

Chang M. Liu

The Company and Cathay Bank entered into an employment agreement, dated as of July 16, 2020, with Mr. Liu in connection with his appointment as President and Chief Executive Officer. The initial term of Mr. Liu’s employment began on October 1, 2020 and continued through September 30, 2023, unless earlier terminated thereunder. Thereafter, his employment agreement automatically renews for subsequent one-year periods, unless a party provides notice of non-renewal to the other party at least 90 days before the end of the then-current term, or unless earlier terminated in accordance with his employment agreement. The current renewal term under his employment agreement runs through September 30, 2025.

If, however, a “Change of Control” (as defined in the Change of Control Employment Agreement, dated as of July 16, 2020, entered into by the Company, Cathay Bank and Mr. Liu contemporaneously with his employment agreement (the “Liu Control Agreement”)) occurs during his employment term, his employment agreement will terminate and Mr. Liu’s employment will be governed exclusively by the Liu Control Agreement.

During his employment period, Mr. Liu earns a base salary approved by the Compensation Committee and may be eligible to receive an annual bonus at the discretion of our Compensation Committee. Mr. Liu is eligible to participate in all welfare benefit plans (health, dental, life, etc.), vacation, fringe benefits and perquisites provided to other similarly situated executive officers. All compensation payable under his employment agreement is subject to deductions and clawbacks as may be required by law or regulation.

Mr. Liu’s employment agreement includes customary employee and customer non-solicitation, confidentiality and non-disparagement clauses, for the applicable period and subject to the limitations and other applicable provisions set forth therein.

The Company may terminate Mr. Liu’s employment with or without “Cause” as defined in his employment agreement. Mr. Liu may terminate his employment with or without “Good Reason” as defined in his employment agreement. If the Company terminates with Cause or Mr. Liu resigns without Good Reason, then Mr. Liu will receive (i) any unpaid base salary through date of termination; (ii) any accrued but unused vacation pay; (iii) rights to elect continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (iv) payment of any unreimbursed qualified business expenses; and (v) any earned but unpaid bonuses (collectively, the “Accrued Rights”).

If the Company terminates without Cause or Mr. Liu resigns for Good Reason, Mr. Liu will be entitled to receive, in addition to the Accrued Rights, a severance payment equivalent to 18 months of Mr. Liu’s base salary at the time of separation, plus the equivalent of 18 months of Company-paid COBRA benefits. All severance is subject to Mr. Liu signing and not revoking the release agreement in substantially the form attached to his employment agreement. As of December 31, 2024, the amount of these benefits would have been $1,426,986.

The Company, Cathay Bank and Mr. Liu entered into the Liu Control Agreement contemporaneously with the execution and delivery of his employment agreement. For a description of the

Liu Control Agreement, please see below under “Potential Payments Upon Termination or Change in Control – Change of Control Employment Agreements.”

The preceding description of Mr. Liu’s employment agreement and the Liu Control Agreement is not a complete summary and is qualified in its entirety by reference to his employment agreement and the Liu Control Agreement, copies of which have been filed with the SEC by Bancorp as exhibits to the Current Report on Form 8-K on July 17, 2020.

Nonqualified Deferred Compensation

We have two deferred compensation arrangements with Dunson K. Cheng, our Executive Chairman, from when he was the President and Chief Executive Officer of Bancorp and Cathay Bank.

In an agreement, effective November 23, 2004, Mr. Cheng agreed to defer any cash bonus amounts in excess of $225,000 for the year ended December 31, 2004, until January 1 of the first year following such time as Mr. Cheng separates from us (the “Cheng Deferred Compensation Agreement”). This Cheng Deferred Compensation Agreement was amended and restated on November 8, 2007, to comply with Section 409A of the Internal Revenue Code (the “Code”) and provides that, if Mr. Cheng is subject to Section 409A of the Code, payment of the deferred amount will be delayed to the later of: (i) January 1 of the first year following his separation from service; or (ii) the first day of the seventh month following his separation from service. Pursuant to this agreement, an amount equal to $610,000 was deferred in 2004. The deferred amount accrues interest at the rate of 7% per annum computed based on the actual number of days during each period divided by the actual number of days for the full year. The deferred amount will be increased each quarter by the amount of interest computed for the preceding quarter. On November 23, 2014, the interest rate was reset to 5.06% based on 275 basis points above the interest rate on a 10-year Treasury note on that date.

On March 13, 2014, the Compensation Committee awarded Mr. Cheng a cash bonus in the amount of $300,000 for the quarter ended December 31, 2013, and provided as part of the award that payment of the bonus would be deferred until the later of: (i) January 1 of the first year following Mr. Cheng’s separation from service; or (ii) the first day of the seventh month following Mr. Cheng’s separation from service. The Committee’s award further provided that the deferred amount accrues interest at the rate of 5.02% per annum compounded quarterly, will be increased each quarter by the amount of interest computed for that quarter, and, beginning on the fifth anniversary of the award, the interest rate will equal 350 basis points above the then prevailing interest rate on a five-year Treasury note. On March 28, 2019, the interest rate was reset to 5.715% based on 350 basis points above the interest rate on a five-year Treasury note on that date.

The table below sets forth information regarding non-qualified deferred compensation arrangements for our Named Executive Officers during 2024.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)
Chang M. Liu	—	—	—	—	—
Heng W. Chen	—	—	—	—	—
Dunson K. Cheng	—	—	$128,774 1/	—	$2,557,874 2/
Kim R. Bingham	—	—	—	—	—
Albert Sun	—	—	—	—	—

1/	Includes $43,041 reported in the “Summary Compensation Table” above as interest that is considered above-market under the regulations of the SEC.

2/	Includes $1,020,719 reported in the “Summary Compensation Table” for previous years.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We have not entered into any written employment agreements with any of the Named Executive Officers, with the exception of an employment agreement with Chang M. Liu (as described above under “Remuneration of Executive Officers–Employment Agreement”) and the Change of Control Agreements with each of the Named Executive Officers which in effect become employment agreements upon the occurrence of a change in control as defined therein.

The tables below under “Cash Compensation and Benefits in the Event of a Change in Control” reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of the Named Executive Officer’s employment after a change in control. The amount of compensation payable to each Named Executive Officer upon voluntary and involuntary termination and in the event of death or disability of the Named Executive Officer is shown. The amounts shown assume that such termination was effective as of December 31, 2024, and thus include amounts earned through such time, and are estimates of the amounts which would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid out, if any, can only be determined at the time of the Named Executive Officer’s separation from Bancorp and Cathay Bank.

In addition, a separate table below under “Equity Compensation in the Event of a Change in Control” reflects the value of any equity awards granted to each Named Executive Officer under the 2005 Incentive Plan that could be accelerated upon a change in control of Bancorp even if there was no termination of the Named Executive Officer’s employment. There is no automatic accelerated vesting of equity awards upon a change in control, provided the award is continued or assumed by a public company.

Payments Made Upon Termination

Other Than After a Change in Control

A Named Executive Officer who ceases to be an employee of Bancorp other than after a change in control, whether voluntary or involuntary and with or without cause, including in the event of retirement, disability, or death, will be entitled to receive the following, which are generally available to all salaried employees:

•     base salary through the date of termination;

•     accrued vacation pay as of the date of termination;

•     vested benefits as of the date of termination;

•     if termination resulted from disability: long-term disability benefits of two-thirds annual base salary up to $15,000 per month and vesting of long-term RSUs; and

•     if termination resulted from death: three times annual base salary, up to $600,000, subject to reduction beginning at age 65, and vesting of long-term RSUs.

In addition, the performance-based RSUs awarded to Named Executive Officers generally provide that in the event of their death, disability or retirement prior to the maturity date of the RSUs, they shall continue to be entitled to receive the RSUs to the extent earned, but the amount otherwise payable shall be prorated to reflect the period from the date of the award through the maturity date during which they were employed.

Mr. Cheng would also be entitled to receive payment of the cash bonuses, and interest thereon, deferred under the deferred compensation arrangements described under “Executive Compensation—Nonqualified Deferred Compensation” above.

Change of Control

Employment Agreements

Bancorp has entered into change of control employment agreements with each of the Named Executive Officers. The change of control employment agreements for Messrs. Liu, Chen, Cheng, and Bingham have been filed as exhibits to Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024. Mr. Sun is party to the form of change of control employment agreement which has been filed as an exhibit to Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024 (such change of control employment agreements are referred to herein collectively as the “Control Agreements”).

The following is only a summary of the significant terms of the Control Agreements. This summary is qualified in its entirety by reference to the Control Agreements. For a discussion of the purposes of the Control Agreements and their relationship to our compensation policy, see “Change of Control Agreements” under “Executive Compensation—Compensation Discussion and Analysis—Additional Information Relating to Executive Compensation” above.

Pursuant to the Control Agreements, Bancorp or Cathay Bank (as applicable) has agreed to continue the employment of each Named Executive Officer for a period of three years from the occurrence of a change in control (the “effective date”). During this employment period, each Named Executive Officer will be entitled to the following compensation and benefits:

•     An annual base salary at least equal to 12 times the highest monthly base salary paid or payable (including deferred salary) during the 12-months preceding the effective date;

•     An annual cash bonus at least equal to the highest annual bonus earned for the last three full fiscal years prior to the effective date or, for Control Agreements entered into in 2020, the average annual bonus earned for the last three full fiscal years prior to the effective date (with partial years being annualized for the purpose of determining the amount of the bonus);

•     Participation in all incentive, saving, and retirement plans and programs applicable generally to other peer executives on terms no less favorable than those in effect during the 120-day period immediately prior to the effective date;

•     Participation in welfare benefit plans and programs on terms no less favorable than those in effect during the 120-day period immediately prior to the effective date;

•     Reimbursement for all reasonable expenses in accordance with procedures in effect during the 120-day period immediately prior to the effective date;

•     Fringe benefits (including, without limitation, tax and financial planning services, payment of club dues, and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable plans in effect during the 120-day period immediately prior to the effective date;

•     Office, secretarial and support staff; and

•     Paid vacation in accordance with the most favorable plans in effect during the 120-day period immediately prior to the effective date.

Payments Made Upon Death or

Disability After a Change in Control

The Control Agreements provide that, in the event of the death or disability of a Named Executive Officer after a change in control, Bancorp or Cathay Bank (as applicable) has agreed to pay the Named Executive Officer (or the Named Executive Officer’s estate or beneficiaries in the event of death): (i) base salary through the date of termination; (ii) a pro rata annual bonus until the date of termination in the amount of (A) the higher of (1) the highest annual bonus earned for the last three full fiscal years prior to the change in control and (2) the annual bonus paid or payable for the most recently completed fiscal year following the change in control, or (B) for Control Agreements entered into in 2020, the higher of (1) the average annual bonus earned for the last three full fiscal years prior to the change in control and (2) the target annual bonus for the year in which the change in control occurs (clauses (A) or (B), as applicable, the “Applicable Annual Bonus”); (iii) any accrued vacation pay (items (i), (ii), and (iii), collectively, the “Accrued Obligations”); and (iv) amounts that are vested benefits or that the Named Executive Officer is otherwise entitled to receive under any plan, policy, practice or program of, or any other contract or agreement with, Bancorp or Cathay Bank at or subsequent to the date of termination (“Other Benefits”).

Payments Made Upon Involuntary Termination Other

Than For Cause or Voluntary Termination For Good

Reason After a Change in Control

The Control Agreements provide that, if a Named Executive Officer’s employment is terminated following a change in control (other than termination by Bancorp or Cathay Bank for cause or by reason of death or disability or by the Named Executive Officer for other than “good reason”) or if the Named Executive Officer terminates employment in certain circumstances defined in the Control Agreements which constitute “good reason,” in addition to the Accrued Obligations and Other Benefits as defined in the preceding section, the Named Executive Officer will be paid the aggregate of the following in a lump sum in cash within 30 days after the date of termination:

•     an amount equal to a multiple (one and one-half, two or three, depending on the applicable Control Agreement) of the Named Executive Officer’s annual base salary and of the Applicable Annual Bonus; and

•     an amount equal to the sum of Bancorp’s or Cathay Bank’s (as applicable) matching or other employer contributions under Bancorp’s or Cathay Bank’s qualified defined contribution plans and any excess or supplemental defined contribution plans in which the Named Executive Officer participates that the Named Executive Officer would receive if the Named Executive Officer’s employment continued (for 18 months, two years or three years after the date of termination, depending on the applicable Control Agreement).

Also (for a period of 18 months, two years or three years, depending on the applicable Control Agreement), the Named

Executive Officer would be entitled to receive welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death, and travel accident insurance) at least equal to, and at the same after-tax cost to the Named Executive Officer, as those that would have been provided in accordance with the plans, programs, practices, and policies then in effect. In addition, the Named Executive Officer would be entitled to receive outplacement services, provided that the cost of such outplacement services will not exceed $50,000.

Payments Made Upon Involuntary Termination For Cause

or Voluntary Termination For Other Than Good Reason

After a Change in Control

The Control Agreements provide that, if a Named Executive Officer’s employment is terminated for cause following a change in control or if the Named Executive Officer terminates his employment for other than “good reason” following a change in control, Bancorp or Cathay Bank has agreed to pay the Named Executive Officer: (i) base salary through the date of termination; (ii) any accrued vacation pay; and (iii) Other Benefits.

Certain Additional Payments

The Control Agreements with Messrs. Chen, Cheng, and Bingham (all of which were entered into in 2008), provide that each of them is eligible for tax gross-up payments in reimbursement for change in control excise taxes imposed on the severance payments and benefits, unless the value of the payments and benefits does not exceed 110% of the maximum amount payable without triggering the excise taxes, in which case the payments and benefits will be reduced to the maximum amount. At the present time, the Company expects that any future Control Agreements and other similar agreements to be entered into by the Company will not contain any excise tax gross-up provisions; accordingly, there is no excise tax gross-up provision in the Control Agreements entered into with Mr. Liu in 2020 and Mr. Sun in 2024.

The definitions of “Change in Control,” “Cause” and “good Reason” pursuant to the Control Agreements are below.

“Change in Control” means generally, (1) any person becomes the beneficial owner of 20% or more of either (A) the then-outstanding shares of Bancorp’s common stock or (B) the combined voting power of the then-outstanding Bancorp voting securities entitled to vote generally in the election of directors; (2) individuals who, as of the Control Agreement, constitute the Board (the “Incumbent Board”) (or directors who were approved by a majority of directors constituting the Incumbent Board at the time) cease for any reason to constitute at least a majority of the Board, (3) the consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving Bancorp or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Bancorp, or the acquisition of assets or stock of another entity by Bancorp or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the then-outstanding shares of Bancorp’s common stock and the combined voting power of the then-outstanding Bancorp voting securities entitled to vote generally in the election of directors, immediately prior to such Business Combination beneficially own more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination in substantially the same proportions as their ownership immediately prior to such Business Combination of the then-outstanding shares of Bancorp’s common stock and the combined voting power of the then-outstanding Bancorp voting securities entitled to vote generally in the election of directors, as the case may be, (B) no person beneficially owns 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or, (4) our stockholders approve a plan of complete liquidation or dissolution of the Company.

“Cause” means (1) the willful and continued failure of the executive to perform substantially the executive’s duties with the

Bancorp or its affiliates, or (2) the willful engaging by the executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

“Good Reason” means generally (1) the assignment to the executive of any duties inconsistent in any respect with the executive’s position, authority, duties or responsibilities, or any other diminution in such position, authority, duties or responsibilities (2) any failure by Bancorp to comply with any of the provisions of compensation terms set forth in the Control Agreement, (3) Bancorp requiring the executive (i) to be based at any office or location other than as provided in the Control Agreement, (ii) to be based at a location other than the Bancorp principal executive offices if the executive was employed at such location immediately preceding the change of control, or (iii) to travel on Company business to a substantially greater extent than required immediately prior to the change of control; (4) any purported termination by Bancorp of the executive’s employment otherwise than as expressly permitted by the Control Agreement; or, (5) any action or inaction that constitutes a material breach by Bancorp or Cathay Bank of the Control Agreement.

Cash Compensation and Benefits in the Event of a Change in Control

The tables below show the potential cash payments and benefits for the Named Executive Officers if, hypothetically solely for the purposes of this proxy statement, there had been a change in control effective December 31, 2024, and the Named Executive Officer had been terminated as of the same day. These tables exclude accrued and unpaid salary and vacation as well as Other Benefits because all employees are generally entitled to these payments and benefits upon termination of employment.

	Voluntary Termination		Involuntary Termination
Chang M. Liu	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 1/	$0	$2,853,000	$0	$2,853,000	$0
Accrued Obligations 2/	0	951,000	0	951,000	951,000
401(k) Matching	0	25,875	0	25,875	0
Benefits 3/
Group Life Insurance	0	1,058	0	1,058	0
Health Insurance	0	296	0	296	0
Long-Term Disability Insurance	0	896	0	896	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
TOTAL:	$0	$3,882,125	$0	$3,882,125	$951,000

	Voluntary Termination		Involuntary Termination
Heng W. Chen	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 4/	$0	$2,144,200	$0	$2,144,200	$0
Accrued Obligations 2/	0	501,100	0	501,100	501,100
401(k) Matching	0	34,500	0	34,500	0
Benefits 3/
Group Life Insurance	0	564	0	564	0
Health Insurance	0	21,716	0	21,716	0
Long-Term Disability Insurance	0	1,194	0	1,194	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	0	0	0	0
TOTAL:	$0	$2,753,274	$0	$2,753,274	$501,100

	Voluntary Termination		Involuntary Termination
Dunson K. Cheng	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 5/	$0	$5,008,500	$0	$5,008,500	$0
Accrued Obligations 2/	0	969,500	0	969,500	969,500
401(k) Matching	0	51,750	0	51,750	0
Benefits 3/
Group Life Insurance	0	530	0	530	0
Health Insurance	0	39,641	0	39,641	0
Long-Term Disability Insurance	0	1,791	0	1,791	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	0	0	0	0
TOTAL:	$0	$6,121,712	$0	$6,121,712	$969,500

	Voluntary Termination		Involuntary Termination
Kim R. Bingham	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 6/	$0	$1,500,600	$0	$1,500,600	$0
Accrued Obligations 2/	0	324,300	0	324,300	324,300
401(k) Matching	0	34,061	0	34,061	0
Benefits 3/
Group Life Insurance	0	918	0	918	0
Health Insurance	0	1,208	0	1,208	0
Long-Term Disability Insurance	0	1,194	0	1,194	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	0	0	0	0
TOTAL:	$0	$1,912,281	$0	$1,912,281	$324,300

	Voluntary Termination		Involuntary Termination
Albert Sun	For Other Than Good Reason	For Good Reason	For Cause	Other Than For Cause	Death or Disability
Compensation
Base Salary and Bonus 7/	$0	$956,250	$0	$956,250	$0
Accrued Obligations 2/	0	262,500	0	262,500	262,500
401(k) Matching	0	4,327	0	4,327	0
Benefits 3/
Group Life Insurance	0	688	0	688	0
Health Insurance	0	21,559	0	21,559	0
Long-Term Disability Insurance	0	896	0	896	0
Other
Outplacement Services (max.)	0	50,000	0	50,000	0
Excise Tax plus Gross Up	0	0	0	0	0
TOTAL:	$0	$1,296,220	$0	$1,296,220	$262,500

1/	This amount is equal to the product of (i) one and one-half and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($951,000), and (y) the Applicable Annual Bonus ($951,000).

2/

Accrued Obligations include (i) base salary through the date of termination, (ii) a pro-rata portion of the Applicable Annual Bonus based on the number of days elapsed in the year of termination, and (iii) any accrued vacation pay. Accrued Obligations are earned through the date of termination under the terms of the employment agreement that takes effect upon a change in control. They serve as compensation to the Named Executive Officers for services rendered during employment and not as severance or post-employment compensation. For the purposes of this table, only the pro-rata bonus as defined in the Control Agreements is included because all employees are generally entitled to accrued and unpaid salary and vacation upon termination. Further, it is probable that, had the hypothetical change in control and termination taken place on December 31, 2024, the pro-rata bonus would have been paid in lieu of, and not in addition to, the actual bonus, if any, paid to the Named Executive Officer for 2024 as would be reported in the “Summary Compensation Table” above.

3/

Amounts shown are based on the annual cost to Bancorp as of December 31, 2024, multiplied by three in the case of Mr. Cheng, by two in the case of Messrs. Chen and Bingham, and by one and one-half in the case of Messrs. Liu and Sun.

4/	This amount is equal to the product of (i) two and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($571,000), and (y) the Applicable Annual Bonus ($501,100).

5/	This amount is equal to the product of (i) three and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($700,000), and (y) the Applicable Annual Bonus ($969,500).

6/	This amount is equal to the product of (i) two and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($426,000), and (y) the Applicable Annual Bonus ($324,300).

7/	This amount is equal to the product of (i) one and one-half and (ii) the sum of (x) the Named Executive Officer’s annual base salary ($375,000), and (y) the Applicable Annual Bonus ($262,500).

Equity Compensation in the

Event of a Change in Control

There is no automatic accelerated vesting of equity awards upon a change in control, provided the award is continued or assumed by a public company. Assuming that, hypothetically, solely for purposes of this proxy statement, a change in control occurred effective December 31, 2024, and, due to the awards not being continued or assumed, an acceleration occurred, the following table sets forth the estimated value for equity awards to the Named Executive Officers with Control Agreements in effect as of December 31, 2024 that would not otherwise have vested or been terminated but for the change in control:

Name	Restricted Stock – Accelerated Vesting 1/	Total
Chang M. Liu	$4,679,016	$4,679,016
Heng W. Chen	1,499,572	1,499,572
Dunson K. Cheng	3,694,012	3,694,012
Kim R. Bingham	925,967	925,967
Albert Sun	485,622	485,622

1/

Consists of performance-based RSUs and long-term RSUs, the value of which are based on the closing price of our common stock on December 31, 2024, which was $47.61 per share. Computation assumes that performance metrics are achieved at target. The amounts provided above are based on hypothetical circumstances, may materially differ from actual amounts payable upon the triggering event, and the actual amounts to be paid out can only be determined at the time of such triggering event.

PAY RATIO OF CEO TO MEDIAN EMPLOYEE

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC rules and regulations, we are providing the following information about the ratio of the annual total compensation, calculated in accordance with the requirements of Item 402 of Regulation S-K (the “Annual Total Compensation”) of our median employee and the Annual Total Compensation of our CEO, Chang M. Liu.

For 2024, our last completed fiscal year:

●    The Annual Total Compensation of our median employee (excluding the CEO for the purpose of computing the median employee), was $65,987.

●    The Annual Total Compensation of Mr. Liu was $3,687,873.

Based on the information, for 2024, the ratio of Mr. Liu’s Annual Total Compensation to our median employee’s Annual Total Compensation was 56 to 1. We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the following methodology:

We chose December 31, 2024 as the date for establishing the employee population used in identifying our median employee

Annual Total Compensation and used January 1, 2024 through December 31, 2024 as the measurement period. We identified our median employee using the federal taxable income reported for that measurement period in Box 1 of Form W-2 for each employee. In determining the median employee, as permitted under the de minimis exception under Item 402(u)(4)(ii) of Regulation S-K, we excluded 40 non-U.S. employees which accounted for less than 5% of the Company’s total employees. We calculated the Annual Total Compensation of the median employee and the Annual Total Compensation of the CEO in accordance with the requirements of Item 402(c) of Regulation S-K.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

PAY VERSUS PERFORMANCE COMPARISON

In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

					Average	Average	Value of Initial Fixed $100 Investment Based On 4/:
Year	Summary Compensation Table Total for Pin Tai 1/ ($)	Summary Compensation Table Total for Chang M. Liu 1/ ($)	Compensation Actually Paid to Pin Tai 1/ 2/ 3/ ($)	Compensation Actually Paid to Chang M. Liu1/ 2/ 3/ ($)	Summary Compensation Table Total for Non-PEO NEOs 1/ ($)	Compensation Actually Paid to Non-PEO NEOs 1/ 2/ 3/ ($)	CATY TSR ($)	Peer TSR ($)	CATY Net Income ($ million)	CATY EPS 5/
2024	—	3,687,873	—	3,532,289	1,528,120	1,471,332	149.39	123.76	286.0	$3.97
2023	—	3,543,757	—	4,169,394	1,629,791	1,906,249	135.42	89.01	354.1	$4.88
2022	—	3,620,254	—	4,756,329	1,746,558	2,274,679	119.36	89.54	360.6	$4.85
2021	—	2,997,876	—	4,940,132	1,747,604	3,007,660	121.91	115.39	298.3	$3.81
2020	742,264	2,110,001	132,941	2,908,613	1,348,043	1,428,722	88.48	74.84	228.9	$2.88

1/	Pin Tai was our PEO from October 2016 to September 2020. Chang M. Liu has been our PEO since September 2020. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020 – 2023	2024
Heng W. Chen	Heng W. Chen
Dunson K. Cheng	Dunson K. Cheng
Kim R. Bingham	Kim R. Bingham
Mark H. Lee	Albert Sun

2/

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

3/

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values as of each measurement date were determined using valuation assumptions and methodologies that are generally consistent with those used currently by the Company to estimate fair value at grant in accordance with FASB ASC Topic 718. For market-based restricted stock units, equity values were estimated using a Monte Carlo simulation model, using assumptions that are consistent with those used at grant. For other performance-based awards, the equity values reflect the probable outcome of the performance vesting conditions as of the last day of the applicable fiscal year. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Chang M. Liu ($)	Exclusion of Stock Awards for Chang M. Liu ($)	Inclusion of Equity Values for Chang M. Liu ($)	Compensation Actually Paid to Chang M. Liu ($)
2024	3,687,873	(1,901,973)	1,746,389	3,532,289

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2024	1,528,120	(671,685)	614,897	1,471,332

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Chang M. Liu ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Chang M. Liu ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Chang M. Liu ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Chang M. Liu ($)	Total – Inclusion of Equity Values for Chang M. Liu ($)
2024	2,599,620	(477,933)	(375,298)	—	1,746,389

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total – Average Inclusion of Equity Values for Non-PEO NEOs ($)
2024	918,052	(163,512)	(139,643)	—	614,897

4/

The Peer Group TSR set forth in this table utilizes the S&P U.S. BMI Banks - Western Region Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2024. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P U.S. BMI Banks - Western Region Index, respectively, with all dividends, if any, being re-invested. Historical stock performance is not necessarily indicative of future stock performance.

5/

We determined Earnings Per Share (“EPS”) to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2024. This performance measure may not have been the most important financial performance measure for prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Relationship Between PEO and Non-PEO NEO Compensation

Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the five most recently completed fiscal years for the Company. The chart also compares the Company’s TSR to that of the S&P U.S. BMI Banks - Western Region Index over the same period.

Relationship Between PEO and Non-PEO NEO

Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the five most recently completed fiscal years.

Relationship Between PEO and Non-PEO NEO Compensation

Actually Paid and Earnings Per Share

The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Earnings Per Share during the five most recently completed fiscal years.

Financial Performance Measures

The four most important financial performance measures used by the Company to link executive compensation actually paid to our PEO and Non-PEO NEOs for 2024 to the Company’s performance are listed below. The measures in this list are not ranked.

●	Earnings per share

●	Earnings per share measured over a three-year performance period (as further described in the Compensation Discussion and Analysis)

●	Relative total shareholder return measured over a three-year performance period (as further described in the Compensation Discussion and Analysis)

●	Relative return on assets measured over a three-year performance period (as further described in the Compensation Discussion and Analysis)

PROPOSAL TWO – APPROVE THE CATHAY GENERAL BANCORP 2005 INCENTIVE PLAN, AS AMENDED AND RESTATED

We are asking our stockholders to approve an amendment and restatement of the 2005 Incentive Plan (the “Plan”). The Plan is a broad-based equity and cash compensation plan pursuant to which awards may be made to employees and directors of Bancorp or any of its affiliates, including Cathay Bank.

The Board believes that the award of incentive compensation continues to be a factor in attracting, motivating and retaining management and other key personnel and that it more closely aligns their interests with those of our stockholders through cash and equity-based compensation that rewards performance based on our annual, long-term and strategic goals.

Background

In March 2005, our Board originally adopted the Plan, which was approved by our stockholders in May 2005. In May 2015, an amendment and restatement of the Plan was approved by our stockholders to update the Plan for another 10-year period, although no additional shares were authorized for award under the Plan in 2015. Since the term of the Plan again expires in May of this year, the Board has adopted an amendment and restatement of the Plan and directed that it be submitted to our stockholders for approval.

If approved, as of the stockholder approval date (the “Effective Date”), and subject to the Plan’s share counting provisions, the number of shares that may be issued pursuant to awards granted under the Plan after the Effective Date will be 3,000,000 (equal to the 1,275,462 shares available for issuance pursuant to future awards under the Plan as of March 31, 2025, plus 1,724,538 newly requested shares), less any shares subject to issuance pursuant to awards granted under the Plan between April 1, 2025 and the Effective Date and increased by the number of shares subject to such awards granted during that period to the extent that the awards expire or are canceled, terminated, or forfeited. In addition, 569,963 shares may be issued pursuant to restricted stock units that were outstanding as of March 31, 2025. Approval of the Plan will enable Bancorp and its affiliates to attract and retain qualified individuals to perform services, to provide incentive compensation for such individuals in a form that is linked to the growth and profitability of Bancorp and increases in stockholder value, and to provide opportunities for equity participation that align the interests of recipients with those of our stockholders. As of the record date on March 20, 2025, the closing price of our common stock was $43.14 per share.

The following table sets forth the number of shares available for issuance pursuant to outstanding and future awards under the Plan as of March 31, 2025:

Shares reserved for issuance pursuant to outstanding option awards	0
Shares reserved for issuance pursuant to outstanding restricted stock unit awards (assuming the maximum number of shares subject to outstanding performance-based stock unit awards are earned)	569,963
Shares available for issuance pursuant to future awards	1,275,462
Shares for which the approval of our stockholders is being sought	1,724,538
Total shares available for future issuance (including with respect to outstanding awards)	3,569,963

The 3,569,963 total shares available for future issuance represent an overhang of approximately 4.85% based on the number of our shares outstanding as of our record date on March 20, 2025. The “overhang” is (i) the total of shares underlying outstanding awards plus shares available for future issuance, divided by (ii) the total number of shares outstanding, shares reserved for issuance pursuant to outstanding awards and shares available for future issuance.

Recent annual grant levels for the preceding three fiscal years have averaged approximately 188,109 shares for an annual burn rate of approximately 0.26%. The “burn rate” is the ratio of the number of shares reserved for issuance pursuant to awards, including performance-based awards at 100% of the target amount, granted under the Plan during a fiscal year to the number of weighted average shares of common stock outstanding at the corresponding fiscal year-end.

Shares that are subject to issuance pursuant to any awards granted after stockholder approval that expire or are cancelled, terminated, or forfeited shall again be available for future grant of awards under the Plan, but the 569,963 shares that are reserved as of March 31, 2025, for issuance pursuant to outstanding restricted stock units that expire or are cancelled, terminated, or forfeited shall not be available for future awards under the Plan.

If shares are withheld or tendered as payment of the exercise price or for withholding tax liability in connection with an award, the shares withheld or tendered may not be reissued and will not be treated as available for additional awards under the Plan.

Depending on various assumptions, the shares authorized for issuance under the Plan are expected to satisfy our equity compensation needs through at least the 2035 annual meeting of stockholders.

Many of the amendments have been made to update the Plan or are technical in nature. The following are some of the material changes that have been made in the Plan:

•     The term of the Plan is extended for 10 years from approval by our stockholders.

•     An additional 1,724,538 shares will be added to the Plan and be available for future awards granted under the Plan.

•     Although the vesting of awards may still be conditioned on satisfying certain performance criteria, the Plan has been amended to remove references to “qualified performance-based awards” in response to changes made to the Internal Revenue Code of 1986, as amended (the “Code”), by the Tax Cuts and Jobs Act of 2016, which eliminated the exception from the deductibility limitations of Section 162(m) of the Code for such awards.

•     The limit on the aggregate number of shares that may be granted under the Plan to any single recipient in a 12-month period has been removed.

•     Awards under the Plan to non-employee directors may not exceed the number of shares that has an aggregate grant date fair market value of, when added to any cash compensation received by such non-employee director for service on the Board, $500,000.

•     Participants may elect to satisfy withholding tax amounts by having the company withhold from the shares to be issued a number of shares having a fair market value equal to the amount required to be withheld at up to the minimum required tax withholding rate for the participant or such other rate that will not cause an adverse accounting consequence or cost, as authorized by the administrator.

•     Vesting for awards under the Plan may not be less than one year, except: (i) awards granted in connection with awards that are assumed, converted, or substituted pursuant to a merger, acquisition, or similar transaction entered into by Bancorp or any of its affiliates; (ii) shares delivered in lieu of fully vested cash obligations; (iii) awards to non-employee directors that vest on the earlier of the one-year anniversary of the date of grant and the next annual meeting of stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting; and (iv) any additional stock awards the administrator may grant, up to a maximum of five percent (5%) of the available shares authorized for grant under the Plan. The foregoing restriction does not apply to the administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, death, disability, or a change in control.

•     Clarifications were made to provide that dividend or dividend equivalent units may not be granted in connection with an option or stock appreciation right and no dividend rights or dividend equivalents granted in connection with another award will provide for payment prior to the date such award vests or is earned, as applicable.

•     No fractional shares or other securities may be issued or delivered pursuant to the Plan.

•     The clawback provision has been revised to align with Bancorp’s general clawback policy, whereby awards and amounts paid can be recovered under certain circumstances, which was amended in 2023 as required by Federal law and exchange listing requirements.

Summary of the Plan

The following summary is qualified in its entirety by the full text of the Plan, which is attached as Appendix A and is incorporated herein by reference.

Purpose

The purpose of granting awards under the Plan is to provide a means by which eligible recipients may be given an opportunity to benefit from increases in the value of our common stock, to retain the services of such recipients, to attract and retain the services of new persons eligible to receive awards, and to provide incentives for recipients to exert maximum efforts for our success and that of our affiliates.

Types of Awards

The Plan permits us to issue stock options (both incentive stock options designed to comply with Section 422 of the Code and nonstatutory stock options that will not so comply), stock awards (including shares, stock units, stock appreciation rights, and other similar awards), and cash awards.

Administration

Our Board has designated the Compensation Committee as the administrator of the Plan, which has the authority to select those to whom awards are to be made, the number of shares or amount of cash to be covered by each award, and the type of award, as well as to determine the terms and conditions of these awards. However, with respect to grants to certain employees who are not executive officers, the Compensation Committee may from time-to-time delegate its authority to one or more officers.

Eligibility

Awards under the Plan may be granted to our employees and employees of our affiliates, including Cathay Bank, and to members of our Board. Incentive stock options may be granted only to our employees or employees of a subsidiary. As of our record date on March 20, 2025, there were approximately 1,261 employees of Bancorp and our affiliates including seven executive officers of Bancorp, and 10 non-employee directors of Bancorp, who were eligible to receive discretionary awards under the Plan.

Number of Shares and Limitations

The Plan provides that the aggregate number of shares that may be issued pursuant to awards granted under the Plan after stockholder approval shall not exceed 3,000,000 shares (equal to the 1,275,462 shares available for issuance pursuant to future awards under the Plan as of March 31, 2025, plus 1,724,538 newly requested shares). This number shall be reduced by the number of shares that are subject to issuance pursuant to awards, if any, granted after March 31, 2025 and before stockholder approval of the Plan, and shall be increased by the number of shares subject to such awards granted during that period to the extent that the awards expire or are canceled, terminated, or forfeited. In addition, 569,963 shares may be issued pursuant to restricted stock units that were outstanding as of March 31, 2025.

Shares that are subject to issuance pursuant to any awards granted after stockholder approval that expire or are cancelled, terminated, or forfeited shall again be available for future grant of awards under the Plan, but the 569,963 shares that are reserved as of March 31, 2025, for issuance pursuant to outstanding restricted stock units that expire or are cancelled, terminated, or forfeited shall not be available for future awards under the Plan. If shares are withheld or tendered as payment of the exercise price or for withholding tax liability in connection with an award, the shares withheld or tendered may not be reissued and will not be treated as available for additional awards under the Plan.

The administrator may authorize conversion or substitution under the Plan of any or all stock awards held by service providers of an entity acquired by Bancorp at less than 100% of fair market value on the date of conversion or substitution. These awards shall neither reduce the shares authorized for issuance under the Plan or the applicable limitations on grants to a participant, nor be added to the shares available for issuance under the Plan.

The maximum number of shares reserved for issuance under incentive stock options may not exceed 1,000,000 shares.

Performance Awards

The Plan provides that the Compensation Committee will establish performance criteria and the level of achievement versus these criteria which will include: (i) the target and minimum and maximum amount payable under any cash award, which criteria may be based on financial performance and/or personal performance evaluations or (ii) the grant, issuance, retention and /or vesting of each stock award or the shares subject thereto, which may be based on financial performance, personal performance evaluations, and/or the completion of service by the awardee.

Such performance criteria that is established by the Compensation Committee may include any one or more of the following: (1) cash flow, (2) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings), (3) earnings per share, (4) growth in earnings or earnings per share, (5) stock price, (6) return on equity or average stockholders’ equity, (7) total stockholder return, (8) return on capital, (9) return on assets or net assets, (10) return on investment, (11) revenue, (12) income or net income, (13) operating income or net operating income, in aggregate or per share, (14) operating profit or net operating profit, (15) operating margin, (16) return on operating revenue, (17) market share, (18) contract awards or backlog, (19) overhead or other expense reduction, (20) growth in stockholder value relative to the moving average of the S&P 500 Index or our peer group index, (21) credit rating, (22) strategic plan development and implementation (including individual performance objectives that relate to achievement of our or any business unit’s strategic plan), (23) improvement in workforce diversity, (24) growth of revenue, operating income, or net income, (25) efficiency ratio, (26) ratio of nonperforming assets to total assets, and (27) such other similar criteria.

Option Awards

Each option is evidenced by a stock option agreement. The Plan allows the Compensation Committee broad discretion to determine the terms of individual options.

The Compensation Committee determines the exercise price of options at the time they are granted. The exercise price may not be less than 100% of the fair market value of our common stock on the date of grant (incentive stock options granted to employees who are also 10% stockholders must have an exercise price not less than 110% of the fair market value of the stock on the date of grant). The fair market value of our common stock is determined generally as the closing price on the grant date. The Compensation Committee determines when options become vested and exercisable, and in its discretion may reduce or eliminate any restrictions surrounding any participant’s right to exercise all or part of an option. However, the Compensation Committee may not reprice outstanding options to reduce the exercise price without stockholder approval. The Plan permits payment to be made by cash, check, wire transfer, other shares of our common stock (with some restrictions), acceptable “cashless exercise” procedures, any other form of consideration and method of payment permitted by the administrator and applicable law, or any combination thereof.

The term of an option may be no more than 10 years from the date of grant; provided that an incentive stock option granted to an employee who is also a 10% stockholder must have a term that is no more than five years from the date of grant. No option may be exercised after the expiration of its term.

If an optionee’s employment terminates for any reason (other than the optionee’s death or disability), then all options held by the optionee under the Plan will terminate immediately; provided that the Compensation Committee may in the stock option agreement specify a period of time (but not beyond the expiration date of the option) following the optionee’s termination during which the optionee may exercise the option as to shares that were vested and exercisable as of the optionee’s termination date.

Stock Awards

Each stock award is evidenced by an award agreement. The Plan allows the Compensation Committee broad discretion to determine the terms of individual stock awards.

Stock awards may be stock grants, stock units, or stock appreciation rights. Stock grants are awards of a specific number of shares of our common stock, which may be subject to vesting requirements and other transfer restrictions. Stock appreciation rights are rights to receive cash and/or shares of our common stock based on a change in the fair market value of a specific number of shares of our common stock. Stock units are awards of a specific number of shares of our common stock and represent a promise to deliver at a future date an amount of cash, property, or shares of our common stock equal to the fair value of such shares. Shares may be granted under the Plan as stock awards or stock units without requiring the participant to pay us an amount equal to the fair market value of our common stock as of the award date in order to acquire the shares.

Each stock award agreement will contain provisions regarding: (i) the number of shares subject to such stock award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus the criteria that will determine the number of shares granted, issued, retainable, and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, and/or forfeiture of the shares as may be determined from time to time by the Compensation Committee, (v) restrictions on transferability, and (vi) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Compensation Committee.

Stock units will be documented in the form of a sub-plan, Plan addendum or award agreement, which will contain all provisions regarding: (i) the number of stock units subject to such award or a formula for determining such number, (ii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of stock units granted, issued, retainable and/or vested, (iii) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the stock units as may be determined from time to time by the administrator, (iv) the form and timing of any payment earned by virtue of vested stock units, (v) the terms and rights of a participant with respect to dividend equivalents, and (vi) such further terms and conditions, in each case not inconsistent with the Plan, as may be required by law or as may be determined from time to time by the Compensation Committee.

In the case of stock awards, including stock units, unless the Compensation Committee determines otherwise, the outstanding stock or stock units will be forfeited upon the participant’s termination of employment, provided that we will have the right to repurchase any unvested shares that have been issued at such price and on such terms and conditions as the Compensation Committee determines.

Cash Awards

Cash awards under the Plan confer upon the participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

The sub-plan, plan addendum or award agreement for each cash award will contain provisions regarding: (i) the target and maximum amount payable to the participant as a cash award, (ii) the performance criteria and level of achievement versus the criteria that will determine the amount of such payment, (iii) the period as to which performance will be measured for establishing the amount of any payment, (iv) the form and timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the cash award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Compensation Committee. Nothing in the Plan prevents us from granting cash awards outside of the Plan to any individual.

Adjustments Upon Certain

Fundamental Changes

Subject to any required action by our stockholders, there will be an adjustment for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration.

In the event of a liquidation or dissolution and unless otherwise determined by the Compensation Committee, any unexercised options or other stock awards pursuant to which shares have not yet been issued will terminate.

In the event of a change in control, as defined in the Plan, as determined by the Compensation Committee, the Compensation Committee, in its discretion, may provide for the assumption, substitution, or adjustment to each outstanding award, accelerate the vesting of options and terminate any restrictions on cash awards or stock awards, or terminate awards on such terms and conditions as the Compensation Committee deems appropriate, including for a cash payment to the awardee.

Nontransferability of Awards

Unless otherwise determined by the Compensation Committee, awards granted under the Plan are not transferable other than by a beneficiary designation, will, or the laws of descent and distribution, and incentive stock options may be exercised during the optionee’s lifetime only by the optionee. The Compensation Committee will have the sole discretion to permit the transfer of an award; however, the transferability of incentive stock options is restricted under the Code.

Amendment and Termination

The Board or administrator may amend, alter, or discontinue the Plan, sub-plan, plan addendum or award agreement, subject to stockholder approval in the manner and to the extent required by law or any exchange on which we have listed shares. In addition, unless approved by stockholders, no such amendment shall materially increase the number of shares for which awards may be granted (with certain exceptions), reduce the minimum exercise price at which options may be granted, result in a repricing of options, or change the class of persons eligible to receive awards under the Plan. No such action may impair any award previously granted under the Plan without the written consent of the participant (except for certain changes specified in the Plan).

Compensation Recovery

Bancorp may recover some of all awards, some or all of the amounts paid with respect to awards, or recoup some of all of the value thereof by offset from the amounts paid from other amounts owed to a participant, if the administrator determines that Federal or state law or the listing requirements of the exchange on which Bancorp’s stock is listed so require, the performance criteria required for an award were not met, or not met to the extent necessary to support the amount of the award that was paid, or an award or payment was based on the achievement of financial results, as reported in periodic reports filed with the Securities and Exchange Commission that were subsequently the subject of a restatement.

Federal Income Tax Consequences

The following is only a summary of the effect of U.S. Federal income taxation upon awardees and Bancorp with respect to the grant and exercise of awards under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state, or foreign country in which the employee’s income or gain may be taxable.

Incentive Stock Options

An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax.

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If this holding period is not satisfied, then a disqualifying disposition of the shares will occur. A disqualifying disposition generally requires the optionee to recognize, as ordinary income, the difference between the incentive stock option exercise price and the fair market value of the shares at the time the option is exercised. The amount of the ordinary income will be added to the basis of the shares to determine the capital gain that must be recognized on the disqualifying disposition. If the sale price of the shares exceeds the exercise price of the option, in addition to the ordinary income, the optionee will recognize capital gain equal to the excess of the sale price over the adjusted basis of the shares. If, however, the price that the optionee receives for the shares in a disqualifying disposition is less than the fair market value of the stock on the exercise date, then the amount of ordinary income that the holder of the shares would generally recognize is the excess, if any, of the amount realized on the sale or exchange over the adjusted basis of the shares. Unless limited by other applicable provisions of the Code, we are entitled to a deduction in the same year that the optionee’s disqualifying disposition of the shares occurs and in the same amount as the ordinary income that is recognized by the optionee on account of the disposition.

Nonstatutory Stock Options

An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise of vested shares, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee is subject to tax withholding. Unless limited by other applicable provisions of the Code, we are entitled to a deduction in the same amount as, and in the same year that, the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards

Awards of stock appreciation rights will generally be taxed in the same manner as nonstatutory stock options. A recipient of a stock appreciation right will not have taxable income upon the grant of the stock appreciation right. The recipient will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

For awards of shares of stock, unless vested or the employee elects under Section 83(b) of the Code as described below to be taxed at the time of grant, the employee will not have taxable income upon the grant, but upon vesting will recognize ordinary income equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss.

The employee may accelerate his or her recognition of ordinary income, if any, in connection with the issuance of restricted shares and begin his or her capital gains holding period by timely filing (i.e., within 30 days of the award) an election pursuant to Section 83(b) of the Code. In such an event, the ordinary income recognized, if any, is measured as the difference between the amount paid for the stock, if any, and the fair market value of the stock on the date of award, and the capital gain holding period commences on such date. The ordinary income recognized by an employee will be subject to tax withholding.

A participant is not deemed to receive any taxable income at the time an award of stock units is granted. When vested stock units (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of shares received less the amount paid for such stock units (if any).

Unless limited by Section 162(m) of the Code, we are entitled to a deduction in the same amount and at the time the employee recognizes ordinary income in connection with a stock award.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash award received by an employee will be subject to tax withholding. Unless limited by Section 162(m) of the Code, we will be entitled to a tax deduction in the amount, and at the time, the recipient recognizes compensation income.

Code Section 162(m) Limitations

In general, Section 162(m) of the Code (sometimes referred to in this proxy statement as “Section 162(m)”) places a $1 million limit on the deductibility for Federal income tax purposes of the compensation paid by public companies to their chief executive officers, chief financial officers, each of the other three most highly compensated executive officers other than their chief executive officers and chief financial officers, and officers who were reported as a covered employee of the public company (or any predecessor) for any taxable year beginning after December 31, 2016.

Code Section 409A

Acceleration of income, additional taxes, and interest apply to nonqualified deferred compensation that is not compliant with Section 409A of the Code. It is intended that awards under the Plan will be exempt from, or satisfy the requirements of, Section 409A of the Code and any regulations or guidance that may be adopted thereunder from time to time.

Plan Benefits

No awards under the Plan have been made subject to stockholder approval of this Proposal. The grant of awards under the Plan is discretionary, and we cannot determine the number or type of awards to be granted in the future to any particular person or group.

History of Grants Under the Plan

The table below provides the number of shares of our common stock subject to stock awards granted or earned (excluding shares underlying awards that expired unexercised or were cancelled) under the current Plan since its inception through December 31, 2024, for certain individuals and groups.

Current Positions	Stock Options	Time RSUs	Performance RSUs */
2024 NEOs
Chang M. Liu, President and CEO	–	–	147,014
Heng W. Chen, EVP, Chief Financial Officer	–	–	47,931
Dunson K. Chang, Executive Chairman	–	–	123,521
Kim R. Bingham, EVP, Chief Risk Officer of Cathay Bank	–	–	29,615
Albert Sun, EVP, Chief Credit Officer of Cathay Bank	–	1,417	8,783
All current executive officers as a group	–	13,733	356,864
All current non-executive officer directors as a group	–	–	–
Nominees for Election as Class II Directors
Dunson K. Chang	** see above **
Chang M. Liu	** see above **
Shally Wang	–	–	–
Elizabeth Woo	–	–	–
Associates of any such directors, executive officers, or nominees	–	–	–
Other persons who received or are to receive 5% of such options or rights	–	–	–
All non-executive officer employees as a group	–	84,415	–

*/	With respect to completed performance periods, the number reflects shares earned. With respect to ongoing performance periods, the number reflects the target performance units granted.

Board Recommendation

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE CATHAY GENERAL BANCORP 2005 INCENTIVE PLAN, AS AMENDED AND RESTATED.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2024, with respect to compensation plans under which equity securities of the Company were authorized for issuance. The information below does not reflect any additional securities proposed to be authorized for issuance under Proposal Two.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available For Future Issuance Under the Plan
Equity Compensation Plans Approved by Security Holders	–	$–	1,240,607
Equity Compensation Plans Not Approved by Security Holders	–	$–	–
Total	–	$–	1,240,607

PROPOSAL THREE – ADVISORY (NON-BINDING) VOTE TO APPROVE OUR EXECUTIVE COMPENSATION

Section 14A of the Exchange Act enables our stockholders to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with the SEC’s rules. Accordingly, we are presenting the following advisory resolution for stockholder consideration:

“RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement. Your vote is advisory and shall not be binding upon the Board and may not be construed as overruling a decision by the Board or the Compensation Committee, creating or implying any additional fiduciary duty by the Board or the Compensation Committee, or restricting or limiting the ability of stockholders to make proposals for inclusion in proxy materials related to executive compensation. However, the

Board and Compensation Committee will consider the voting results of this non-binding proposal when reviewing compensation policies and practices.

The CD&A and the tables and other disclosures under “Executive Compensation” describe our compensation philosophy and compensation actions taken with respect to 2024 compensation of our Named Executive Officers. We believe that our current executive compensation program directly links executive compensation to performance and aligns the interests of our executive officers with those of our stockholders.

At Bancorp’s 2020 annual meeting of stockholders, our stockholders voted on the advisory (non-binding) frequency of future advisory votes on our executive compensation. In accordance with the voting results, the Board has determined to hold an advisory vote on executive compensation every year until the next required vote on the frequency of such advisory vote, which will be at the annual meeting of stockholders in 2026.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE OUR EXECUTIVE COMPENSATION.

PROPOSAL FOUR – RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for our 2025 fiscal year. The firm has served as the independent registered public accounting firm for Bancorp since 1991. Although ratification is not legally required, we are submitting the appointment of KPMG to our stockholders for ratification in the interest of good corporate governance. In the event that this appointment is not ratified, the Audit Committee of the Board will take the opportunity to re-evaluate and reconsider the appointment. Even if the resolution is approved, the Audit Committee at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Audit Committee appoints an independent registered public accounting firm annually. Before appointing KPMG as our independent registered public accounting firm for fiscal year 2025, the Audit Committee considered the firm’s qualifications and performance during fiscal years 2023 and 2024. In addition, the Audit Committee reviewed and approved audit and all permissible non-audit services performed by KPMG in fiscal 2023 and 2024, as well as the fees paid to KPMG for such services. In its review of non-audit service fees and its appointment of KPMG as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services was compatible with maintaining KPMG’s independence. The members of the Audit Committee believe that the continued retention of KPMG to serve as our independent registered public accounting firm is in the best interest of the Company and our investors.

Representatives of KPMG are expected to attend the meeting and will have an opportunity to make a statement if they wish to do so. They may also respond to appropriate questions from stockholders or their representatives.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2025 FISCAL YEAR.

PRINCIPAL ACCOUNTING FEES AND SERVICES

KPMG audited our financial statements for the fiscal year ended December 31, 2024. The following table presents fees billed or to be billed for professional audit services rendered by KPMG for the audits of our annual financial statements for 2024 and 2023 and for other services rendered by KPMG. All fees in the table below were approved by the Audit Committee.

	2024	2023
Audit Fees 1/	$2,236,302	$1,893,900
Audit-Related Fees 2/	49,668	49,708
Tax Fees 3/	10,742	14,885
All Other Fees	—	—

Total Fees	$2,296,712	$1,958,493

1/

Audit fees consist of the aggregate fees of KPMG in connection with: (i) the audit of the annual consolidated financial statements and internal control over financial reporting, and (ii) the required review of the financial information included in our Quarterly Reports on Form 10-Q.

2/	Audit-related fees consist of professional services provided by KPMG Hong Kong in connection with the review of banking returns and review of internal controls for the Hong Kong branch.

3/	Tax fees include tax preparation and compliance services provided by KPMG Hong Kong for the Hong Kong branch.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of Bancorp’s financial reporting, internal controls, audit functions and the performance of its internal auditors and independent registered public accountants. The Audit Committee operates under a written charter adopted by the Board of Directors. The directors who serve on the Audit Committee have no financial or personal ties to Bancorp (other than director compensation and equity ownership as described in this proxy statement) and are financially literate and independent under the Nasdaq Marketplace Rules. Bancorp believes that none of the Audit Committee members has a relationship with Bancorp that may interfere with the members’ independence from Bancorp and its management.

In fulfilling these responsibilities, the Audit Committee, among other things:

•

Evaluated the performance of KPMG as Bancorp’s independent registered public accounting firm for fiscal 2023 and 2024 and, on that basis, appointed KPMG as Bancorp’s independent registered public accounting firm for fiscal 2024 and 2025;

•	Reviewed and approved the audit and permissible non-audit services performed by KPMG in fiscal 2023 and 2024, as well as the fees paid for such services;

•	Met and discussed with management and KPMG Bancorp’s quarterly and annual financial results and Bancorp’s periodic reports filed with the Securities and Exchange Commission on Forms 10-Q and 10-K;

•	Met and discussed with management and KPMG the annual financial statements and the report of KPMG thereon, and any significant issues encountered in the course of the audit work; and

•

Met and discussed with management and KPMG the results of management’s assessment of the effectiveness of Bancorp’s internal control over financial reporting and KPMG’s report on Bancorp’s internal control over financial reporting.

As part of this process, some of these meetings with management, KPMG and internal audit were in executive session, without the presence of the others, for the purpose of discussing the audit and their related observations and recommendations. KPMG and the internal auditors both have unrestricted access to the Audit Committee.

As part of its function, the Audit Committee:

•	Reviewed and discussed with management Bancorp’s audited consolidated financial statements for the year ended December 31, 2024;

•

Discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and

•

Received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with such the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the Securities and Exchange Commission.

Audit Committee Kelly L. Chan (Chairman) Elizabeth Woo (Vice Chairman) Felix S. Fernandez Jane Jelenko Ann Yee Kono

INCORPORATION OF CERTAIN INFORMATION

The information contained in this proxy statement under the captions “Audit Committee Report,” “Compensation Committee Interlocks and Insider Participation,” and “Compensation Committee Report” shall not be deemed to be incorporated by reference by any general statement that purports to incorporate this proxy statement by reference, or any part thereof, into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that Bancorp expressly incorporates such information in such filing by reference. The information contained in this proxy statement under the captions	"Compensation Committee Report” and “Audit Committee Report” shall not be deemed to be soliciting material or otherwise be deemed to be filed under the Securities Act or the Exchange Act, except to the extent that Bancorp requests that such information be treated as soliciting material or expressly incorporates such information in any such filing by reference. Neither the website of Bancorp at www.cathaygeneralbancorp.com nor the website of Cathay Bank at www.cathaybank.com is a part of or is incorporated into this proxy statement.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Policies and Procedures Regarding

Related Party Transactions

It is the policy of the Board that all related party transactions are subject to review and approval or ratification by Bancorp’s Audit Committee, except for those matters that the Board has delegated to other committees, that require approval of a majority of the independent directors or that are reserved for the full Board or for the Board of Directors of Cathay Bank by statute, charter, regulations, Nasdaq listing standards, bylaws, or otherwise. Extensions of credit by Cathay Bank to executive officers, directors, and principal stockholders of Bancorp and their related interests are subject to review and approval by the Board of Directors of Cathay Bank pursuant to section 22(h) of the Federal Reserve Act (12 U.S.C. 375b), as implemented by the Federal Reserve Board’s Regulation O (12 CFR part 215).

A related party transaction includes any transaction in which Bancorp or any of its subsidiaries is a participant and in which any of the following persons has or will have a direct or indirect interest: (a) a person who is or was (since the beginning of the last fiscal year for which Bancorp has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director; (b) a greater than 5% beneficial owner of Bancorp’s common stock; or (c) an immediate family member of any of the foregoing. Immediate family members include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

In addition, the Audit Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to Bancorp’s Code of Ethics. Under Bancorp’s Code of Ethics, directors, officers, and all personnel are expected to avoid and to promptly disclose any relationship, influence, or activity that would cause or even appear to cause a conflict of interest. All directors must abstain from any discussion or decision affecting their personal, business, or professional interests.

In determining whether to approve or ratify a related party transaction, the Audit Committee generally considers applicable laws and regulations and all relevant facts and circumstances and will take into account, among other factors it deems appropriate, whether the related party transaction is on terms not more favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

These Board-approved policies and procedures regarding related party transactions are reflected in the Audit Committee charter, our Code of Ethics, the Cathay Bank Regulation O Policy, and the Cathay Bank Code of Conduct.

Office Lease

In February 2022 Cathay Bank acquired the west coast retail operations of HSBC Bank USA, National Association. Prior to that time HSBC had renewed an existing lease for an additional five-year term of approximately 5,859 square feet of office space in the City of Alhambra, California with Sun Rich Development I, LLC, a California Limited Liability Company jointly owned by director Richard Sun and his immediate family through their respective trusts. This lease was assigned to Cathay Bank in connection with Cathay Bank’s acquisition of the west coast retail operations of HSBC. The current lease term terminates on February 28, 2027, but may be amended, extended or renewed in the future. During 2024, Cathay Bank paid Sun Rich Development I, LLC approximately $196,955.52 in rent and related fees to lease this space.

Banking Transactions

Certain directors and officers of Bancorp or Cathay Bank, members of their families, and companies with which they are associated, have been clients of, and have had banking transactions with, Cathay Bank in the ordinary course of Cathay Bank’s business. Cathay Bank expects to continue such banking transactions in the future. All loans and commitments to lend in such transactions were made in compliance with applicable laws and on substantially the same terms, including interest rates and collateral, as those prevailing at Cathay Bank at the time for comparable loans with persons not related to Cathay Bank and, in the opinion of the management of Cathay Bank, did not involve more than a normal risk of collectability or present any other unfavorable features. Except as indicated above, there are no existing or proposed material transactions between us and any of our executive officers, directors, or beneficial owners of 5% or more of our common stock, or the immediate family or associates of any of the foregoing persons. We have no knowledge of any material proceedings to which any of our directors, officers or affiliates, any owner of record or beneficially of more than 5% of our common stock, or any associate of any such director, officer, affiliate or security holder is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

Indemnity Agreements

Bancorp’s bylaws provide for the indemnification by Bancorp of its agents, including its directors and officers, to the maximum extent permitted under Delaware law. Bancorp also has indemnity agreements with its directors and certain of its officers. These indemnity agreements permit Bancorp to indemnify an officer or director to the maximum extent permitted under Delaware law and prohibit Bancorp from terminating its indemnification obligations as to acts of any officer or director that occur before the termination. Bancorp believes the indemnity agreements assist it in attracting and retaining qualified individuals to serve as directors and officers of Bancorp. Bancorp’s certificate of incorporation also provides for certain limitations on the liability of directors, as permitted by Delaware law. The indemnification and limitations on liability permitted by the certificate of incorporation, bylaws, and the indemnity agreements are subject to the limitations set forth by Delaware law.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and which is available at www.cathaygeneralbancorp.com.

Stockholders may obtain a free copy by written request directed to Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, Attention: Investor Relations.

If we make any substantive amendments to our Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Since Cathay Bank opened its doors in 1962, we have been committed to serving the communities in which we operate. We believe that a commitment to social, environmental, and economic responsibility is important to our success.	Our Sustainability Report, as well as other ESG related disclosures are available at www.cathaygeneralbancorp.com. Our website, the Sustainability Report, and ESG related disclosures are not part of or incorporated into this proxy statement.

COMMUNICATIONS WITH BOARD OF DIRECTORS

The Board has established a process for stockholder communications. Stockholders may send communications to the Board or any individual director by mail addressed to: Board of Directors, Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731. Communications addressed to the Board will be reviewed by the Assistant Corporate Secretary of Bancorp	and directed to the Corporate Secretary, the Chairman of the Board, or the Lead Independent Director, as appropriate, for further review and distribution to certain or all members of the Board. Communications addressed to individual directors will be forwarded directly to them.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K AND STOCKHOLDERS LIST

On the written request of any stockholder of record as of March 20, 2025, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including financial statements, schedules, and lists of exhibits, and any particular exhibit specifically requested.

Any stockholder of record as of March 20, 2025 also may examine a list of all stockholders as of the record date for any purpose germane to the annual meeting upon written request at our offices during the 10 days immediately preceding the annual meeting, and electronically during the annual meeting at www.virtualshareholdermeeting.com/CATY2025 when you enter the control number on your proxy card.

Requests should be addressed to Georgia H. Lo, Assistant Corporate Secretary, Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, telephone number, (626) 279-3296.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

In order to take advantage of this opportunity, Bancorp has delivered only one proxy statement and annual report to multiple stockholders who share an address, unless contrary instructions were received from impacted stockholders prior to the mailing date. We undertake to deliver promptly upon written or oral request a separate copy of the proxy statement and/or annual report, as requested, to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a registered stockholder and prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact Georgia H. Lo, Assistant Corporate Secretary, Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, telephone number, (626) 279-3296. If your stock is held through a broker or bank and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank. Conversely, multiple stockholders sharing a single address may request delivery of a single copy of proxy statements or annual reports in the future by contacting, in the case of registered stockholders, Georgia H. Lo, Assistant Corporate Secretary, Cathay General Bancorp, 9650 Flair Drive, El Monte, California 91731, telephone number (626) 279-3296, or, in the case of stockholders holding their stock through a broker or bank, by contacting such broker or bank.

STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

Under Bancorp’s bylaws, nominations for election to the Board and proposals for other business to be transacted by Bancorp stockholders at an annual meeting of stockholders may be made by a stockholder (as distinct from Bancorp) only if the stockholder is entitled to vote at the annual meeting and has given Bancorp’s Corporate Secretary timely written notice that complies with the notice requirements of the bylaws. In addition, business other than a nomination for election to the Board must be a proper matter for action under Delaware law and Bancorp’s certificate of incorporation and bylaws. Among other requirements, the written notice must be delivered to or received by Bancorp’s Corporate Secretary at Bancorp’s principal executive office located at 777 North Broadway, Los Angeles, California 90012, by no earlier than February 17, 2026, or later than March 19, 2026, based on the expected date of the scheduled annual meeting being May 18, 2026. However, if less than 70 days’ notice or prior public disclosure of the date of the scheduled annual meeting is given or made, the notice, to be timely, must be so delivered or received by the close of business on the 10th day following the earlier of the day on which notice of the date of the scheduled annual meeting was mailed or the day on which such public disclosure was made. In addition to satisfying the foregoing advance notice requirements under Bancorp’s bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than Bancorp’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 13, 2026.

Separate and apart from the required notice described in the preceding paragraph, rules promulgated by the SEC under the Exchange Act entitle a stockholder in certain instances to require Bancorp to include that stockholder’s proposal (but not that stockholder’s nominees for director) in the proxy materials distributed by Bancorp for its next annual meeting of stockholders. Any stockholder of Bancorp who wishes to present a proposal for inclusion in Bancorp’s 2026 proxy solicitation materials must: (i) set forth the proposal in writing; (ii) file it with Bancorp’s Corporate Secretary on or before December 11, 2025, or if the date for the 2026 annual meeting is before April 12, 2026, or after June 11, 2026, then such stockholder must file it with Bancorp’s Corporate Secretary at a reasonable time before the printing and mailing of the proxy statement for the 2026 annual meeting of stockholders; and (iii) meet the other requirements for inclusion contained in the SEC’s stockholder proposal rules.

By Order of the Board of Directors,

May K. Chan

Corporate Secretary

Los Angeles, California

April 10, 2025

APPENDIX A

CATHAY GENERAL BANCORP

2005 INCENTIVE PLAN

As Amended and Restated

1.	Purpose of the Plan.

The purpose of the Plan is to provide a means by which eligible recipients of Options and other Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock of Cathay General Bancorp, a Delaware corporation (the “Company”), through the granting of Incentive Stock Options, Nonstatutory Stock Options, Shares, Stock Units, and Stock Appreciation Rights. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards or Cash Awards, to attract and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Committee, which shall administer the Plan in accordance with Section 4.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Law” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, the Code, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction. Applicable Law shall include, without limitation, any rule, regulation, order, directive, or interpretive guidance from a governmental agency or authority, unless otherwise provided in the Plan or an Award Agreement.

(d) “Award” means a Cash Award, Stock Award, or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means a bonus opportunity awarded under Section 12 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(i) “Change in Control” means a transaction described in (i) or (ii) below:

(i) with respect to any Cash Award or other Award that is treated as providing for the “deferral of compensation” within the meaning of Treasury Regulation 1.409A-1(b), a Change in Control means a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as such events are defined in Treasury Regulation 1.409A-3(i)(5); and

(ii) with respect to any Award not described in (i) above, a Change in Control means:

(A)         Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (1) the then-outstanding shares of Common Stock (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(i)(ii)(A), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition pursuant to a transaction that complies with Sections 2(i)(ii)(C)(i), 2(i)(ii)(C)(ii) and 2(i)(ii)(C)(iii);

(B)         Individuals who, immediately following the May 12, 2025 annual meeting of stockholders, or any adjournment or postponement thereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(C)         Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(D)         The liquidation and dissolution of the Company.

(j) “Code” means the United States Internal Revenue Code of 1986, as amended.

(k) “Committee” means the compensation committee of the Board or a committee of Directors appointed by the Board.

(l) “Common Stock” means the common stock of the Company.

(m) “Company” means Cathay General Bancorp, a Delaware corporation, or its successor.

(n) “Conversion Award” has the meaning set forth in Section 4(b)(xii).

(o) “Director” means a member of the Board.

(p) “Employee” means a regular, active employee of the Company or any Affiliate, including an employee who is an Officer and/or Director. Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Director, and (v) at the request of the Company or an Affiliate, an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(q) “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means, as provided under Treasury Regulation 1.409A-1(b)(5)(iv)(A), as of any date, either the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or any other reasonable method determined by the Administrator using actual transactions in the Common Stock as reported by Nasdaq or other applicable market.

(s) “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to the Plan.

(t) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Code Section 422 and the regulations promulgated thereunder.

(u) “Nasdaq” means the Nasdaq Global Select Market or its successor.

(v) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(w) “Non-Employee Director” means a Director who is not also an Employee.

(x) “Officer” means a person who is an “officer” of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(z) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(aa) “Plan” means the Cathay General Bancorp 2005 Incentive Plan, as amended and restated.

(bb) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14.

(cc) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock granted under Section 11.

(dd) “Stock Award” means an award or issuance of Shares, Stock Appreciation Rights, Stock Units or other similar awards made under Section 11, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(ee) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(ff) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(gg) “Termination of Employment” shall mean ceasing to be an Employee or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(hh) “Total and Permanent Disability” or “Disability” shall have the meaning set forth in Treasury Regulation 1.409A-3(i)(4).

3.	Stock Subject to the Plan.

(a) Aggregate Limits.

(i)         Subject to the provisions of Section 14 and the share counting provisions below, after approval of the Plan by the stockholders at the May 12, 2025 annual meeting of stockholders, and any adjournment or postponement thereof (“Stockholder Approval”), the aggregate number of Shares that may be issued pursuant to Awards granted under the Plan after Stockholder Approval shall not exceed 3,000,000 Shares (equal to the number of Shares available for future grants of awards as of March 31, 2025 under the Plan, as previously amended and restated and in effect immediately prior to Stockholder Approval (the “Prior Plan,” assuming that all outstanding awards as of that date under the Prior Plan are satisfied at the maximum performance level above target, plus 1,724,538 newly approved Shares). The number of Shares above shall be reduced by the number of Shares that are subject to issuance pursuant to Awards granted during the period commencing on April 1, 2025 and ending with Stockholder Approval (the “Interim Period”), and shall be increased by the number of Shares subject to issuance pursuant to Awards granted during the Interim Period to the extent such Awards expire or are canceled, terminated, or forfeited.

(ii)         Shares covered by an Award shall only be counted as used to the extent they are actually issued. For clarity, Shares that are subject to issuance pursuant to any Awards granted under the Plan after Stockholder Approval that expire or are cancelled, terminated, or forfeited shall not be considered issued for purposes of the Plan and shall be added to the Shares available for issuance pursuant to future grants of Awards under the Plan. As of April 1, 2025, Shares that are subject to issuance pursuant to any Awards previously granted under the Prior Plan that expire or are cancelled, terminated, or forfeited shall not be added to the Shares available for issuance pursuant to future grants of Awards under the Plan. In the event that Awards are exercised or settled through the withholding or tendering of Shares (either actually or by attestation), withholding tax liabilities with respect to Awards are satisfied by the withholding or tendering of Shares (either actually or by attestation), the Company repurchases Shares using proceeds from the exercise of Options, or stock-settled Stock Awards are net-settled, the gross number of Shares subject to the portion of such Awards that were exercised or settled shall be treated as issued under this Plan and shall not be added to the Shares available for issuance pursuant to future grants of Awards under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(iii)         Conversion Awards (as hereinafter defined) shall not reduce the Shares authorized for issuance under the Plan, nor shall Shares subject to a Conversion Award be added to the Shares available for issuance under the Plan as provided in paragraph (ii) above. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan (and Shares subject to such Awards shall not be added to the Shares available for issuance under the Plan as provided in paragraph (ii) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(b) Non-Employee Director Award Limitation. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be granted during any fiscal year to any individual Non-Employee Director for service as a Non-Employee Director shall not exceed that number of Shares that has an aggregate grant date fair value (computed as of the grant date in accordance with applicable financial accounting rules) of, when added to any cash compensation received by such Non-Employee Director for service as a Non-Employee Director, $500,000 (excluding Awards made pursuant to deferred compensation arrangements made in lieu of all or a portion of cash retainers and any dividends payable in respect of outstanding Awards).

(c) Incentive Stock Option Limits. Subject to the provisions of Section 14, the maximum number of Shares reserved for issuance as Incentive Stock Options is 1,000,000 Shares.

4.	Administration of the Plan.

(a) Administrative Procedures. The Plan shall be administered by the Administrator in accordance with the following procedures.

(i) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act, Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(ii) Other Administration. Subject to, and in accordance with, Applicable Law, the Board or the Administrator may delegate to an authorized Officer or Officers the power to approve Awards to persons eligible to receive Awards under the Plan who are not subject to Section 16 of the Exchange Act.

(iii) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in the Plan. Such delegation may be revoked at any time.

(iv) Reliance on Experts. In making any determination or in taking or not taking any action under the Plan, the Administrator may obtain and rely upon the advice of experts, including professional advisors to the Company. No Director, Officer or agent of the Company shall be liable for any such action or determination taken, made or omitted in good faith.

(v) Nasdaq. In addition, the Plan will be administered in a manner that complies with any applicable Nasdaq or other stock exchange listing requirements.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator shall have the authority, in its discretion:

(i) to select the Employees and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Employees and Directors;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and that may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award including the ability to modify or amend an Award to accelerate vesting for any reason, provided, however, that any such amendment is subject to Section 15 and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld (at up to the minimum required tax withholding rate for the Participant or such other rate that will not cause an adverse accounting consequence or cost, in accordance with Company policy as authorized by the Administrator) or to have the Company deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to the cash amount. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xiv) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including, without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers; and

(xv) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons, subject to Section 22(e) and (f). The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, when making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company, and such attorneys, consultants and accountants as it may select.

5.	Eligibility.

Awards may be granted to Employees and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.	Term of Plan.

The Plan, as an amendment and restatement of the Cathay General Bancorp 2005 Incentive Plan, was approved by the Board on March 20, 2025, and shall become effective upon Stockholder Approval. Unless terminated earlier under Section 15, the Plan shall continue for ten (10) years from the date of such Stockholder Approval. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten (10) years after the earlier of approval by the Board or the stockholders of the Plan (or any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code). When the Plan terminates, no Awards shall be granted under the Plan thereafter.

7.	Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date.

8.	Options.

The Administrator may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Administrator.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided, however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

(ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date.

(iii) Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) No Option Repricings. In accordance with Section 15(a)(iii), other than in connection with a change in the Company’s capitalization (as described in Section 14(a)), the exercise price of an Option may not be reduced without stockholder approval.

(d) Vesting Period and Exercise Dates. Options granted under the Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under the Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(e) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer (denominated in U.S. Dollars);

(iii) subject to any conditions or limitations established by the Administrator, other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under “cashless exercise” procedures acceptable to the Administrator with either affiliated persons or unaffiliated parties that provide financing for the purpose of (or otherwise facilitate) the exercise of Options consistent with Applicable Law;

(v) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Law; or

(vi) any combination of the foregoing methods of payment.

9.	Incentive Stock Option Limitations/Terms.

(a) Eligibility. Only employees (as determined in accordance with Code Section 3401(c) and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Effect of Termination of Employment on Incentive Stock Options.

(i) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment, other than as a result of circumstances described in Sections 9(c)(ii) and (iii) below, any outstanding Incentive Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the earlier of three months following the date of such Termination of Employment or the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(ii) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s Total and Permanent Disability, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) one (1) year following Awardee’s Termination of Employment as a result of Awardee’s Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(iii) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Incentive Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If an Incentive Stock Option is held by the Awardee when he or she dies, the Incentive Stock Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Incentive Stock Option under the Awardee’s will or the laws of descent or distribution. If the Incentive Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(d) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(e) Transferability. An Incentive Stock Option cannot be transferred by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(f) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i).

(g) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Code Section 422.

10.	Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

(ii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

(iii) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to the Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(iv) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b) Effect of Termination of Employment on Nonstatutory Stock Options.

(i) Generally. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 10(b)(ii) and (iii) below, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

(ii) Disability of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s Total and Permanent Disability, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) one (1) year following Awardee’s Termination of Employment as a result of Awardee’s Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(iii) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Nonstatutory Stock Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If a Nonstatutory Stock Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Nonstatutory Stock Option under the Awardee’s will or the laws of descent or distribution. If the Nonstatutory Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(c) Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

11.	Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award, and (vi) such further terms and conditions in each case not inconsistent with the Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee.

(c) Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Notwithstanding anything in the Plan to the contrary, any dividend rights with respect to a Stock Award shall be subject to Section 13(d).

(e) Stock Appreciation Rights.

(i) General. The Administrator may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with the Plan and determined by the Administrator. Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

(ii) Exercise Price of Stock Appreciation Right. In the case of a Stock Appreciation Right, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of Stock Appreciation Rights of an acquired entity, with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of such substitution and/or conversion. In accordance with Section 15(a)(iii), other than in connection with a change in the Company’s capitalization (as described in Section 14(a)), the exercise price of a Stock Appreciation Right may not be reduced without stockholder approval.

(iii) Exercise of Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the grant date of the Shares covered by the exercised portion of the Stock Appreciation Right. The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

(f) Stock Units.

(i) General. The Administrator may grant an Award of Stock Units to any eligible Participant on such terms as the Administrator may determine in its sole discretion. Awards of Stock Units may be paid in Shares or cash (or in a combination of Shares and cash) as provided by the Administrator in the applicable sub-plan, Plan addendum or Award Agreement under which the Award of Stock Units is made.

(ii) Terms of Stock Units. Stock Units shall be documented in the form of a sub-plan, Plan addendum or Award Agreement, which shall contain all provisions regarding: (A) the number of Stock Units subject to such Award or a formula for determining such number, (B) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Stock Units granted, issued, retainable and/or vested, (C) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Stock Units as may be determined from time to time by the Administrator, (D) the form and timing of any payment earned by virtue of vested Stock Units, (E) the terms and rights of a Participant with respect to Dividend Equivalents (subject to and as defined in Section 13(d)), and (F) such further terms and conditions, in each case not inconsistent with the Plan, as may be required by Applicable Law, including, without limitation, Code Section 409A, or as may be determined from time to time by the Administrator.

12.	Cash Awards.

(a) General. Each Cash Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria.

(b) Terms of Cash Award. Each Cash Award shall be documented in the form of a sub-plan, Plan addendum or Award Agreement, which shall contain all provisions regarding: (i) the target and maximum amount payable to the Participant as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the form and timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be required by Applicable Law, including, without limitation, Code Section 409A, or as may be determined from time to time by the Administrator.

(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations.

13.	Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Except as provided below, and subject to Section 9(e), no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Administrator, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to: (i) the Participant’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings; (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i); (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or shareholders; or (iv) for charitable donations; provided that such transfer is not effectuated for any value or consideration and such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided, further, that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

(b) Performance Criteria. The performance criteria that may be used to establish performance goals include, but are not limited to, the following: (i) cash flow; (ii) earnings (including gross margin, earnings before interest and taxes, earnings before taxes, and net earnings); (iii) earnings per share; (iv) growth in earnings or earnings per share; (v) stock price; (vi) return on equity or average stockholders’ equity; (vii) total stockholder return; (viii) return on capital; (ix) return on assets or net assets; (x) return on investment; (xi) revenue; (xii) income or net income; (xiii) operating income or net operating income, in aggregate or per share; (xiv) operating profit or net operating profit; (xv) operating margin; (xvi) return on operating revenue; (xvii) market share; (xviii) contract awards or backlog; (xix) overhead or other expense reduction; (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index; (xxi) credit rating; (xxii) strategic plan development and implementation (including individual performance objectives that relate to achievement of the Company’s or any business unit’s strategic plan); (xxiii) improvement in workforce diversity; (xxiv) growth of revenue, operating income or net income; (xxv) efficiency ratio; (xxvi) ratio of nonperforming assets to total assets; and (xxvii) any other metric as approved by the Administrator. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the applicable performance goals unsuitable or requires an adjustment to the performance goals or achievement with respect to the performance goals, the Administrator may in its discretion modify such performance goals or the actual levels of achievement regarding the performance goals, in whole or in part, as the Administrator deems appropriate and equitable. Without limiting the foregoing, in calculating performance outcomes for an Award subject to performance goals, the Administrator may provide for exclusion of the impact of an event or occurrence which the Administrator determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual, infrequently occurring or non-recurring charges or events, (b) asset write-downs, (c) litigation or claim judgments or settlements, (d) acquisitions or divestitures, (e) reorganization or change in the corporate structure or capital structure of the Company, (f) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (g) foreign exchange gains and losses, (h) a change in the fiscal year of the Company, (i) the refinancing or repurchase of bank loans or debt securities, (j), unbudgeted capital expenditures, (k) the issuance or repurchase of equity securities and other changes in the number of outstanding shares, (l) conversion of some or all of convertible securities to common stock, (m) any business interruption event (n) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (o) the effect of changes in other laws or regulatory rules affecting reported results.

(c) Compliance with Code Section 409A. Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Treasury Regulations or Internal Revenue Service interpretive guidance issued under Code Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in the Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes a “deferral of compensation” under Code Section 409A and the Guidance is a “specified employee” (also as defined thereunder), to the extent required by Code Section 409A, no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Code Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(d) Dividends and Dividend Equivalents. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of cash or Shares equal to the cash dividends or other cash distributions paid with respect to a Share (“Dividend Equivalents”) including, but not limited to, whether: (i) such Award will be granted in tandem with another Award; (ii) payment of the Award will be made concurrently with dividend payments or credited to an account for the Participant which provides for the deferral of such amounts until a stated time; (iii) the Award will be settled in cash or Shares; and (iv) as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more performance goals must be achieved during such period as the Administrator specifies; provided, that, Dividend or Dividend Equivalent Units may not be granted in connection with an Option or Stock Appreciation Right; and, provided, further, that no Dividend rights or Dividend Equivalents granted in connection with another Award shall provide for payment prior to the date such Award vests or is earned, as applicable.

(e) No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan. Unless otherwise determined by the Administrator or otherwise provided in any Award Agreement, all fractional Shares that would otherwise be issuable under this Plan shall be canceled for no consideration.

(f) Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, Awards granted under the Plan (other than Cash Awards) shall vest no earlier than the first anniversary of the Grant Date; provided, that the following Awards shall not be subject to the foregoing minimum vesting requirement: (i) Conversion Awards granted in connection with awards that are assumed, converted, or substituted pursuant to a merger, acquisition, or similar transaction entered into by the Company or any of its Subsidiaries; (ii) Shares delivered in lieu of fully vested cash obligations; (iii) Awards to Non-Employee Directors that vest on the earlier of the one-year anniversary of the Grant Date and the next annual meeting of stockholders which is at least fifty (50) weeks after the immediately preceding year’s annual meeting; and (iv) any additional Stock Awards the Administrator may grant, up to a maximum of five percent (5%) of the available Shares authorized for issuance under the Plan pursuant to Section 3(a) (subject to adjustment under Section 14). The foregoing restriction does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, Disability, or a Change in Control, in the terms of the Award Agreement or otherwise.

14.	Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award, and (iii) each of the Share limitations set forth in Section 3, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control. In the event there is a Change in Control of the Company, the Board or Administrator may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including, without limitation, providing for the cancellation of Awards for a cash payment to the Participant.

15.	Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board or Administrator may amend, alter or discontinue the Plan, sub-plan, Plan addendum or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment (or, in the case of (iii), action by the Administrator or the Board) shall be made that would:

(i) materially increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14;

(ii) reduce the minimum exercise price at which Options or Stock Appreciation Rights may be granted under the Plan;

(iii) result in a repricing of Options or Stock Appreciation Rights by (A) reducing the exercise price of outstanding Options or Stock Appreciation Rights, (B) canceling an outstanding Option or Stock Appreciation Right held by an Awardee and re-granting to the Awardee a new Option or Stock Appreciation Right with a lower exercise price, or (C) cash buyout or exchange for a new Award of an Option or Stock Appreciation Right when the Share price is lower than the exercise price of the Option or Stock Appreciation Right (except in the event of a Change in Control), provided that these limitations shall not apply in connection with a change in the Company’s capitalization pursuant to Section 14; or

(iv) change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall materially impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16.	Designation of Beneficiary.

(a) If permitted by the Administrator, an Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17.	No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee at any time, with or without cause, and without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.	Legal Compliance.

Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Law and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.	Inability to Obtain Authority.

To the extent the Company is unable, or the Administrator deems it not feasible to, obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20.	Reservation of Shares.

The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21.	Notice.

Any written notice to the Company required by any provisions of the Plan shall be addressed to the Secretary of the Company and shall be effective when received.

22.	Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of California.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect. Unless the context otherwise requires, references to sections shall be to sections of the Plan.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator, and any such arbitration shall be initiated no later than sixty (60) days after such decision pursuant to the Commercial Arbitration Rules (the “Rules”) of the American Arbitration Association (the “AAA”) in effect at the time. The arbitration shall be conducted on an individual basis before a single arbitrator and administered pursuant to the AAA Rules at the office of AAA nearest the place of the Participant’s most recent employment with the Company or its Subsidiaries, unless the parties agree in writing on a different location. The arbitrator shall be an attorney knowledgeable about employee benefits and compensation chosen from the neutrals within the meaning of the AAA Rules. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. Each party shall bear its own attorneys’ fees and costs associated with the arbitration, and the costs and expenses of the arbitration shall be borne as provided by the AAA Rules. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction. The arbitrator shall not have the power to award punitive or exemplary damages.

(g) By accepting an Award made under the Plan, each Participant agrees that the Company may recover some or all Awards, recover some or all of the amounts paid with respect to Awards, recoup some or all of the value thereof by offset from other amounts owed to the Participant by the Company or its Subsidiaries, or otherwise require repayment if and to the extent the Administrator determines that (i) any clawback, forfeiture, or other similar policy adopted by the Company and as in effect from time to time requires; (ii) federal or state law or the listing requirements of the exchange on which the Company’s stock is listed for trading so require; (iii) the performance criteria required for an Award were not met, or not met to the extent necessary to support the amount of an Award that was paid; or (iv) an Award, or any payment thereunder, was based on the achievement of financial results, as reported in an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q, or other report filed with the Securities and Exchange Commission, that were subsequently the subject of a restatement due to material noncompliance of the Company with any financial reporting requirement under the federal securities laws (other than as a result of a change in accounting principles). For the avoidance of doubt, any general clawback, forfeiture, or other similar policy that is or may be adopted by the Company on which the right of recovery under this Section 22(g) may be subject shall be incorporated herein to the extent applicable.

23.	Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence realized by any Participant, Employee, Awardee, or other person due to the receipt, vesting, exercise, or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder is the sole responsibility of such Participant, Employee, Awardee, or other person, as applicable. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

24.	Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Cash Awards and Stock Awards under the Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by the Plan.

CATHAY GENERAL BANCORP
ATTN: GEORGIA LO
9650 FLAIR DRIVE
EL MONTE, CA 91731

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CATY2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66001-P27161 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CATHAY GENERAL BANCORP

The Board of Directors recommends you vote FOR each of the Director nominees listed below in Proposal 1.

1. Election of Directors.

Nominees:

Class II Directors, to be elected for the term ending 2028.	For	Against	Abstain
1a. Dunson K. Cheng	☐	☐	☐
1b. Chang M. Liu	☐	☐	☐
1c. Shally Wang	☐	☐	☐
1d. Elizabeth Woo	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.	For	Against	Abstain
2. Approval, on the Cathay General Bancorp 2005 Incentive Plan, As Amended and Restated.	☐	☐	☐
3. Approval, on a non-binding advisory basis, of the compensation paid to Cathay General Bancorp's named executive officers as disclosed in the proxy statement.	☐	☐	☐
4. Ratification of the appointment of KPMG LLP as Cathay General Bancorp's independent registered public accounting firm for 2025.	☐	☐	☐

NOTE: The proxy holders are authorized to consider and vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Annual Report and Form 10-K are available at
https://www.cathaygeneralbancorp.com/cathay-general/stockholder-information/annual-meeting-materials

V66002-P27161

CATHAY GENERAL BANCORP
Annual Meeting of Stockholders
May 12, 2025 5:00 PM (Pacific Time)
This proxy is solicited on behalf of the Board of Directors of Cathay General Bancorp

The undersigned stockholder of Cathay General Bancorp, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement with respect to the Annual Meeting of Stockholders of Cathay General Bancorp to be held virtually at www.virtualshareholdermeeting.com/CATY2025, at 5:00 p.m. Pacific Time, on May 12, 2025, and hereby appoints Heng W. Chen and May K. Chan, as proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Cathay General Bancorp common stock of the undersigned at such meeting and any postponement(s) or adjournment(s) of such meeting, as set forth on the reverse side, and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

This proxy, when properly executed, will be voted in the manner directed by the undersigned. **If the undersigned returns this proxy card without voting instructions, then the proxy holders will vote the shares according to the recommendations of the Board of Directors with respect to proposals 1, 2, 3 and 4, and in the discretion of the proxy holder on any other matter that may properly come before the meeting and any adjournment or postponement thereof.**

Please vote, sign, date and return this proxy card promptly using the enclosed envelope or vote by telephone or Internet. If you vote by telephone or Internet, please DO NOT mail back this proxy card. Thank you for your vote.

Continued and to be signed on reverse side